As filed with the Securities and Exchange Commission on December 31, 2008

Registration No. 333-[     ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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 BAYWOOD INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	2833	77-0125664
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Baywood International, Inc. 9380 E. Bahia Dr., Suite A201 Scottsdale, Arizona 85260 (480) 951-3956	Neil Reithinger President and Chief Executive Officer 9380 E. Bahia Dr., Suite A201 Scottsdale, Arizona 85260 (480) 951-3956

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Amy M. Trombly, Esq.

1320 Centre Street, Suite 202

Newton, MA 02459

Phone (617) 243-0060

Fax (617) 243-0066

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001, to be sold by existing stockholders	3,847,064	$0.62	$2,385,180	$93.74

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

The price of $0.62 per share, which was the average of the high and low prices of the Registrant's common stock, as reported on the Over-the-Counter Bulletin Board on December 29, 2008 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS

BAYWOOD INTERNATIONAL, INC.

OFFERING UP TO 3,847,064 COMMON SHARES

This prospectus relates to the sale of up to 3,847,064 shares of our common stock by selling stockholders.  We are not selling any securities in this offering and therefore will not receive any proceeds from this offering.  We may receive proceeds from the possible future exercise of warrants.  All costs associated with this registration will be borne by us.  Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol “BAYW.OB.”  On December 29, 2008, the last reported sale price of our common stock on the Over-The-Counter Bulletin Board was $0.88 per share.

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THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE

SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE "RISK FACTORS" BEGINNING ON PAGE 3.

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You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Subject to completion, the date of this prospectus is December 31, 2008.

TABLE OF CONTENTS

Prospectus Summary

2

Risk Factors

3

Use Of Proceeds

9

Determination Of Offering Price

9

Selling Security Holders

9

Plan Of Distribution

11

Description Of Securities Being Registered

11

Interest Of Named Experts And Counsel

12

Information About The Company

12

Description Of Business

12

Description Of Property

18

Legal Proceedings

19

Market Price Of And Dividends On Common Equity And Related Stockholder Matters

19

Financial Statements

21

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations

60

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

65

Directors, Executive Officers, Promoters And Control Persons

65

Executive Compensation

67

Security Ownership Of Certain Beneficial Owners And Management

70

Transactions With Related Persons, Promoters And Certain Control Persons

72

Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

73

PROSPECTUS SUMMARY

BAYWOOD INTERNATIONAL, INC.

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

ABOUT US

We incorporated as Baywood Financial, Inc. in Nevada on June 13, 1986.  In March 1992, we changed our name to Baywood International, Inc. Our principal executive offices are located at 9380 E. Bahia Dr., Suite A201, Scottsdale, Arizona 85260. Our telephone number is (480) 951-3956 and our web address is www.bywd.com.  We do not intend for information on our website to be incorporated into this prospectus.

We are a nutraceutical company specializing in the development, marketing and distribution of our own proprietary brands under the names LifeTime®, Baywood PURECHOICE®, Baywood SOLUTIONS®, Baywood EVOLUTION™ and Complete La Femme®. We distribute our products through independent and chain health food stores, pharmacies, grocery stores and other direct-to-consumer channels both internationally and domestically. Effective September 9, 2008, we purchased Skae Beverage International, LLC, a Delaware limited liability company.  Skae Beverage is a branding and marketing company focusing on the ready-to-drink beverage market.  Skae Beverage’s premiere brand is New Leaf Tea.

THE TRANSACTION

On September 5, 2008, we completed a $1,635,000 private placement of Units, referred to as the September 2008 Bridge Financing.  Each Unit consisted of $100,000 principal amount of 12% Subordinated Notes and Warrants to purchase 117,647 shares of our common stock with an exercise price of $0.85 per share, subject to adjustment, expiring on the fifth anniversary of the initial issuance date of the Warrant.  The Units were sold to accredited investors in exchange for $100,000 per Unit.

The Notes are due on the earlier of (i) September 4, 2009 and (ii) no more than 15 business days following the closing of a debt or equity financing or series of debt or equity financings in which we receive at least $4,000,000 of gross proceeds.  Simple interest on the Notes accrues at a rate of 12% per year.  If the maturity date does not occur by March 31, 2009, we must pay all accrued interest up to and including March 31, 2009 on that date.  We must pay the remaining interest concurrent with the payment of the principal amount on the maturity date.  At any time, and from time to time, the holder may, at its sole option, convert all or any part of the principal amount outstanding under the Note into shares of our common stock at a conversion price of $0.85 per share, subject to adjustment.

Pursuant to a Side Letter Agreement, we granted the investors who purchased Units in the offering registration rights with respect to the shares of our common stock issuable upon exercise of the Warrants and issuable upon conversion of the Notes.

SECURITIES BEING OFFERED

Up to 3,847,064 shares of common stock, par value $0.001 per share, issuable upon conversion of 12% Subordinated Notes and Warrants.

USE OF PROCEEDS

We will not receive any proceeds from the sale by selling stockholders of our common stock.  We may receive proceeds from the exercise of warrants.  We intend to use the proceeds from the exercise of warrants, if any, for working capital.

OUR COMMON STOCK

Our common stock is currently quoted on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “BAYW.” The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering.  These prices will fluctuate based on the demand for the shares.

RISK FACTORS

An investment in our common stock involves a substantial degree of risk. Before making an investment decision, you should give careful consideration to the following risk factors. You should invest in our Company only if you can afford to lose your entire investment.

RISKS RELATED TO OUR BUSINESS

Our independent auditors have expressed doubt about our ability to continue as a going concern and, if we do not continue as a going concern, you may lose your entire investment.

In their report dated April 14, 2008, our independent registered public accounting firm, Malone & Bailey, PC, stated that our financial statements for the year ended December 31, 2007 were prepared assuming that we would continue as a going concern.  Our auditors raised our ability to continue as a going concern as a result of our loss for the year ended December 31, 2007 in the amount of $1,703,329 and a loss for the year ended December 31, 2006 in the amount of $624,510.  We continued to experience net operating losses through the end of the third quarter of 2008.  Our ability to continue as a going concern is subject to our ability to generate a profit.  Our ability to generate profits depends in large part on the success of our recent acquisitions of Nutritional Specialties, Inc., effective March 30, 2007 and Skae Beverage International, LLC, effective September 9, 2008.  The going concern qualification in the independent auditor's report is designed to emphasize the uncertainty related to our business as well as the level of risk associated with an investment in our common stock.  If we do not become profitable within the foreseeable future, our business may fail and you may lose your entire investment.

We have had a history of losses and if we cannot consistently generate positive cash flows or raise sufficient capital then we will not realize our growth potential and our business could fail.

Our net losses in 2006 and 2007 were $624,510 and $1,703,329, respectively.  In addition, our net loss for the nine months ended September 30, 2008 was $1,820,099.  We are attempting to grow our business while maintaining costs.  However, we expect to require increasing cash flows to finance our needs for inventory which is necessary to successfully build the distribution of our products into the marketplace.  We believe the acquisitions of Nutritional Specialties and Skae Beverage, as well as the funds raised in our 2007 and 2008 private placements for working capital, will enable us to meet our obligations for growth and to implement more aggressive sales, marketing and advertising programs.  However, if the growth of the products from Nutritional Specialties and Skae Beverage is not successful and if a cash shortfalls occur, it is possible that we will not be able to supplement such shortfalls through outside financing.  If we cannot raise the necessary capital, we may not meet our projections for growth and our sales could be adversely affected due to delays in shipments and loss of customers.  If the cash shortfall is significant enough, we could have to curtail operations and our business could fail.

Current economic conditions could have a material adverse effect on our business.

Our current and future business plans are dependent, in large part, on the overall state of the economy. Any adverse changes in economic conditions may adversely affect our plan of operation. Our operations and performance also depend to some degree on economic conditions and their impact on levels of consumer spending, which have recently deteriorated significantly in many countries and regions, including the regions in which we operate, and may remain depressed for the foreseeable future. For example, some of the factors that could influence the levels of consumer spending include continuing volatility in fuel and other energy costs, conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior for discretionary consumer goods such as ours. These and other economic factors could have a material adverse effect on demand for our products and on our financial condition and operating results.

We depend on third-party suppliers and manufacturers.  Any disruption or extended delay in product supply from any of our third-party suppliers could have a significant adverse impact on our operations.

There are numerous companies that produce or supply the types of products we distribute.  We do not manufacture any of our products and depend entirely on third-party manufacturers and suppliers. Typically, we do not have supply agreements, but submit purchase orders for our products. As of December 31, 2008, we utilize 31 different contract manufacturers for the production of component or finished product for our nutraceutical line including two manufacturers owned or controlled by Charles Ung and M. Amirul Karim, former stockholders of Nutritional Specialties, pursuant to agreements that obligate Nutritional Specialties to buy specified products from these companies for an initial three-year period so long as pricing and other terms are competitive with those of other manufacturers.  We also use third-parties to manufacture and package our New Leaf Tea beverages according to the formulae and packaging guidelines dictated by Skae.  Although we believe that a number of alternative manufacturers are available and that we could replace our main suppliers with alternative sources at comparable prices and terms, any disruption or extended delay in our product supply from any of our third-party suppliers could have a significant adverse impact on our operations.  In addition, the time needed to replace any of our main suppliers could adversely affect our operations by delaying shipments and potentially losing customers to our competition.

If we cannot maintain adequate inventory, our revenues will likely decrease and our business may be harmed.

From time to time, we have experienced difficulty maintaining sufficient inventory to meet customer demand.  This failure results from insufficient capital necessary to build and manage our inventory.  We rely on financing to build our inventories and we may not be able to obtain such financing in the future on acceptable terms or at all.  If we do not have sufficient inventory to meet our demand, our revenues will likely decrease. Additionally, if we do not fill our customers' orders, they may turn to other suppliers and we could lose the relationship entirely.  If we cannot build sufficient inventories, our business may be curtailed or could fail entirely and you could lose all or part of your investment.

Our nutraceutical business is sensitive to public perception.  If any of our products prove to be harmful to consumers or if scientific studies provide unfavorable findings regarding their safety or effectiveness, then our brands and our image in the marketplace would be negatively impacted.

Our nutraceutical business could be adversely affected if any of our products or similar products distributed by other companies prove to be harmful to consumers or if scientific studies provide unfavorable findings regarding the safety or effectiveness of our products or any similar products.  Our nutraceutical products contain vitamins, minerals, herbs and other ingredients that we regard as safe when taken as directed by us and that various scientific studies and literature have suggested may offer health benefits.  While we conduct quality control testing on the ingredients in our products, we depend on consumers' perception of the overall integrity of the dietary supplements business.  The safety and quality of products made by competitors in our industry may not adhere to the same quality standards that ours do, and may result in a negative consumer perception of the entire industry.  If our products suffer from this negative consumer perception, it is likely our sales will slow and we will have difficulty generating revenues.

We are at risk for product liability claims and if we do not maintain adequate insurance to protect us against such claims, a lawsuit could adversely affect our business.

We are constantly at risk that consumers and users of our products will bring lawsuits alleging product liability. We are not aware of any claims pending against us or our products that we believe would adversely affect our business. While we will continue to attempt to take what we consider to be appropriate precautions, these precautions may not protect us from significant product liability exposure in the future.  We maintain $2,000,000 in product liability insurance for our products through third-party providers.  We believe our insurance coverage is adequate; however, we may not be able to retain our existing coverage or this coverage may not be cost-justified or sufficient to satisfy any future claims.  If we are unable to secure the necessary insurance coverage at affordable costs, then our exposure to liability will greatly increase and it will be difficult to market and sell our products since customers rely on this insurance to distribute our products.  In addition to carrying our own coverage, we also require our manufacturers to carry product liability insurance.  If we are sued, we may not have sufficient resources to defend against the suit or to pay damages.  A material lawsuit could negatively impact our business by increasing our expenses and negatively impacting our available capital which, in turn, could cause our business to fail.

Historically, our stock price has been volatile and, if it continues to be volatile, our stock may be less attractive to investors and we may not be able to raise adequate capital to fund our business.

As reported by Bloomberg, the trading price of our common stock during the years ended December 31, 2007 and 2006, ranged from $1.92 to $0.22.   During the period January 1, 2008 through December 29, 2008, our common stock ranged in price from $1.35 to $0.30.  All of these quotations account for the 1 for 20 reverse split of our outstanding common stock, which was effective December 18, 2007.  The volatility in our stock price could be caused by a variety of factors, many of which are beyond our control. These factors include, but are not limited to, the following:

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operating results that vary from the expectations of investors;

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changes in expectations as to our business, prospects, financial condition, and results of operations, including financial estimates by third-party analysts and investors;

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announcements by us or our competitors of new product innovations and material developments;

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the operating and securities price performance of other companies that investors believe are comparable to us;

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future sales of our equity or equity-related securities;

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changes in general conditions or trends in our industry and in the economy, the financial markets, and the domestic or international political situation;

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fluctuations in oil and gas prices;

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additions or departures of key personnel;

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future sales of our common stock; and

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regulatory considerations.

Domestic and international stock markets often experience significant price and volume fluctuations that are unrelated to the operating performance of companies with securities trading in those markets.  These fluctuations, as well as political events, terrorist attacks, threatened or actual war and general economic conditions unrelated to our performance, may adversely affect the price of our common stock.  In the past, security holders of other companies often have initiated securities class action litigation against those companies following periods of volatility in the market price of those companies' securities.  If the market price of our stock fluctuates and our stockholders initiate this type of litigation, we could incur substantial costs and experience a diversion of our management's attention and resources, regardless of the outcome.  This could materially and adversely affect our business, prospects, financial condition and/or results of operations.  In addition, the exposure of our common stock to the general investing community is limited and thereby inhibits our ability to obtain new investors to help finance our business.

If we do not develop and introduce new products that appeal to consumers, our revenues may not be sufficient to cover our expenses.

Our success depends on new product development. The success of new product introductions depends on various factors, including the following:

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proper new product selection;

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successful sales and marketing efforts;

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timely delivery of new products;

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availability of raw materials; and

•

customer acceptance of new products.

We face challenges in developing new products, primarily with funding development costs and diversion of management time.  On a regular basis, we evaluate opportunities to develop new products through product line extensions and product modifications.  We may not successfully develop product line extensions or integrate newly developed products into our business.  In addition, newly developed products may not contribute favorably to our operations and financial condition.  Our failure to develop and introduce new products on a timely basis would adversely affect our future operating results.

We need additional capital and if we do not generate sufficient cash flow and we cannot raise additional capital, we will not be able to fulfill our business plan.

We need to obtain additional funding in the future in order to finance our business strategy, operations and growth.  We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed.  If we fail to arrange for sufficient capital on a timely basis, we may be required to curtail our business activities until we can obtain adequate financing.  Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities.  Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock or other securities.  If we cannot raise sufficient capital when necessary, we will likely have to curtail operations and you may lose part or all of your investment.

As of December 31, 2008, we have substantial outstanding debt that may have to be renegotiated or refinanced.

We have substantial outstanding debt including:

•

the indebtedness we incurred in connection with the acquisition of Nutritional Specialties, including 8% notes and 8% convertible notes in the aggregate principal amount of $1,300,000,

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10% notes in the aggregate principal amount of $1,000,000;

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the indebtedness to Vineyard Bank in the aggregate principal amount of $4,000,000,

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outstanding notes and credit lines aggregating approximately $1,620,000, some of which is held by our Officers and Directors;

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the April 2008 Bridge Financing consisting, in part, of 12% subordinated notes with an aggregate value $830,000; and

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the September 2008 Bridge Financing consisting, in part of 12% subordinated notes with an aggregate value  of  $1,635,000.

The debt agreements with Vineyard Bank contain financial covenants which we will be required to maintain as well as certain restrictive covenants on our business, both of which will limit our ability to operate our business, including restrictions on our ability to:

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incur additional debt or issue guarantees;

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create liens;

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make loans or investments;

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sell certain assets;

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acquire other businesses;

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declare or pay dividends or make other distributions to stockholders, except for scheduled dividend payments on our Series I Preferred Stock so long as we are not in default; and

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consolidate, merge or transfer our assets outside of the ordinary course of business.

The debt owed to Vineyard Bank is also secured by a first priority security interest in substantially all of our assets and the assets of Nutritional Specialties.  As a result of this security interest, as well as the financial and restrictive covenants described above, our ability to respond to changes in business and economic conditions and to obtain additional financing, if needed, may be significantly restricted, and we may be prevented from engaging in transactions that might otherwise be beneficial to us.

In addition, a significant decrease in our operating results could adversely affect our ability to maintain required financial covenants.  If financial covenants are not maintained, our creditors will have the option to require immediate repayment of all outstanding debt under such agreements.  In such event, we may be required to renegotiate certain terms of these agreements, obtain waivers from the creditors or obtain new debt agreements with other creditors, which may contain less favorable terms.  If we are unable to renegotiate acceptable terms, obtain necessary waivers or obtain new debt agreements, this could have a material adverse effect on our business, prospects, financial condition and/or results of operations.

As of December 31, 2008, we are in technical default on certain financial covenants with Vineyard Bank, where there is $3,750,920 outstanding, all of which is now reflected as currently due.  A member of our board of directors has guaranteed $2,000,000 of this debt. In the coming months, our management believes it can remedy these technical defaults through renegotiation, waivers, pay down of indebtedness and/or issuance of equity capital. However, there can be no assurances that we will be able to complete any of these processes.  Vineyard Bank has not demanded payment under these obligations.  If such demands are made and we are unable to repay any of the foregoing indebtedness or renegotiate or refinance on acceptable terms, or obtain necessary waivers, this could have a material adverse effect on our business, prospects, financial condition and/or results of operations.

We may face significant competition for our nutraceutical products which could adversely affect our revenues, results of operations and financial condition.

The market for nutraceuticals is highly competitive in each of our existing and anticipated product lines and methods of distribution.  Numerous manufacturers and distributors compete with us for customers throughout the United States, Canada and internationally in the packaged nutritional supplement industry selling products to retailers such as mass merchandisers, drug store chains, independent pharmacies and health food stores.  Many of our competitors are substantially larger and more experienced than we are.  In addition, they have longer operating histories and have materially greater financial and other resources than we do.  Many of these competitors are private companies, and therefore, we cannot compare our revenues with respect to the sales volume of each competitor.  If we cannot compete in the marketplace, we may have difficulty selling our products and generating revenues.  Additionally, competition may drive down the prices of our products, which could adversely affect our cost of goods sold and our profitability, if any.

We may face significant competition for our ready-to-drink tea products which could adversely affect our revenues, results of operations and financial condition.

The ready-to-drink tea segment of the commercial beverages industry is highly competitive. Our recently acquired New Leaf Tea products will compete with well-known products such as Arizona, Snapple, Lipton Brisk, Sobe, Vitamin Water, Fuze, Nestea, Tazo, Honest Tea and Sweet Leaf Tea, which are produced by major international beverage companies such as Coca Cola, Pepsi and Cadbury Schweppes.  These companies are substantially larger and more experienced than we are.  In addition, they have longer operating histories and have materially greater financial and other resources than we do.  Our ability to gain or maintain share of sales or gross margins in the global market or in various local markets may be limited as a result of actions by our competitors.  If we cannot compete in the marketplace, we may have difficulty selling our products and generating revenues.  Additionally, competition may drive down the prices of our products, which could adversely affect our cost of goods sold and our profitability, if any.

If we are unable to manage our projected growth, we may not be able to implement our business plan and we may not achieve profitability in the future.

We believe we must expand our business to achieve profitability.  Any further expansion of our business may strain our current managerial, financial, operational, and other resources.  We will need to continually improve our operations and our financial, accounting and other internal control systems in order to manage our growth effectively.  Success in managing this expansion and growth will depend, in part, upon the ability of our senior management to manage our growth effectively.  Any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects.  As a result, our profitability, if any, may be curtailed or eliminated.

Our revenues and operating results may fluctuate unexpectedly from quarter to quarter, which may cause our stock price to decline.

Our revenues and operating results may fluctuate significantly in the future due to various factors including, but not limited to, increased sales, increased inventory expenses, changes in our operating expenses, market acceptance of our products, regulatory changes that may affect the marketability of our products and buying cycles of our customers.  As a result of these and other factors, we believe that period-to-period comparisons of our operating results may not be meaningful in the short term and that you should not rely upon our performance in a particular period as indicative of our performance in any future period.

Price fluctuations in, and unavailability of, raw materials that we use could adversely affect us.

We do not enter into hedging arrangements for raw materials.  Prices of certain raw materials have fluctuated in recent years which have affected our cost of goods.  To mitigate the impacts of these price fluctuations on our cost of goods, we actively source the production of raw materials and finished goods through different suppliers to stabilize our costs.  In addition, we pass some of these costs onto our customers through intermittent price increases.  If we are not able to continue to effectively negotiate competitive costs with various suppliers or pass along certain price increases to our customers, our margins and operations will be adversely affected.

The recent acquisition of Skae Beverage may prove disruptive and could result in the combined business failing to meet our expectations.

We completed the acquisition of Skae Beverage International, LLC effective September 9, 2008, and the process of integrating the operations of Skae may require a disproportionate amount of our resources and management’s attention. Our future operations and cash flows will depend largely upon our ability to operate Skae efficiently, achieve the strategic operating objectives for our business and realize significant cost savings and synergies. Our management team may encounter unforeseen difficulties in managing the integration. In order to successfully combine and operate our business, our management team will need to focus on realizing anticipated synergies and cost savings on a timely basis while maintaining the efficiency of our operations. Any substantial diversion of management attention or difficulties in operating the combined business could affect our revenues and ability to achieve operational, financial and strategic objectives.

We depend upon our executive officers and key personnel.

Our performance depends substantially on the performance of our executive officers and other key personnel.  The success of our business in the future will depend on our ability to attract, train, retain and motivate high quality personnel, especially highly qualified managerial personnel.  The loss of services of any executive officers or key personnel could have a material adverse effect on our business, revenues, and results of operations or financial condition.

Competition for talented personnel is intense, and we may not be able to continue to attract, train, retain or motivate other highly qualified technical and managerial personnel in the future.   In addition, market conditions may require us to pay higher compensation to qualified management and technical personnel than we currently anticipate.  Any inability to attract and retain qualified management and technical personnel in the future could have a material adverse effect on our business, prospects, financial condition, and/or results of operations.

RISKS RELATED TO OUR SECURITIES

Our current management may control the right to vote our common stock and they may be able to control our Company indefinitely.

As of December 31, 2008, members of our Board of Directors and our management team beneficially own approximately 81% of our common stock.  As a result, our Board and management collectively effectively control our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, for an indefinite period of time.  Without a disparate stockholder base or a fluid aggregation of stockholders, it will be more difficult for a third party to acquire our Company without the consent of the insiders.  This concentration of ownership might adversely affect the market value of our common stock in the future and the voting and other rights of our other stockholders.

Future classes of preferred stock may be issued with greater rights than our common stock.

As of December 31, 2008, we have four classes of preferred stock outstanding.  Our issuance of an additional series of shares of our preferred stock could adversely affect our stockholders. Our Board is authorized to issue additional classes or series of shares of our preferred stock without any action on the part of our stockholders, subject to the limitations of the preferred stock already outstanding.  Our Board also has the power, without stockholder approval, to set the terms of any such classes or series of shares of our preferred stock that may be issued, including voting rights, dividend rights, conversion features and preferences over shares of our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms.  If we issue shares of our preferred stock in the future that have preference over shares of our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue shares of our preferred stock with voting rights that dilute the voting power of shares of our common stock, the rights of our stockholders or the market price of shares of our common stock, and as a result our preferred stock and warrants, could be adversely affected.

In the event of bankruptcy, all creditors’ claims will have priority over the rights of holders of shares.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our preferred stock and common stock only after all of our liabilities have been paid. In addition, our preferred shares will effectively rank junior to all existing and future liabilities of our subsidiaries and any capital stock of our subsidiaries held by third parties.  The rights of holders of our preferred shares to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary's creditors and equity holders.  In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries' liabilities, to pay amounts due on any or all of our preferred stock then outstanding, and holders of our common stock will not have the right to receive any amount of our assets unless and until all amounts due on all our preferred stock have been paid in full.

Shares of our common stock and other securities are “penny stock.”

If the market price per share of our common stock is less than $5.00, the shares may be “penny stocks” as defined in the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act.  As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of these securities.  In addition, “penny stock” rules adopted by the SEC under the Exchange Act subject the sale of these securities to regulations which impose sales practice requirements on broker-dealers.  For example, broker-dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in penny stocks.

Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives.  The broker-dealer must also make a determination whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks. Accordingly, the SEC’s rules may limit the number of potential purchasers of shares of our common stock.  Moreover, various state securities laws impose restrictions on transferring “penny stocks,” and, as a result, investors in our securities may have their ability to sell their securities impaired.

Future sales of common stock by our existing stockholders could adversely affect the stock price of our securities.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, or the perception that these sales could occur.  These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.  We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock.

We do not expect to pay cash dividends on our common stock in the foreseeable future.

We have not declared or paid any cash dividends on our common stock and do not expect to pay cash dividends in the foreseeable future.  As a result, investors may have to sell their shares of our common stock to realize their investment.  As of December 31, 2008, we are current with our scheduled dividend payments on our Series H and Series I Preferred Stock and except for the payment of these dividends when due, we currently intend to retain all future earnings for use in the operation of our business and to fund future growth.  In addition, the terms of our Series I Preferred Stock and the financing with Vineyard Bank limit our ability to pay dividends on our common stock.  If this prohibition were to be waived, our ability to pay future cash dividends on our common stock would depend upon our results of operations, financial condition, cash requirements, the availability of a surplus and other factors.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact.  You can identify these statements by the following words:

• “may” • “will” • “should” • “estimates”	• “plans” • “expects” • “believes” • “intends”

and similar expressions.  We cannot guarantee our future results, performance or achievements.  Our actual results and the timing of events may differ significantly from the expectations discussed in the forward-looking statements for many reasons, including the risks described in this prospectus.  You should not place undue reliance on these forward-looking statements.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders.  We will not receive proceeds from the sale of shares of common stock in this offering. However, we may receive proceeds from the exercise of warrants.  We cannot predict when the warrants will be exercised.  It is possible that the warrants may expire and may never be exercised.  If we receive proceeds from the exercise of warrants, we intend to use the proceeds for working capital.

DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares. Future sales of the registered shares owned by the selling stockholders either through private transactions or a future listing will be determined by market forces and the independent decisions of the selling stockholders.

SELLING SECURITY HOLDERS

Based upon information available to us as of December 22, 2008, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name of Selling Security Holder	Ownership Before Offering	Number of Shares Offered	Number of Shares Owned After Offering (1)	Percentage Owned After Offering (2)

GCE Property Holdings, Inc. (3)	2,352,941	2,352,941	0	0%
BRS Energy Investments LLC (4)	352,942	352,942	0	0%
Adi Raviv and Laura Lani Fisher, JTWROS (5)	235,295	235,295	0	0%
Zur Erez (6)	117,648	117,648	0	0%
Nagel Brothers Ltd. (7)	82,353	82,353	0	0%
Lorraine DiPaolo (8)	959,482	235,295	724,187	10.4%
Marsha Russell (9)	155,148	117,648	37,500	0.4%
Stephen J. Perrone (10)	352,942	352,942	0	0%

(1) These numbers assume the selling stockholders sell all of the shares being registered in this prospectus prior to the completion of the offering.

(2) Based on 8,549,056 shares of common stock outstanding as of December 22, 2008.

(3) Includes (i) 1,176,471 shares of common stock issuable upon the conversion of a 12% Subordinated Note in the aggregate principal amount of $1,000,000, with a conversion price of $0.85 per share and (ii) 1,176,470 shares of common stock issuable upon the exercise of warrants with an exercise price of $0.85 per share.  The 12% Subordinated Note and warrants were issued on September 5, 2008 upon consummation of a private placement.  Kenneth L. Henderson, as President of GCE Property Holdings, Inc., has voting and dispositive control over the securities.

(4)  BRS Energy Investments LLC may acquire 176,471 shares of common stock upon the conversion of a 12% Subordinated Note, convertible at $0.85 per share and 176,471 shares of common stock upon the exercise of warrants with an exercise price of $0.85 per share.  The Note and warrants were issued as part of a private placement on September 5, 2008 in exchange for $150,000.  Boaz Rahav, as a Partner at BRS Energy Investments, LLC, has voting and dispositive control over the securities.

(5)  Adi Raviv and Laura Lani Fisher, JTWROS, may acquire 117,648 shares of common stock upon the conversion of a 12% Subordinated Note, convertible at $0.85 per share and 117,647 shares of common stock upon the exercise of warrants with an exercise price of $0.85 per share.  The Note and warrants were issued with a promissory note as part of a private placement on September 5, 2008 in exchange for $100,000.

(6)  Zur Erez may acquire 58,824 shares of common stock upon the conversion of a 12% Subordinated Note, convertible at $0.85 per share, and 58,824 shares of common stock upon the exercise of warrants with an exercise price of $0.85 per share.  The Note and warrants were issued as part of a private placement on September 5, 2008 in exchange for $50,000.

(7)  Nagel Brothers Ltd. may acquire 41,177 shares of common stock upon the conversion of a 12% Subordinated Note, convertible at $0.85 per share and 41,176 shares of common stock upon the exercise of warrants with an exercise price of $0.85 per share.  The Note and warrants were issued as part of a private placement on September 5, 2008 in exchange for $35,000.  Dror Nagel, as a Partner at Nagel Brothers Ltd., has voting and dispositive control over the securities.

(8)  Lorraine DiPaolo beneficially owns 959,482 shares of common stock. We are registering the resale of 117,648 shares of common stock that she may acquire upon the conversion of a 12% Subordinated Note, convertible at $0.85 per share, and 117,647 shares of common stock that she may acquire upon the exercise of warrants with an exercise price of $0.85 per share.  The Note and warrants were issued as part of a private placement on September 5, 2008 in exchange for $100,000.

(9)  Marsha Russell beneficially owns 155,148 shares of common stock.  We are registering the resale of 58,824 shares of common stock that she may acquire upon the conversion of a 12% Subordinated Note, convertible at $0.85 per share, and 58,824 shares of common stock that she may acquire upon the exercise of warrants with an exercise price of $0.85 per share.  The Note and warrants were issued as part of a private placement on September 5, 2008 in exchange for $50,000. Ms. Russell is the sister of Neil Russell, a member of our Board of Directors.

(10)  Stephen J. Perrone may acquire 176,471 shares of common stock upon the conversion of a 12% Subordinated Note, convertible at $0.85 per share, and 176,471 shares of common stock upon the exercise of warrants with an exercise price of $0.85 per share.  The warrants were issued as part of a private placement on September 5, 2008 in exchange for $150,000.

The 12% Subordinated Notes issued in the September 5, 2008 private placement are due on the earlier of (i) September 4, 2009 or (ii) no more than 15 business days following the closing of a debt or equity financing or series of debt or equity financings in which we receive at least $4,000,000 of gross proceeds.  The warrants expire on September 5, 2013.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

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in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

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in private transactions and transactions other than on these exchanges or systems or in the over-the-counter market;

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at prices related to such prevailing market prices;

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in negotiated transactions;

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in a combination of such methods of sale; or

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any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

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engage in any stabilization activity in connection with any of the shares;

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bid for or purchase any of the shares or any rights to acquire the shares;

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attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

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effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

DESCRIPTION OF SECURITIES BEING REGISTERED

Our Articles of Incorporation authorize us to issue 500,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $0.001 per share.  Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders.  There is no cumulative voting for the election of directors.  Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any.  Holders of common stock have no preemptive rights.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had or is to receive in connection with this offering a substantial interest, direct or indirect, in our Company or any of our parents or subsidiaries, nor was any such person connected with our Company or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INFORMATION ABOUT THE COMPANY

DESCRIPTION OF BUSINESS

Overview

We incorporated as Baywood Financial, Inc. in Nevada on June 13, 1986.  In March 1992, we changed our name to Baywood International, Inc.  Our principal executive offices are located at 9380 E. Bahia Dr., Suite A201, Scottsdale, Arizona 85260.  Our fiscal year end is December 31.

Our Business

We have two lines of products.  Our main category of products is nutraceuticals.  We develop, market and distribute a full line of vitamins and nutritional products primarily under the LifeTime® brand.  The products include single ingredient items as well as multi-ingredient formulas.  Many of our formulas utilize scientifically-supported ingredients that target specific health conditions.  Through active involvement in the trends that affect consumers, we focus on building brand identity for each of the types of products and product lines we develop.  We believe our potential for growth in our nutraceutical line is based on the continued development of niche products that can be marketed and sold to our existing and new retail channels in North America and through existing and newly designated distributors internationally.  Retail channels include retailers in the Natural Health Food channel including independent and chain health food stores, natural grocery stores and other direct-to-consumer retailers.  We strive to achieve our objective by identifying products with favorable demographic appeal while being supported by scientifically-supported ingredients, quickly modifying products and promotions in response to changing consumer demands, and developing creative and cost-effective marketing and promotional programs specifically designed to support existing customers and attract new customers.

Effective September 9, 2008, we entered into an Asset Purchase Agreement with Skae Beverage International, LLC, a Delaware limited liability company, and Eric Skae, an individual.  Pursuant to the Asset Purchase Agreement, we purchased substantially all of the rights and assets of Skae Beverage’s business including, but not limited to, its equipment, inventory, accounts receivable, cash and cash equivalents, intellectual property, records, goodwill, licenses, assumed contracts and the name “New Leaf” and any variant thereof.

Skae Beverage is a branding and marketing company focusing on the ready-to-drink beverage market.  Skae Beverage’s premiere brand is New Leaf Tea.  New Leaf comes in 9 organically-sweetened varieties and 2 diet varieties.  Flavors include blue, white and green teas.  The brand is established in the Northeast and Florida and has begun distribution in the Southeast, Midwest, Southwest and Rocky Mountains.  Skae Beverage sells its New Leaf Tea through independent distributors that are identified and supported by Skae Beverage’s internal sales staff.  Skae targets eye-level shelf space in supermarkets, convenience stores, health food stores and other small retail outlets.  Skae also targets, via its distributors, restaurants and other immediate consumption outlets.

Skae’s beverages are classified as ready to drink teas, a category that represented 2.9% of the total non-alcoholic beverage market, but posted the third highest growth rate of 15% in 2007, after energy drinks and enhanced water.  According to Packaged Facts, in 2007, the U.S. tea market (instant, leaf, liquid concentrate and ready to drink) was approximately $7.4 billion and is estimated to grow to $15 billion by 2012. We believe Skae’s products are well-positioned to participate in that growth due to consumers’ acceptance of the products in the markets it has penetrated, its growth to date and its competitive edge in ingredients, flavor and packaging.

OUR PRODUCTS

LifeTime

We develop and market our nutraceutical products primarily under the LifeTime® brand.  As of December 29, 2008, we had 372 distinct products including varying strengths and sizes of certain items.

The LifeTime® brand consists of a wide range of products covering substantially all categories of nutraceutical products.  The categories include:

Category	Number of items
A Vitamins	10
B Vitamins	22
C Vitamins	14
E Vitamins / Essential Oils	24
Multiples	25
Minerals	46
Acidophilus and Digestive Aids	22
Protein and Yeast	12
Green Food Supplements	10
Special Nutritional Products	92
Sports Nutrition	13
Amino Acids	10
Aloe Vera	7
Diet Supplements	9
Herbals	8
Lifetime Stopain Brand	4
Baywood Brand	22
Collagen Beauty Products	6
Natural Sources (Homeopathics and fruit concentrates)	12

We intend to develop other new products within these lines.  We may also develop products outside of these lines that need their own separate identity. We cannot guarantee the continued viability of any current products within the marketplace or the expected marketability of any future products that we may develop or acquire.

New Leaf Tea

New Leaf tea is a ready-to-drink, iced tea beverage that is available in 9 varieties that are all-natural and organically-sweetened, and 2 diet varieties.  Varieties include white, green and blue teas. New Leaf products include:

Blue Teas

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Diet Blue Tea with Lemon

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Diet Blue Tea with Peach

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Blue Tea with Lemon

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Blue Tea with Peach

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Blue Tea with Raspberry

Green Teas

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Green Tea with Plum

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Green Tea with Ginseng

White Tea

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White Tea with Ginseng & Honey

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White Tea with Honey Dew Melon

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White Tea with Strawberry

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White Tea with Tangerine

We sell the product in a proprietary 16.9 ounce glass bottle that is designed specifically for New Leaf.  The bottles are labeled with vibrant colors and Skae’s company logo which we believe appeal to and are recognizable by consumers.  Non-diet varieties of New Leaf Tea have between 70-80 calories per 8 ounce serving.  Non-diet New Leaf products are sweetened with organic evaporated cane juice instead of high fructose corn syrup.

INTERNATIONAL SALES

We sell certain of our nutraceutical products in Canada, Croatia, Turkey, England, Dubai, Holland, Sweden, Portugal and certain parts of Asia.  Approximately 20% of our nutraceutical sales are international.  Sales in these countries are conducted through distributors who service various retail outlets in their respective territories.

In March 2008, Skae entered into a distribution relationship with A. Lassonde to market and distribute its products in Canada.  Skae’s products are also distributed in Bermuda, Guatamala and Puerto Rico by independent distributors that pick up the products at the site of manufacturing.

RESEARCH AND DEVELOPMENT

We do not have research and development activities, nor do we operate any laboratory facilities to develop our products.

PRODUCT DEVELOPMENT

LifeTime

We develop our products by identifying scientifically-supported ingredients that have broad therapeutic or other health-related benefits.  Our product development efforts in deciding on any particular ingredient to include in any particular formula for any new product primarily involve review of scientific literature, active participation in industry trade shows and seminars on new ingredients, gathering information through our relationships with our existing suppliers and ongoing feedback from our sales and marketing personnel on current and future product trends.  We include these ingredients into single-ingredient products or complex formulas that combine other natural-based ingredients and then position these finished formulas for sale into our existing brand lines.

Skae Beverage

An integral part of Skae’s strategy is to develop and introduce innovative products and packaging.  Through active involvement in the trends in the beverage market, Skae focuses on introducing unique flavors within its three different tea blends that will have favorable demographic appeal, quickly modifying products and promotions in response to changing consumer demands, and developing creative and cost-effective marketing and promotional programs specifically designed to support existing customers and attract new customers.

MANUFACTURING AND QUALITY CONTROL

LifeTime

For our LifeTime® products, we use third parties to manufacture and package our products according to the formulas and packaging guidelines we dictate.  In order to minimize costs, we may elect to purchase raw or bulk materials directly from our suppliers and have them shipped to our manufacturers so that we may incur only “tableting,” encapsulating and/or packaging costs and avoid the additional costs associated with purchasing the finished product.

We are dependent on certain third-party manufacturers, although we believe that other contract manufacturers could be quickly secured if any of our current manufacturers cease to perform adequately. As of December 2008, we utilized 31 different contract manufacturers, including two manufacturers owned or controlled by Charles Ung or M. Amirul Karim, former stockholders of Nutritional Specialties, pursuant to agreements that obligate Nutritional Specialties to buy specified products from these companies for an initial three year period, subject to two annual renewal terms, so long as pricing and other terms are competitive with those of other manufacturers.  For the period ended December 2008, we purchased approximately 52% of our finished goods from two manufacturers.

We have not experienced any material adverse effect on our business as a result of shortages of raw materials or packaging materials used in the manufacture of our products.  An unexpected interruption or a shortage in supply could adversely affect our business derived from these products.  We are not substantially dependent on any raw material supplier or packaging supplier since alternative sources of materials, with equal quality, could be quickly obtained if any of our current suppliers cease to supply us adequately.

We rely on our contract manufacturers to maintain the quality of product components as new products are assessed and developed.  As we evaluate the needs for certain products within existing or new markets, we develop the most effective formulas and rely on our third-party suppliers to provide certain raw materials and our manufacturers to manufacture the product.  Products are then sampled and tested for final approval and packaging.  To monitor the quality of the raw materials that the suppliers provide and the products that the third-party manufacturers produce, we randomly test our products through independent labs to ensure potency.  In addition, we select those manufacturers who themselves adhere to high standards of good manufacturing practices.

Skae Beverage

The New Leaf brand is manufactured using third-parties under custom formulas, bottles, caps and labels that are owned and dictated by Skae.

Skae creates its own proprietary formulae for its products.  Skae arranges for the majority of the product ingredients to be delivered to a co-packer responsible for mixing the tea according to Skae’s formulae. In some cases, the co-packer may provide certain ingredients. Skae supervises production and samples the products to maintain quality and potency.  The co-packer packages the product in bottles and caps provided by Skae.  Skae currently uses Castle Beverage as a co-packer.  However, we believe Skae could switch to another co-packer with little or no disruption to its business at any time.

Finished product is stored at the co-packer’s warehouse. When a distributor places an order, Skae uses contracted trucks to deliver the final product to the distributor and the distributor is responsible to deliver the product to the retail locations.  Certain distributors also pick up product at the warehouse.  Although Skae uses contracted trucks, the cost of fuel is passed on to Skae.

Skae may determine to use additional co-packers if it expands its market reach.  Using regional co-packers as Skae moves into new markets may offset any fluctuations in fuel prices by reducing the distance product travels to reach a distributor. Additionally, using multiple co-packers reduces risk of interruption of the manufacturing process because, if one co-packer cannot manufacturer the product, another co-packer will likely be able to produce additional quantities.

On February 12, 2008, Skae entered into a Letter of Intent with Vitro Packaging, Inc. in which Vitro Packaging agreed to produce glass bottles proprietary to Skae.  There are only a handful of large glass manufacturers in the United States and, as a result, although Skae does not anticipate any issues with its current supplier, it may be hard to replace such supplier on short notice.  While bottle prices across suppliers are comparable, such suppliers cannot reliably accept new business without a lead time. Skae has managed this risk by keeping an excess supply of manufactured bottles available at the current manufacturer and keeping in reserve a plastic bottle design should glass bottles become temporarily unavailable.

Distribution of Products

LifeTime

Our product lines are marketed and distributed through independent and chain health food stores, pharmacies, grocery and drug chains and other direct-to-consumer retailers both internationally and in the United States.  As of December 2008, we estimate that we have penetrated less than 25% of health food retail channels in the United States alone.  Our products reach the retail channels in the United States and Canada either through distributors or through direct shipments from us.  Outside of the United States and Canada, our products are sold through relationships with designated distributors.

We generally maintain sufficient inventories to meet customer orders as received.  From time to time, we experience back orders that result from variations in demand for products outside of our control or expectations.  As of December 2008, we had no significant customer backlog.

We do not generally experience wide variances in the amount of inventory we maintain.  We guarantee efficacy on all of our products.  In certain circumstances and in an effort to support our retail channels, we allow our customers to return unsold merchandise if it does not turn over in a timely manner.  We estimate returns based on historical experience and record an allowance for product returns and uncollectible accounts receivable.  Historically, returns have been immaterial, and we do not anticipate recording an allowance for product returns at December 2008.

Skae Beverage

New Leaf is primarily sold in the Northeast and South Florida through over 50 distributors and approximately 5,000 accounts in the independent grocery/restaurant “street” channel (i.e. bagel stores, delis, pizzerias, cafes, independent convenience stores, college book stores, etc.).  In certain markets, including the health food channel, Skae also employs the services of food brokers who are non-exclusive to Skae and are paid on a commission basis.

Skae markets to distributors using a number of marketing strategies including direct solicitation, telemarketing, trade advertising and trade show exhibition. These distributors include natural food, gourmet food, and mainstream distributors. Skae also has a website at www.drinknewleaf.com.  We do not intend for information on that website to be incorporated into this prospectus. Skae works with graphic designers to create marketing materials for placement near its product at retail sites.  These materials include banners, signs, barrels and static clings that create interest in its products and excitement around its brand.

Skae’s primary marketing strategy is to use internal dedicated sales staff who also manage distributor relationships to strategize best placement and growth of New Leaf products.  In addition, sales staff work on a local level directly with distributors teaching them about the New Leaf brand, supporting their efforts to sell New Leaf products and developing new relationships.

Competition

The nutraceutical market

The market for nutraceuticals is highly competitive.  Numerous manufacturers and distributors compete with us for customers throughout the United States and internationally in the packaged nutritional supplement industry selling products to retailers such as mass merchandisers, drug store chains, independent pharmacies and health food stores.  Many of our competitors are substantially larger and more experienced than us, have longer operating histories and have materially greater financial and other resources than us.  We may not be able to successfully compete with them in the marketplace.

Our principal competition in the health food store distribution channel comes from a limited number of large nationally known manufacturers and many smaller manufacturers of dietary supplements.  Since we do not market our products into mass-market distribution channels, we do not face direct competition from broad line manufacturers and major private label manufacturers and other companies.  However, we face indirect competition from mass-market distribution channels to the extent that consumers may choose to forgo their purchases of certain dietary supplements in the health food store distribution channels based on price and availability.  In addition, we compete with several large pharmaceutical companies.  Our main competitors include, but are not limited to, Rainbow Light, New Chapter, Schiff, Solgar, Nature’s Way, Solaray, Natrol, Source Naturals, Enzymatic Therapy, Now Foods, Natural Factors, Blue Bonnet, Pioneer Nutritionals, Nature’s Plus, Olympian Labs, Garden of Life, Pure Essence Labs and Nutricology.  We also face competition in the health food store distribution channels from private label dietary supplements offered by health and natural food store chains.

We believe that we compete favorably with other nutritional supplement companies because of the quality of our products, our ability to timely introduce new products and our customer service.  In addition, we focus on distinguishing our products from our competitors by offering more unique combinations of ingredients that have scientific support, but are either under-utilized or under-recognized in our industry.

The ready to drink tea market

The ready to drink tea market is competitive, currently dominated by well-known soft drink companies such as Coca Cola, Pepsi and Cadbury Schweppes. Skae believes New Leaf is in position to successfully gain market share from its competitors by initially targeting mainstream consumers with its lower calorie, natural product and eventually expanding its business by making inroads into larger mainstream grocery, convenience drug stores and other larger accounts.  Its branding strategy is to emphasize wellness and innovation.  Skae has developed flavors such as tangerine, honeydew melon and strawberry to differentiate it from its competitors.

Many of Skae’s competitors are substantially larger and more experienced, have longer operating histories and have materially greater financial and other resources than Skae.  Skae may not be able to successfully compete with them in the marketplace.

New Leaf’s principal competition in the “street” channel comes from a limited number of large, nationally known manufacturers and many smaller manufacturers of non-alcoholic beverages.  Since Skae does not market its products into mass-market distribution channels yet, it does not face direct competition from broad line manufacturers and major private label manufacturers and other companies.  However, it faces indirect competition from mass-market distribution channels to the extent that consumers may choose to forgo their purchases of a ready to drink tea in the “street” distribution channels based on price and availability.  In addition, New Leaf competes with several large beverage companies.  New Leaf’s main competitors include, but are not limited to, Arizona, Snapple, Lipton Brisk, Sobe, Vitamin Water, Fuze, Nestea, Tazo, Honest Tea and Sweet Leaf Tea.

Skae believes that its brands compete favorably with other ready to drink tea products because of its quality of products and its ability to timely introduce new products.  In addition, it focuses on distinguishing its products from its competitors by offering more unique combinations of packaging, taste and ingredients.

Customers

As of September 30, 2008, approximately 15% and 8% of our accounts receivable were due from two customers.  Sales to these customers totaled approximately $585,310, and $259,023, respectively, for the nine month period ended September 30, 2008.

Skae’s customers are material to its success. If Skae is unable to maintain good relationships with its existing customers, its business could suffer. Unilateral decisions could be taken by its distributors, and/or convenience chains, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying all or any of its products that they are carrying at any time, which could cause revenues to decline.

Manhattan Beer is one of Skae’s larger distributors and accounted for approximately 30% of its sales in 2008.  While we believe that Skae has a good relationship with Manhattan Beer, Manhattan Beer is not obligated to purchase any of Skae’s products and could terminate the relationship on short notice.  Skae’s other distributors similarly do not have purchase or contractual obligations.

Intellectual Property

We regard our trademarks, copyrights, domain names, trade dress, trade secrets, proprietary technologies and similar intellectual property as important to our success, and we rely on trademark and copyright law, trade-secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our proprietary rights.  We have licensed in the past, and expect that we may license in the future, certain proprietary rights, technologies or copyrighted materials from third parties and we rely on those third parties to defend their proprietary rights, copyrights and technologies.

From time to time, we register our principal brand names in the United States and certain foreign countries.  Substantially all of our net sales were from products bearing the LifeTime® brand.  Sometimes, however, the names used to describe some of our products are either too generic or commonplace to register.  One example is S-Adenosyl-Methionine, or SAMe, which is the name of the raw material in the product and that name can be used by other companies in the industry.  The steps we take to protect our proprietary rights in our brand names may not be adequate to prevent the misappropriation of our brand names in the United States or abroad.  Existing trademark laws afford only limited practical protection for our product lines.  The laws and the level of enforcement of such laws in certain foreign countries where we market our products often do not protect our proprietary rights in our products to the same extent as the laws of the United States.  Because of the rapid pace of the natural product industry's development, we believe that the legal protection for our product is less significant to our success than the knowledge, technical expertise and marketing skills of our personnel, the frequency of product expansion and pace of market penetration.

Skae filed a trademark application for the "New Leaf" word mark on August 20, 2003 and registration for the mark was granted by the U.S. Patent and Trademark Office on January 4, 2005. Additionally, Skae filed a trademark application for the "New Leaf" design plus word mark on September 28, 2007.

Trademark registrations in the United States will last indefinitely as long as Skae continues to use and police the trademarks and renew filings with the applicable governmental offices.  Skae has not been challenged in its right to use any of its trademarks in the United States and intends to obtain international registration of certain trademarks in foreign jurisdictions, as necessary.

In addition, Skae considers its finished product and concentrate formulae, which are not the subject of any patents, to be trade secrets.  It has not sought any patents on its brewing processes because it would be required to disclose its concentrate formulae in patent applications.

Effect of Existing or Probable Governmental Regulations on Our Business

Our advertising claims are subject to the jurisdiction of the Federal Trade Commission, or FTC, as well as the Food and Drug Administration, or FDA.  In both cases, we are required to obtain scientific data to support any advertising or labeling health claims we make concerning our products, although no pre-clearance or filing is required to be made with either agency.

Our products and our business operations may at any time be subject to regulation by one or more federal agencies. The FDA in particular is primarily responsible for regulation of the labeling, manufacture and sale of nutritional supplements, which the FDA believes to be unapproved drugs or food additives rather than food supplements.  These products are primarily regulated by the FDA under the auspices of the Federal Food, Drug and Cosmetic Act, or FFDCA.  Under the FFDCA, most dietary supplements are currently regulated as foods, which require no approval from the FDA prior to marketing.  Therefore, the regulation of dietary supplements is far less restrictive than that imposed upon manufacturers and distributors of prescription drugs.  Dietary supplements, however, must be labeled correctly to avoid being misbranded under the FFDCA.  Health claims made by nutritional supplement companies with respect to their product are specifically regulated by the FDA.  If such products make unapproved health claims, the FDA may consider them as unapproved drugs, which require approval by the FDA prior to marketing.

The Dietary Supplement Health and Education Act of 1994, or DSHEA, was enacted on October 25, 1994.  DSHEA amends the FFDCA by defining dietary supplements, which include vitamins, mineral, nutritional supplements, herbs and botanicals, as a new category of food separate from conventional food. DSHEA provides a regulatory framework to ensure safe, quality dietary supplements and to foster the dissemination of accurate information about such products.  Under DSHEA, the FDA is generally prohibited from regulating dietary supplements as food additives or as drugs unless product claims, such as claims that a product may diagnose, mitigate, cure or prevent an illness, disease or malady, permit the FDA to attach drug status to a product.

To the extent we establish our own manufacturing facilities in the future and produce products deemed by the FDA now or in the future to be a food or dietary supplement, the operation of our manufacturing facilities will be subject to regulation by the FDA in compliance with good manufacturing practices just as our third-party manufacturers currently are subject to.  Although we do not anticipate any difficulties in complying with good manufacturing practices, any such difficulties that are encountered at such a time could have a material adverse effect on our financial condition and results of operations.

The regulations prohibit the use of any health claim on a dietary supplement unless the health claim is supported by a significant scientific agreement and is pre-approved by the FDA.  Accordingly, most dietary supplements will be precluded from bearing most health claims.  The FDA regulations do not at present limit consumer access to dietary supplements, unless such products present safety concerns.  We cannot determine at this time whether the new regulations will have any adverse effect on our operations.

Registration is mandatory in certain countries prior to distribution.  This process may take from several months to over a year.  At any one time, we may have several products awaiting approval for registration and eventual distribution.  We do not know the timing of such approvals or, once such approvals are obtained, if we will be able to successfully market and distribute any product.

In 1986, California enacted into law The Safe Drinking Water and Toxic Enforcement Act of 1986, better known as Proposition 65.  The purpose of Proposition 65 is to prevent the contamination of drinking water and keep chemicals out of consumer products that are known to the State of California to cause cancer, birth defects or other reproductive harm.  Proposition 65 requires the Governor of California to publish a list of chemicals known to the State to cause cancer or reproductive toxicity.  Businesses that produce, use, release or otherwise engage in activities involving these known toxic chemicals are required to warn consumers before knowingly or intentionally exposing them to those listed chemicals.  Such a warning must (a) clearly and reasonably make known that the chemical involved is known to cause cancer, birth defects or other reproductive harm, and (b) be given in such a way that will effectively reach the consumer before he or she is exposed.  A business in violation of Proposition 65 shall be subject to civil action and shall be liable for a civil penalty that shall not exceed $2,500 per day for each violation in addition to any other penalty established by law.  Thus, in order to comply with Proposition 65, we will need to clearly and effectively warn prospective consumers by labeling any of our products that contain any of the chemicals known to the State of California to cause cancer, birth defects or other reproductive harm.

Employees

At December 23, 2008, we had 48 full-time employees.  None of our employees are represented by a collective bargaining arrangement and we believe our relations with employees are good.  We have approximately 25 sales representatives in the United States who are independent contractors and are not employees.

Reports to Security Holders

This registration statement, including all exhibits, and other materials we file with the Securities and Exchange Commission, may be inspected without charge, and copies of these materials may also be obtained upon the payment of prescribed fees, at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  Copies of all of our filings with the Commission may be viewed on the SEC's Internet web site at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 9380 E. Bahia Drive, Suite A201, Scottsdale, Arizona 85260.  In August 2008, we entered into a lease agreement for a new 3,219 square foot facility in Scottsdale, Arizona.  The lease began on October 1, 2008 and has an initial term of 60 months.  The annual rent for this facility is $54,036.  We believe that our facilities will provide sufficient capacity to handle our needs in the coming year.

Nutritional Specialties’ principal office and warehouse is located at 1967 North Glassell Street, Orange, California 92865.  Nutritional Specialties leases approximately 10,381 square feet of office space under an operating lease that expires on June 30, 2010.  We believe this facility will provide sufficient capacity to handle Nutritional Specialties’ needs in the coming year.  Rent expense under this lease was $59,656 for the year ended December 31, 2007.  The future lease obligation for the remaining term of the lease at December 31, 2007 is $206,784.

LEGAL PROCEEDINGS

On December 27, 2007, Farmatek IC VE DIS TIC, LTD, STI, a former distributor of Nutritional Specialties, Inc., filed a claim in the Superior Court of California, County of Orange, against our wholly-owned subsidiary, Nutritional Specialties, Inc.  Farmatek alleges breach of contract and a violation of California Business and Professional Code.  Farmatek is seeking $7,300,000 plus punitive damages and costs.  We believe this case is without merit and we plan to defend it vigorously.  We believe this suit will not have a material adverse effect on our results of operations, cash flows or financial condition.

On December 23, 2008, the Attorney General filed a complaint on behalf of the people of the State of California against 56 defendants, including Nutritional Specialties, Inc., our wholly-owned subsidiary, in the Superior Court of the State of California, County of Alameda, seeking civil penalties, injunctive relief, costs and any further relief as the court deems appropriate.  The complaint alleges that all of the defendants failed to comply with the Safe Drinking Water and Toxic Enforcement Act of 1986, also known as “Proposition 65.”  Proposition 65 requires that businesses provide a “clear and reasonable warning” before exposing individuals to chemicals known to the state to cause cancer or reproductive harm.  The complaint alleges that the defendants sell or have sold in California, or made available for sale in California, vitamin supplements that contain lead, without first giving clear and reasonable warning.  Under this allegation, the Plaintiff seeks civil penalties of up to $2,500 per day for each violation.  In addition, the complaint alleges that by committing the foregoing acts alleged, the defendants engaged in unlawful business practices which constitute unfair competition within the meaning of the Business and Professions Code.  Under this cause of action, the Plaintiff seeks civil penalties of up to $2,500 per day for each violation. This suit was filed too recently for us to have fully evaluated its merits however, we currently believe this suit will not have a material adverse effect on our results of operations, cash flows or financial condition.

We may from time to time be a party to lawsuits incidental to our business.  To our knowledge, as of December 31, 2008, there was no other threatened or pending litigation against our Company or our officers or directors in their capacity as such.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades publicly on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “BAYW.”  The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  The OTCBB securities are traded by a community of market makers that enter quotes and trade reports.

The following table sets forth the quarterly high and low bid prices per share of our common stock as reported by Bloomberg, all as adjusted to give effect to a reverse split of our outstanding common stock on a 1 for 20 basis, effective December 18, 2007.  The quotes represent inter-dealer quotations, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.  The trading volume of our securities fluctuates and may be limited during certain periods.  As a result of these volume fluctuations, the liquidity of any investment in our securities may be adversely affected.

Year Ended December 31, 2008	High	Low
March 31, 2008	$0.90	$0.50
June 30, 2008	$1.35	$0.70
September 30, 2008	$1.15	$0.30
December 31, 2008*	$0.95	$0.80

Year Ended December 31, 2007	High	Low
March 31, 2007	$1.30	$0.60
June 30, 2007	$1.92	$0.80
September 30, 2007	$1.00	$0.70
December 31, 2007	$1.20	$0.42

Year Ended December 31, 2006	High	Low
March 31, 2006	$0.70	$0.30
June 30, 2006	$0.60	$0.22
September 30, 2006	$1.20	$0.22
December 31, 2006	$1.46	$0.80

__________________

*Through December 29, 2008

Holders of Record

We had approximately 230 holders of record of our common stock as of December 31, 2008.

Dividends

We have never paid a cash dividend on our common stock nor do we anticipate paying cash dividends on our common stock in the near future.  It is our present policy not to pay cash dividends on the common stock but to retain earnings, if any, to fund growth and expansion.  Under Nevada law, a company is prohibited from paying dividends if the company, as a result of paying such dividends, would not be able to pay its debts as they become due, or if the company’s total liabilities and preferences to preferred stockholders exceed total assets.  Any payment of cash dividends on our common stock in the future will be dependent on our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors our board of directors deems relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2007 regarding our stock option plan compensation under which our equity securities are authorized for issuance

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	916,000	1.42	1,084,000
Equity compensation plans not approved by security holders	500,000	1.00	-0-
Total	1,416,000	1.27	1,084,000

Under our Employee Incentive Stock Option Plan, which was approved by the stockholders in 1996, the total number of shares of common stock that may be granted is 500,000, amended to 325,000 in 1999.  The 1996 Plan provides that shares granted come from our authorized but unissued common stock. The price of the options granted pursuant to this plan will not be less than 100% of the fair market value of the shares on the date of grant. The options expire ten years from date of grant.  At our Annual Meeting held on December 10, 2004, our stockholders approved our 2004 Stock Option Plan. At our Board of Directors meeting held on July 28, 2007, the Board approved an increase in the number of shares of common stock that may be granted to 2,000,000 under all plans. A total of 1,084,000 shares are available for stock grants under all plans, or 16.5% of our issued and outstanding common stock as of December 31, 2007, including existing securities to be issued upon exercise of currently outstanding options and assuming all options under all plans were granted and exercised.

During the year ended December 31, 2007, the Board of Directors approved three plans to outside contracts totaling 500,000 warrants convertible into 500,000 common shares. Each plan’s vesting will occur after achievement of certain measurable objectives. Two of the plans provided for a combined 25,000 warrants exercisable on signing; a combined 25,000 warrants to vest upon completion of an acceptable marketing plan and a combined 200,000 warrants to vest on achievement of product line sales objectives.  The warrants are exercisable until July 11, 2010 at a price of $1.00 per share.  The other plan vesting occurs as increases in Nutritional Specialties’ sales increase above certain threshold levels. These warrants are exercisable until October 15, 2012.

BAYWOOD INTERNATIONAL, INC.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Baywood International, Inc.

Scottsdale, Arizona

We have audited the accompanying consolidated balance sheet of Baywood International, Inc. (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2007.  The financial statements for the year ended December 31, 2006, were audited by other auditors whose report expressed an unqualified opinion on those statements.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Baywood International, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone & Bailey, PC

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

April 14, 2008

INDEPENDENT ACCOUNTANTS' REPORT

To the Stockholders and Board of Directors of

Baywood International, Inc.:

We have audited the accompanying consolidated balance sheet of Baywood International, Inc. as of December 31, 2006 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of Baywood's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baywood International, Inc. as of December 31, 2006, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting standards generally accepted in the United States of America.

As disclosed in Note 1, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced material operating losses and had a net working capital deficiency of $3,025,365 at December 31, 2006. As discussed is Note 15, the company completed a business acquisition, effective March 30, 2007. Management plans to integrate the acquisition with the company’s operations over the next several months. There can be no assurances that the Company will be able to successfully integrate the acquisition into its operations in such a manner to mitigate the negative working capital and material operating losses sustained by the company. These and other conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

/s/ EPSTEIN, WEBER & CONOVER, PLC

Scottsdale, Arizona

April 13, 2007

BAYWOOD INTERNATIONAL, INC.

Consolidated Balance Sheet

	As of December 31,
	2007	2006
CURRENT ASSETS
Cash & cash equivalents	$692,049	$22,200
Accounts Receivable, net of allowance for uncollectible	760,304	45,789
Inventory, net of allowance for obsolescence	1,368,412	76,644
Prepaids	69,952	64,727
Notes receivable - related party	—
Total Current Assets	2,890,717	209,360
PROPERTY & EQUIPMENT
Computer & Equipment, net	65,382	27,584
Total Property & Equipment	65,382	27,584
OTHER ASSETS
Goodwill & Other intangible assets	9,471,922
Deferred Financing Costs	346,916	242,000
Other	34,671	1,500
Total Other Assets	9,853,509	243,500
Total Assets	$12,809,608	$480,444
CURRENT LIABILITIES
Accounts Payable	$1,081,790	$706,401
Accounts Payable related party	12,118
Interest Payable	173,389	298,217
Dividends payable	203,843	454,248
Short-term notes - Related party	404,774	500,000
Short-term notes - other	581,481	99,671
Accrued Liabilities	1,147,222	261,538
Notes Payable - current portion	4,044,074	914,650
Total Current Liabilities	7,648,691	3,234,725
OTHER LIABILITIES
Long-term debt - related party	822,917
Long-term debt - other	1,593,527
Total Other Liabilities	2,416,444	—
Total Liabilities	10,065,135	3,234,725
STOCKHOLDERS' EQUITY

Preferred Stock, $.001 par value, 10,000,000 shares authorized- liquidation preference - the par value of all Preferred Shares shall be paid in full before the common stock or any part thereof or any dividend thereon is paid.

Class A - 35,000 shares outstanding	35	35
Class F - 11,710 shares outstanding in 2006		12
Class G - 200,000 Shares outstanding in 2006		200
Class H - 23,558 shares outstanding in 2007 and 350,000 shares outstanding in 2006	24	350
Class I - stated value of $10 per share 540,000 shares outstanding	540
Common Stock, $.001 par value, 500,000,000 shares authorized, 6,579,647 shares outstanding	6,580	2,133
Additional Paid-in Capital	18,910,811	11,342,637
Accumulated Other Comprehensive Loss	(37,350)	(36,000)
Accumulated deficit	(16,136,167)	(14,063,648)
Total Stockholders' Equity	2,744,473	(2,754,281)
Total Liabilities and Stockholders' Equity	$12,809,608	$480,444

The accompanying notes are an integral part of the condensed financial statements.

BAYWOOD INTERNATIONAL, INC.

Consolidated Statements of Operations

	Year ended December 31,
	2007	2006
SALES:
NET SALES	$9,528,870	$1,077,929

COST OF SALES:
COST OF SALES	5,158,575	480,733

GROSS PROFIT	4,370,295	597,196

OPERATING EXPENSES:
SHIPPING & HANDLING	889,697	55,211
MARKETING EXPENSES	1,542,291	263,943
GENERAL & ADMINISTRATIVE	2,264,071	631,080

Total operating expenses	4,696,059	950,234

OPERATING INCOME (LOSS)	(325,764)	(353,038)

OTHER INCOME (EXPENSE):
Interest Income	3,807	272
Miscellaneous Income, net	(20,296)
Interest Expense	(1,361,076)	(271,744)

TOTAL OTHER INCOME (EXPENSE)	(1,377,565)	(271,472)

NET INCOME (LOSS)	(1,703,329)	(624,510)

Preferred Stock Dividends	(369,189)	(140,416)
Loss Available to Common Shareholders	$(2,072,518)	$(764,926)

BASIC AND DILUTED NET (LOSS) PER COMMON SHARE	$(0.48)	$(0.36)

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	4,283,338	2,100,096

See accompanying notes to the financial statements

BAYWOOD INTERNATIONAL, INC.

Consolidated Statement of Stockholders Equity

	Preferred Stock		Common stock
	Shares	Dollars**	Shares *	Dollars	Additional Paid-in Capital ***	Compre- hensive Income (loss)	Accumulated Deficit	Total
Balance December 31, 2005
Class A Preferred	35,000	$35
Class F Preferred	11,710	12
Class G Preferred	200,000	200
Class H Preferred	350,000	350
Balance December 31, 2005	596,710	597	2,059,364	$2,059	$11,013,795	$30,000	$(13,298,722)	$(2,252,271)
Exercise of warrants			25,000	25	9,975			10,000
Payments of dividends payable			49,000	49	27,951		(28,000)	––
Deferred stock compensation					46,459			46,459
Preferred dividend							(112,416)	(112,416)
Discount on debt					244,457			244,457
Unrealized loss on marketable securities						(66,000)		(66,000)
Net (Loss)							(624,510)	(624,510)
Total comprehensive loss						(66,000)	(624,510)	(690,510)
Balance December 31, 2006	596,710	597	2,133,364	2,133	11,342,637	(36,000)	(14,063,648)	(2,754,281)
Conversion of preferred stock to common stock
Class F	(11,710)	(12)	1,171,000	1,171	(1,159)			––
Class G	(200,000)	(200)	250,000	250	(50)			––
Class H	(326,442)	(326)	816,105	816	(490)			––
Conversion of notes payable to common stock			1,018,438	1,018	813,732			814,750
Issuance of common stock for acquisition of Nutritional Specialties, Inc.			1,100,000	1,100				1,100,000
Conversion of accounts payable to common stock			81,251	81	64,920			65,001
Warrants issued with debt					411,600			411,600
Options issued					337,444			337,444
Preferred stock dividends paid in common stock			9,647	10	9,637		(9,647)	––
Sales of class I preferred stock, net of transaction fees	510,000	510			3,884,490			3,885,000
Warrants issued with class I preferred stock					749,307			749,307
Dividend on forgiveness of note receivable					(100,000)			(100,000)
Conversion of notes payable to class I preferred stock	30,000	30			299,970			300,000
Write down of investment						(1,350)		(1,350)
Dividend on preferred stock							(359,543)	(359,543)
Elimination of fractional shares in reverse split			(158)		(126)			(126)
Net (Loss)							(1,703,329)	(1,703,329)
Total comprehensive loss						(1,350)	(1,703,329)	(1,704,679)
Balance December 31, 2007	598,558	$599	6,579,647	$6,580	$18,910,811	$(37,350)	$(16,136,167)	$2,744,473

BAYWOOD INTERNATIONAL, INC.

Consolidated Statement of Cash Flows

	For the years ended December 31,
	2007	2006
Operating Activities:
Net (Loss)	$(1,703,329)	$(624,510)
Adjustments to reconcile net (loss) to cash used by operating activities
Depreciation	7,750	5,260
Amortization	773,265	127,945
Option expense	337,444
Changes in assets & Liabilities:
(Increase) decrease in-
Accounts receivable	375,112	26,300
Inventory	(207,454)	17,600
Prepaid expenses	60,485	(56,885)
Accounts payable & accrued Liabilities	290,435	125,717
Net cash used in Operating activities	(66,292)	(378,573)
Investing Activities:
Purchase of equipment	(6,629)
Purchase of net assets of acquired business, net of cash received	(7,243,275)
Deferred business acquisition cost		(77,000)
Investment in Joint Venture	(34,521)
Net cash used in investing activities	(7,284,425)	(77,000)
Financing Activities:
Proceeds from notes payable	6,601,000	476,394
Proceeds from exercise of warrants and options for common stock		10,000
Proceeds from sales of common & preferred stock	5,100,000
Fees paid in connection with raising capital	(523,118)
Payment of dividends	(240,228)
Proceeds form line of credit	377,963
Principal payments on notes payable & credit line	(3,295,051)	(103,693)
Net cash provided by financing activities	8,020,566	382,701
Change in cash & equivalents during the year	669,849	(72,872)
Cash & cash equivalents beginning	22,200	95,072
Cash & cash equivalents end	692,049	22,200
Supplemental disclosures:
Cash paid during the year for:
Interest	$567,141	$57,456
NONCASH INVESTING AND FINANCING ACTIVITIES:
Net assets acquired from NSI net of cash	$119,807
Accrued preferred stock dividends	$108,157	$112,416
Common stock issued in connection with acquisition	$1,100,000
Debt converted to common stock	$591,363
Conversion of preferred to common stock	$538,152
Debt issued in connection with acquisition	$1,300,000
Exchange of accounts payable for common stock	$65,000
Value of warrants issued in connection with raising capital & debt	$284,200
Value of warrants issued in relation to debt	$411,600	$100,800
Value of beneficial conversion feature in relation to debt		$143,657
Common stock issued in lieu of dividends	$9,647	$28,000
Decrease in market value of investment available for sale	$29,850	$66,000
Long term accounts payable agreement	$567,141
Deferred business acquisition costs included in accounts payable		$165,000

See accompanying notes to the financial statements

BAYWOOD INTERNATIONAL, INC.

December 31, 2007 and 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BASIS OF PRESENTATION

The financial statements include Baywood International, Inc. (“the Company”) and its wholly-owned subsidiary Nutritional Specialties, Inc.  Nutritional Specialties was acquired by the Company effective March 30, 2007.

The Company is a nutraceutical company specializing in the development, marketing and distribution of its own proprietary brands under the names Baywood PURECHOICE®, Baywood SOLUTIONS®, Baywood EVOLUTION™ and Complete La Femme®.  The Company distributes its products through independent and chain health food stores, pharmacies, grocery stores and other direct-to-consumer channels both internationally and domestically.

The Company incorporated as Baywood Financial, Inc. in Nevada on June 13, 1986.  In March 1992, the Company changed its name from Baywood Financial, Inc. to Baywood International, Inc.  Between 1992 and 1998, the Company directed most of its sales efforts to international markets and established either distribution or registration of its products in certain Pacific Rim and European Countries.

Throughout 1998 and the first six months of 1999, the Company revamped its corporate strategy to focus on the development of its own proprietary brand lines to be distributed in the North American retail marketplace and internationally through designated distributors.  As a result, the Company transformed its business with a new marketing image, product lines, marketing campaign, and distribution channels.  Currently, the Company is focused on strengthening the brand awareness and sales of its product lines, Baywood PURECHOICE, Baywood SOLUTIONS, Baywood EVOLUTION and Complete La Femme and any other branded lines it chooses to develop in North America and internationally through designated distributors.  The Company’s domestic marketing strategies have now diversified its sales to thousands of customers in the retail health food market.

On April 5, 2007, effective March 30, 2007, the Company acquired, through its acquisition subsidiary, substantially all of the assets, and assumed certain liabilities, of Nutritional Specialties, Inc., for a purchase price of approximately $11,100,000.  Nutritional Specialties, Inc. is a nutraceutical company that develops and markets over 350 nutraceutical products under the brand LifeTime® or LifeTime Vitamins®.  The Company caused its acquisition subsidiary to change its name to Nutritional Specialties, Inc., d/b/a LifeTime® and is operating Nutritional Specialties as a separate, wholly-owned subsidiary.

In December 2007, the Company entered into a Joint Venture Agreement with John “Bradshaw” Layfield, former World Wrestling Entertainment star, to create and distribute specialty beverages nationwide.  As of December 31, 2007, the Company reported its interest in the Joint Venture as a non-consolidated interest, meaning it will reflect its investment on its financial statements.

Going Concern

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The Company had a working capital deficiency of $4,757,974 at December 31, 2007.  The Company has had material operating losses and has not yet created positive cash flows and its ability to generate profitable operations is uncertain.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  As discussed in Note 15, the Company completed a business acquisition through a newly formed subsidiary effective March 30, 2007. The Company intends to integrate its newly acquired subsidiary over the next several months and generate positive cash flow from profitable operations. However, the Company cannot provide any assurance that profits from operations will generate sufficient cash flow to meet its working capital deficiency.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of all subsidiaries and the Company’s share of earnings or losses of joint ventures and affiliated companies under the equity method of accounting.  All significant intercompany accounts and transactions have been eliminated.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue is recognized when the product is shipped.  Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted.  All returns must be authorized in advance and must be accompanied by an invoice number within 180 days.  If returned, the Company’s customers are responsible for returning merchandise in resalable condition.  Full credit cannot be given for merchandise that has been defaced, marked, stamped, or priced in any way.  All price tags and glue residue must be removed prior to return if credit is expected.  A restocking fee of 15% is assessed if the Company removes any price tags or glue residue, and the Company does not accept products kept longer than two years.  The Company estimates returns based on historical experience and records an allowance for product returns and uncollectible accounts receivable.  Management communicates regularly with customers to compile data on the volume of product being sold to the end consumer.  This information is used by management to estimate any sales returns prior to the release of any financial information.  The Company’s experience has been such that sales returns can be estimated accurately based on feedback within 30 days of customer receipt.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components within the financial statements.  Other comprehensive income consists of charges or credits to stockholders’ equity, other than contributions from or distributions to stockholders, excluded from the determination of net income.  The Company’s comprehensive income consists of unrealized gains and losses on available-for-sale securities.

Cash and Equivalents

The Company considers cash to be all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

Inventories

Inventories consist primarily of finished product, but at times will include certain raw materials, packaging and labeling materials and are recorded at the lower of cost or market on an average cost basis. The Company does not process raw materials but rather has third-party suppliers formulate, encapsulate and package finished goods.

Management analyzes inventory for possible obsolescence on an ongoing basis, and provides a write down of inventory costs when items are no longer considered to be marketable. Management’s estimate of an appropriate inventory obsolescence allowance is inherently subjective and actual results could vary from our estimated outcome, thereby requiring future adjustments to inventories and results of operations.

Marketable Securities

The Company accounts for its marketable securities under Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” which requires certain securities to be categorized as either trading, available-for-sale or held-to-maturity.  Based on the Company’s intent to invest in the securities at least through a minimum holding period, the Company’s available-for-sale securities are carried at fair value with net unrealized gain or loss recorded as a separate component of stockholders’ equity. Held-to-maturity securities are valued at amortized cost.  If a decline in fair value of held-to-maturity securities is determined to be other than temporary, the investment is written down to fair value.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Equipment and Depreciation

Property and Equipment consisted of the following at December 31,

	2007	2006
Furniture and fixtures	$49,504	$49,504
Computers	165,642	155,614
Equipment	21,966	6,457
Leasehold improvements	49,256	35,600
Total	$286,368	$246,675
Less: Accumulated depreciation	220,986	219,091
Net property and equipment	$65,382	$27,584

Furniture, fixtures, computers and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five years.  Leasehold improvements are recorded at cost and amortized over five to seven years. Depreciation expense for the years ended December 31, 2007 and 2006 was $7,751 and $5,260, respectively.

Goodwill and other intangibles

Goodwill and other intangible assets resulted from the March 30, 2007 acquisition of Nutritional Specialties, Inc. and consisted of the following at December 31, 2007.

Asset category	Asset value	Accumulated Amortization	Net Intangibles
Brand value	303,400	22,752	280,648
Customer list	322,600	48,393	274207
Goodwill	8,917,067		8,917,067
Total	9,543,067	71,145	9,471,922

The Brand value and Customer list are being amortized over a 5-10 year period. Amortization expense for the year ended December 31, 2007 was $71,145. The aggregate amortization for the years 2008 through 2012 is $425,907.

Deferred Financing Cost

In conjunction with certain loans the Company issued warrants to purchase the Company’s stock.  This additional consideration is being amortized over the term of the loans using the effective interest method.  The amortization expense for the year ended December 31, 2007 was $407,195. The amortization expense for the year ended December 31, 2008 will be $145,334 and for the year ended December 31, 2009 will be $22,042.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which requires the Company to measure the cost of employee services received in exchange for all equity awards granted including stock options based on the fair market value of the award as of the grant date.  SFAS 123R supersedes Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) and Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”).  The Company has adopted SFAS 123R using the modified prospective method.  Accordingly, prior period amounts have not been restated.  Under the modified prospective method, stock options awards that are granted, modified or settled after December 31, 2005 will be valued at fair value in accordance with provisions of SFAS 123R and recognized on a straight line basis over the service period of the entire award.

The Company granted stock options in the year ended December 31, 2007.  Accordingly, compensation cost has been recognized for the stock options granted to employees and vendors in the year ended December 31, 2007 of $337,444.  The Company did not grant any stock options in the year ended December 31, 2006; accordingly, no compensation cost has been recognized related to stock options for the year ended December 31, 2006.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for years ended December 31:

	2007	2006
Dividend yield	$0.80	N/A
Volatility	250%-261%	N/A
Risk free interest rate	4.7%-4.8%	N/A
Estimated option life	3 – 10 Years	N/A
Liquidity discount	58.5%	N/A

Income Taxes

The Company accounts for income taxes under the liability method pursuant to the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  Deferred taxes arise from temporary differences, due to differences between accounting methods for tax and financial statement purposes.

Loss Per Share

Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year.  The Company has adopted SFAS No. 128, “Earnings Per Share.”

Advertising Expenses

The Company’s advertising primarily consists of print in trade and consumer publications and for promotional expenses relating to certain radio and media placements for certain products.  The Company expenses advertising costs as incurred.  Advertising expense totaled approximately $283,726 and $45,000 for the years ended December 31, 2007 and 2006, respectively, and is included in marketing expenses in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Financial Instruments

Financial instruments consist primarily of cash, accounts receivable and obligations under accounts payable, accrued expenses and notes payable.  The carrying amounts of cash, accounts receivable, accounts payable, certain notes payable and accrued expenses approximate fair value because of the short term maturity of those instruments.  The fair value of notes payable to related parties could not be determined because of conversion features and affiliated nature of those instruments.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed

The Company reviews its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company evaluates the recoverability of property and equipment and intangibles not held for sale by comparing the carrying amount of the asset or group of assets against the estimated undiscounted future net cash flows expected to result from the use of the asset or group of assets. If the undiscounted estimated cash flows are less than the carrying value of the asset or group of assets being reviewed, an impairment loss would be recorded.  The loss would be measured based on the estimated fair value of the asset or group of assets compared to cost.  The estimated fair value would be based on the best information available under the circumstances, including prices for similar assets and the results of valuation techniques, including the present value of expected future cash flows using a discount rate commensurate with the risks involved.  The Company’s long-lived assets were tested for impairment at December 31, 2007, and no impairment was found.

Recently Issued Accounting Standards

In June 2006, FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes.”  The interpretation applies to all tax positions related to income taxes subject to FASB Statement No. 109, “Accounting for Income Taxes.”  FIN No. 48 clarifies the accounting for uncertainty in income taxes by prescribing a minimum recognition threshold in determining if a tax position should be reflected in the financial statements.  Only tax positions that meet the “more likely than not” recognition threshold may be recognized.  The interpretation also provides guidance on classification, interest and penalties, accounting in interim periods, disclosure, and transition requirements for uncertain tax positions.  FIN No. 48 will be effective for the Company’s fiscal year ending December 31, 2007.  The Company does not believe that there are material tax positions that would result in a material impact upon implementation of FIN No. 48.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 applies to fair value measurements already required or permitted by existing standards.  SFAS No. 157 will be effective for the Company’s fiscal year ending December 31, 2008.  The Company is currently evaluating the requirements of SFAS No. 157 and has not yet determined the impact on its financial condition and results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans – an amendment of FASB Statement No. 87, 88, 106 and 132R.”  This pronouncement requires an employer to make certain recognitions, measurements, and disclosures regarding defined benefit postretirement plans.  The Company does not have any defined benefit postretirement plans and SFAS No. 158 will not have any impact on its financial condition and results of operations.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements in Current Year Financial Statements” (“SAB 108”).  SAB 108 provides guidance on consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  SAB 108 is effective for fiscal years ending after November 15, 2006.  The adoption of SAB 108 did not have an impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  SFAS 159 will be effective for us on January 1, 2008.  The Company is currently evaluating the impact of adopting SFAS 159 on its financial position, cash flows and results of operations.

Note 3 — LOSS PER SHARE

Convertible preferred stock and outstanding options and warrants were not considered in the calculation for diluted earnings per share for the years ended December 31, 2007 and 2006 because the effect of their inclusion would be anti-dilutive.

	2007			2006
	Loss	Shares	Per share	Loss	Shares	Per share
Net (loss)	$ (1,703,329)			$ (624,510)
Preferred stock dividends	(369,190)			(140,416)

Basic loss per share

Loss available to common stockholders	$ (2,072,519)	4,283,338	$ (0.48)	$ (764,926)	2,100,099	$ (0.36)

Effect of dilutive securities		N/A		N/A

Diluted loss per share		4,283,338	$ (0.48)		2,100,099	$ (0. 36)

Preferred stock convertible to 6,810,645 shares of common stock, warrants and options to purchase 2,361,207 shares of common stock were outstanding at December 31, 2007. Preferred stock convertible to 876,750 shares of common stock and warrants and options to purchase 528,707 shares of common stock were outstanding at December 31, 2006. These securities were excluded from the computation of diluted earnings per share because the effect of their inclusion would be anti-dilutive. Preferred stock dividends of $369,190 and $140,416 would be added to increase the net loss available to common stockholders for purposes of calculating diluted loss per share for the years ended December 31, 2007 and 2006.

Note 4 — ACCOUNTS RECEIVABLE

The Company records revenue and accounts receivable from customers upon shipment of product to the customer.  Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted.  All returns must be authorized in advance and must be accompanied by an invoice number within 180 days.  The Company estimates returns based on historical experience and records an allowance for product returns and uncollectible accounts receivable.  Historically, returns have been immaterial, and the Company has not recorded an allowance for product returns for the year ended December 31, 2006.  The allowance for uncollectible accounts at December 31, 2007 and 2006 was $2,166 and $0 respectively

Note 5 — PREFERRED STOCK

During the year ended December 31, 2007, the Company issued 540,000 Series I Preferred shares. In addition 326,442 of the Series H Preferred shares were converted into Series I Preferred Shares; Series G Preferred shares of 200,000 were converted into 250,000 Common shares of the Company; Series F Preferred shares were rescinded by the Company and 1,171,000 shares of Common stock in the Company were issued.

GENERAL

Preferred stock may be issued in one or more series, having the rights, privileges and limitations, including voting rights, conversion privileges and redemption rights, as may, from time to time, be determined by the board of directors.  Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. In the event that any shares of preferred stock are to be issued, a certificate of designation containing the rights, privileges and limitations of such series of preferred stock shall be filed with the Secretary of State of Nevada.  The effect of such preferred stock is that the board of directors alone, subject to, federal securities laws and Nevada law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders, and may adversely affect the voting and other rights of the holders of the common stock.  The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

Note 5 — PREFERRED STOCK (Continued)

PREFERRED STOCK OUTSTANDING

The Company has three series of preferred shares outstanding. The total authorization for all classes of preferred stock is 10,000,000 shares.  Set forth below is a description of each such series or class of preferred stock.

Class A Preferred Shares.  The Company has authorized 35,000 shares of preferred stock designated as Class A Preferred Shares (the “Class A Shares”), par value $0.001 per share, of which 35,000 shares are issued and outstanding.  The Class A Shares are convertible at any time, at the option of the holder thereof, into shares of the Company’s common stock on a one-to-one basis.  In the event of dissolution, bankruptcy or termination of the Company, the par value of all the Class A Shares shall be paid in full before the common stock or any part thereof or any dividend thereon is paid.  Holders of Class A Shares have no voting rights or redemption rights, and no preference as to dividends or assets.

SERIES H Preferred Stock.  The Company has authorized 350,000 shares of preferred stock designated as Series H Preferred Stock (the “Series H Preferred”), par value $0.001 and face value of $1.00 per share, of which 23,558 shares are issued and outstanding.  The Series H Preferred accrue an 8% per annum cumulative dividend payable in shares of common stock, conversion rights into the Company’s common stock at $0.40 per share and are entitled to one vote for every common share owned on an if-converted basis.  The Series H Preferred are redeemable at the option of the Company only at 115% of the face value.

SERIES I 8% Cumulative Convertible Preferred Stock.  The Company has authorized 1,000,000 shares of preferred stock designated as Series I 8% Cumulative Convertible Preferred Stock (the “Convertible Preferred Stock”), $0.001 par value per share, of which 540,000 shares are issued and outstanding.  Each share of Convertible Preferred Stock has a stated value per share of $10 (the "Stated Value").  The Convertible Preferred Stock is senior to the Company’s common stock with respect to the right to receive proceeds on liquidation or redemption and is junior to all indebtedness of the Company.  Dividends accrue at the rate of 8% per annum, payable quarterly in cash, and are be due and payable unless and to the extent that funds are not legally available to the Company to pay dividends.  Dividends not paid shall accrue on a cumulative basis and are payable upon a Liquidation Event, as defined below, and upon a conversion of the Convertible Preferred Stock, unless converted into common stock at the option of the holder.  At the option of the holder, one share of Convertible Preferred Stock may be converted into 250 shares of common stock at any time at a conversion price of $0.80 per share (the “Conversion Price”), subject to anti-dilution and other customary adjustments summarized below.  In the event any dividend shall not be paid in full when due (after a 10-day grace period), then for each quarterly period or portion thereof that such dividend shall not be paid in full, (i) the conversion price will be reduced by $0.05 (5 cents) but shall not be reduced below a conversion price of $0.60 per share (the “Special Conversion Price Adjustment”); and (ii) the dividend rate shall be increased by 50 basis points (1/2 of 1%), but shall not exceed a dividend rate of 10% per annum. The Convertible Preferred Stock will convert automatically into shares of common stock upon the closing of an underwritten public offering by the Company in which (i) gross proceeds to the Company are equal to or greater than $10 million and (ii) the price per share of the common stock sold in such public offering is equal to or greater than the then-current Conversion Price.  At any time after March 12, 2008, the Company has the right to cause the mandatory conversion of the Convertible Preferred Stock into shares of common stock if the “Current Stock Price” (as hereinafter defined) exceeds 500% of the then-current Conversion Price in effect in any consecutive 30-day trading period.  This right may be exercised upon written notice delivered within 60 days of the end of such 30-day trading period.  At the sole option of the holder, upon conversion of the Convertible Preferred Stock, accrued and unpaid dividends also may be converted into shares of common stock at the Conversion Price.  “Current Stock Price” means the closing sale price (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and average closing ask prices) as reported in composite transactions for the principal United States securities exchange on which the common stock is traded or, if the common stock is not listed on a United States national or regional securities exchange, as reported on the OTCBB.  The Conversion Price (including the Special Conversion Price Adjustment) is subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations, and classifications. Further, in the event that the Company should issue shares of common stock at an effective price per share less than $0.80, the Conversion Price shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of common stock at such lower effective price on a fully-diluted basis, provided, however, that no such adjustment shall be made in the case of certain excluded issuances, including (a) shares of common stock issued upon conversion of the Convertible Preferred Stock or exercise of the Warrants or in lieu of accrued but unpaid dividends, (b) securities issued upon the exercise of or conversion of convertible securities, options or warrants issued and outstanding on the date of authorization of the Convertible Preferred Stock, provided further that such securities have not been amended thereafter to increase the number of such securities or to decrease the exercise or conversion price of any such securities (other than by the anti-dilution provisions thereof, if any), (c) issuances of equity securities to employees, consultants, landlords or suppliers of or to the Company in one or more transactions approved by the Board or in mergers, consolidations, acquisitions, joint ventures or strategic alliances approved by the Board, and (d) issuances of equity securities to commercial banks or other lenders in connection with the Company obtaining loan financing in one or more transactions approved by the Board.

Note 5 — PREFERRED STOCK (Continued)

Before any distribution or payment shall be made to the holders of any common stock with respect to the entitlement to receive liquidation proceeds upon the occurrence of a Liquidation Event (as hereinafter defined), the holders of Convertible Preferred Stock shall be entitled to be paid out of the assets of the Company legally available therefore an amount equal to the Stated Value with respect to each outstanding share of Convertible Preferred Stock held by them, plus an additional amount equal to any accrued but unpaid dividends for each share of Convertible Preferred Stock then held (such amount payable as to each such share of Convertible Preferred Stock, the “Liquidation Preference”).  If, upon any Liquidation Event, the remaining assets of the Company legally available for payment of the aggregate amount of all Liquidation Preferences payable in respect of outstanding shares of Convertible Preferred Stock (after payment of requisite liquidation distributions or payments to holders of shares of any class or series of capital stock of the Company with a liquidation preference senior to the Convertible Preferred Stock) shall be insufficient to make payment in full of all Liquidation Preferences payable with respect to outstanding shares of Convertible Preferred Stock and shares of any class or series of Capital Stock of the Company at the time outstanding with a liquidation preference on parity with the Convertible Preferred Stock, then all such remaining assets legally available therefore shall be distributed among the holders of shares of Convertible Preferred Stock at the time outstanding and the holders of shares of any class or series of capital stock of the Company at the time outstanding with a liquidation preference on parity with the Convertible Preferred Stock, ratably among them in proportion to the full amounts to which they would otherwise be respectively entitled.  If, upon any Liquidation Event, the remaining assets of the Company legally available for payment of the aggregate amount of all Liquidation Preferences payable in respect of outstanding shares of Convertible Preferred Stock outstanding and all shares of any class or series of capital stock of the Company at the time outstanding with a liquidation preference on parity with the Convertible Preferred Stock (after payment of requisite liquidation distributions or payments to holders of shares of any class or series of capital stock of the Company with a liquidation preference senior to the Convertible Preferred Stock) shall be in excess of the amounts necessary to make payment in full of all Liquidation Preferences payable with respect to outstanding shares of Convertible Preferred Stock and all such shares of stock on a parity with the Convertible Preferred Stock, then all such excess assets remaining and legally available therefore shall be distributed among the holders of shares of Convertible Preferred Stock at the time outstanding and the holders of the common stock, ratably among them in proportion to the number of shares of common stock then owned or into which shares of Convertible Preferred Stock would then be convertible.  For purposes hereof, the term “Liquidation Event” shall mean (i)(a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent of the voting securities of the Company, (b) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity as a result of which the Company ceases to exist or as a result of which the common stock ceases to be a class of securities registered under the Exchange Act, other than (x) a merger solely for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity or (y) a merger or consolidation pursuant to which holders of the capital stock of the Company immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance, (c) the sale, lease, license or other disposition of all or substantially all the assets or any substantial asset of the Company in one or a series of related transactions or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c) or (ii) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.  Except as otherwise provided by the Nevada Revised Statutes, the Convertible Preferred Stock votes as a class with the common stock with a number of votes equal to the number of shares of common stock into which each share of Convertible Preferred Stock is convertible at the then-current Conversion Price.  Neither common stock nor Convertible Preferred Stock possesses cumulative voting rights.

Note 6 — WARRANTS

Set forth below is a description of the Company’s warrants:

Shares of Common Stock

Designation/ Reason Granted	Issuable upon Exercise	Exercise Price Per Share	Expiration Date

Bridge Warrants/Bridge Financing	128,426	$1.00	September 2011
Investor Warrants/ 2007 Private Placement	1,350,000	$0.40	March 2012
Placement Agent Warrants	945,000	$0.80	March 2012
10% Note Warrants	500,000	$0.40	March 2012
12% Bridge Note Warrants	200,000	$1.00	March 2012
Series H Warrants	209,635	$0.40 to $2.40	December 2008
Ancillary Warrants	1,000	$0.80	April 2008
Ancillary Warrants	6,000	$0.40	June 2009
Seller Warrants/Acquisition	35,000	$1.00	March 2012

The exercise price of the warrants and the number of shares subject thereto shall be subject to adjustment in the event of stock splits, stock dividends, reverse stock splits, and similar events. Further, in the event that the Company should issue shares of its common stock at an effective price per share less than the then effective exercise price of the Warrants, the exercise price and the number of shares subject to such warrants shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of common stock and such lower effective price on a non-fully-diluted basis, subject to similar exceptions to those described for such adjustments above with respect to the Convertible Preferred Stock.  The warrants contain standard reorganization provisions.

During the year ended December 31, 2007, the Company issued 235,000 shares at $1.00, 945,000 at $0.80 and 1,850,000 at $0.40. During the year ended December 31, 2006, the Company issued 25,000 shares at $0.40 through the exercise of warrants.  One of the Company’s directors, O. Lee Tawes, III, exercised warrants for 86,250 shares at $0.80 per share and 15,000 shares at $1.60 per share.  In addition, the Company’s Chief Executive Officer, Neil Reithinger, exercised a warrant for 8,157 at $1.60 per share and options for 30,000 shares and 15,375 shares at $1.60 and $1.40 per share, respectively, through the conversion of debt owed by the Company.

The following table reflects a summary of common stock warrants outstanding and warrant activity during 2006 and 2007:

	2007			2006
		Weighted Average Exercise Price	Weighted Average Term (Years)		Weighted Average Exercise Price
Warrants outstanding at December 31, 2006	375,207	$0.79	.19	275,635	$1.40
Granted during the year	3,530,000	$0.63	4.39	134,572
Exercised during the year	0			(25,000)
Expired during the year	0			(10,000)
Warrants outstanding at December 31, 2006	3,905,207	$0.65	4.58	375,207	$0.80

The common stock warrants expire as follows in year ended December 31, 2007:

2008	240,635
2009	6,000
2010	250,000
2011	128,572
2012	3,280,000
3,905,207

Note 7 — RELATED PARTY TRANSACTIONS

From time to time, certain officers and directors loan the Company money as well as defer payment of salaries in order to assist the Company in its cash flow needs.

The table below sets forth the amounts of notes payable and accrued salaries of the Company’s officers and directors as of December 31, 2007:

	Notes Payable		Accrued Salaries & Bonus	Accrued Dividend
	Amount	Accrued Interest	Amount	Amount
Neil Reithinger President & C.E.O.	$181	––	$109,900	––
Thomas Pinkowski Vice-President	$337,500	23,896.81	$80,000
Karl H. Rullich Vice-President	$40,010	$2,576	$137,875	$94,900
O. Lee Tawes, III Director	$850,000	$27,657	––	––

The table below sets forth the amounts of notes payable and accrued salaries of the Company’s officers and directors as of December 31, 2006:

Officer/Director	Notes Payable		Accrued Salaries	Accrued Dividend
	Amount	Accrued Interest	Amount	Amount
Neil Reithinger President & C.E.O.	$79,1401	––	$87,127	––
Karl H. Rullich Vice-President	$52,400	$5,632	$123,958	$279,000
O. Lee Tawes, III Director	$525,000	$141,280	––	$175,248

As part of the acquisition of Nutritional Specialties, Inc. on April 5, 2007 effective March 30, 2007 Nutritional Specialties had a $100,000 Notes Receivable from Thomas Pinkowski who after the acquisition became a Vice President of the Company. This note was acquired as part of the assets acquired from Nutritional Specialties. Consistent with SEC regulations that prohibit a Company from issuing loans to Related Parties,  this note was eliminated and reflected as a deemed dividend with a charge to Additional Paid in Capital.

The Company’s policy with regard to transactions with affiliated persons or entities is that such transactions will be on terms no less favorable than could be obtained from non-affiliates.  The foregoing transactions are on terms no less favorable that those that could be obtained from non-affiliates.  Any such transaction must be reviewed by the Company’s independent Director.

Note 8 — LEASE OBLIGATIONS

The Company leases its offices and warehouse under an operating lease that expires in 2008.  Rent expense under the Arizona lease was $87,398 and $89,103 for the years ended December 31, 2007 and 2006, respectively.  The future minimum lease obligation for the remaining term of the lease of nine months at December 31, 2007 is $36,774.

Nutritional Specialties’ principal office and warehouse is located in leased space of approximately 10,381 square feet of office space under an operating lease that expires on June 30, 2008.  The Company believes this facility will provide sufficient capacity to handle Nutritional Specialties’ needs in the coming year.  Rent expense under this lease was $59,656 for the year ended December 31, 2007.  The future lease obligation for the remaining term of the lease of six months at December 31, 2007 is $39,864.

Note 9 — GEOGRAPHIC AREA DATA BY PRODUCT LINE

The Company generates its revenues from numerous customers, primarily in the United States.  The Company’s product lines include primarily nutritional and dietary supplements.  The Company operates in only one reportable segment and holds all of its assets in the United States.  The following table outlines the breakdown of sales to unaffiliated customers domestically and internationally:

Net Sales
	2007	2006
Nutritional and Dietary Supplements:
United States	$7,354,151	$659,535
Canada	951,974	172,928
Other International	1,222,745	245,466
Total	$9,528,870	$1,077,929

Note 10 — CREDIT RISK AND OTHER CONCENTRATIONS

As of December 31, 2007 and 2006, one customer constituted more than 13% and 25% of trade accounts receivable, respectively.  For the years ended December 31, 2007 and 2006, no customer was greater than 10% of net sales. At December 31, 2006, approximately 32.9% of the Company’s trade accounts receivable balance was due from one customer.

From time to time, the Company’s bank balances exceed federally insured limits.  At December 31, 2007, the Company’s cash balance exceeded federally insured limits by $80,665.

We are dependent on certain third-party manufacturers, although we believe that other contract manufacturers could be quickly secured if any of our current manufacturers cease to perform adequately.  As of December 31, 2007, we utilized nine different contract manufacturers, including two manufacturers owned or controlled by Charles Ung or M. Amirul Karim, former stockholders of Nutritional Specialties, pursuant to agreements that obligate Nutritional Specialties to buy specified products from these companies for an initial three year period, subject to two annual renewal terms, so long as pricing and other terms are competitive with those of other manufacturers.  For the periods ended December 31, 2007 and 2006, we purchased 35% and 26.8%, respectively, of our finished goods from two manufacturers. Management believes alternative sources are available, if required.

Note 11 — STOCK OPTIONS

Under the Company’s Employee Incentive Stock Option Plan (the “1996 Plan”) approved by the stockholders in 1996, the total number of shares of common stock that may be granted is 500,000, amended to 325,000 in 1999.  The 1996 Plan provides that shares granted come from the Company’s authorized but unissued common stock.  The price of the options granted pursuant to these plans will not be less than 100% of the fair market value of the shares on the date of grant.  The options expire ten years from date of grant.  At the Company’s Annual Meeting held on December 10, 2004, the Company’s stockholders approved the 2004 Stock Option Plan (the "2004 Plan"). At our Board of Directors meeting held on July 28, 2007, the Board approved an increase in the number of shares of common stock that may be granted to 2,000,000 under all plans.  A total of 584,000 shares available for stock grants under both plans, or 8.9% of the Company’s issued and outstanding common stock as of December 31, 2007, assuming all options under both plans were granted and exercised.

The Company granted 1,262,500 stock options during the year ended December 31, 2007, and did not grant any stock options in the year ended December 31, 2006.

The summary of activity for the Company's stock options is presented below:

	2007	Weighted Average Exercise Price	2006	Weighted Average Exercise Price

Options outstanding at beginning of year	155,500	$2.84	155,000	$2.84
Granted	762,500		––
Exercised	––	––	––
Terminated/Expired	(1,500)
Options outstanding at end of year	916,000	$1.13	155,000	$3.40
Options exercisable at end of year	591,000	$1.13	62,500	$3.40
Options available for grant at end of year	584,000		328,625

Price per share of options outstanding	$0.46-$3.80		$0.46-$3.80

Weighted average remaining contractual lives	3.3 years		4.7 years

Weighted Average fair value of options granted during the year	$430,000		––

The common stock options expire as follows:

2008	5,250
2009	126,250
2010	2,500
2011	4,500
2012 - 2017	777,500
916,000

Unrecognized compensation costs related to non-vested share based compensation for the above options amounted to $512,000 as of December 31, 2007.

Note 12 — INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Net deferred tax assets totaling $5,151,000 at December 31, 2007 were offset by a valuation allowance of $5,151,000 that was provided due to the uncertainty of future realization of federal and state net operating loss carryforwards that give rise to approximately $5,024,000 of the net deferred income tax asset. The deferred income tax assets are comprised of the following at December 31, 2006:

	2007	2006
Deferred income tax assets:
Write-off of investment	$54,000	$54,000
Deferred compensation	102,000	87,000
Stock based compensation	138,000
Other	1,000
Net operating loss carryforward	5,022,000	4,291000
Total deferred income tax assets	5,317,000	4,432,000
Deferred income tax liabilities:
Goodwill and intangible assets	(166,000)
Valuation allowance	(5,151,000)	(4,432,000)
Net total	$0	$0

At December 31, 2007, the Company had federal and state net operating loss carryforwards of approximately $13,431,000 and $6,506,000, respectively.  The federal net operating loss carryforwards expire in 2013 through 2028 and state loss carryforwards expire 2008 through 2013.

The valuation allowance was increased by $696,000 during the year ended December 31, 2007.  The current income tax benefit of $708,000 and $220,000 generated for the years ended December 31, 2007 and 2006, respectively, was offset by an equal increase in the valuation allowance.  The valuation allowance was increased due to uncertainties as to the Company’s ability to generate sufficient taxable income to utilize the net operating loss carryforwards.

A reconciliation of the differences between the effective and statutory income tax rates is as follows:

	2007		2006

Federal statutory rates	$(580,000)	(34)%	$(212,000)	(34)%
State income taxes	(119,000)	(7)%	(38,000)	(6)%
Valuation allowance for operating loss carryforwards	696,000	40%	249,000	39%
Other	3,000	1%	1,000	1%
Effective rate	$0	0%	$0	0%

Note 13 — SHORT-TERM NOTES PAYABLE

Short term notes payable at December 31, 2007 consisted of the following:

Description	2007	2006
Related party
Current portion of notes payable to officer and a director of the Company	$364,583	$
Notes payable to a director. Unsecured note bearing interest at 10% per annum and are due May 2005 – May 2006.			525,000
Note payable to officers bearing interest at 12% per annum, unsecured and past due	40,191		131,540
Total short term related party notes payable	404,774		656,540
Other
Notes payable bearing interest at 12% per annum, are unsecured and mature June 2003 through January 2009.	137,475
Convertible notes payable – Other. Unsecured notes bear interest at 12% -15% per annum and were due December 2000 through August 2001.			471,081
Notes payable – Other. Notes bears no interest, is unsecured and is due at such time that the Company reaches appositive stockholders’ equity			150,000
Senior notes payable – Other. Notes bear interest at 10% per annum and were due September 2007. The notes are unsecured.			300,000
Current portion of notes payable	4,051,933
Bank credit line due in monthly installments of principal and interest based on outstanding balance at a rate of 1% over prime per annum until maturity, is secured by all business assets, maximum borrowing capacity of $500,000.	483,259
Bank credit line due on demand and is secured by certain officers of the Company, maximum borrowing capacity of $100,000	98,222		99,671
Net carrying amount of short term notes payable other	4,770,889		1,020,752
Less: Discount on Debt	145,334		162,971
Short term notes payable other	4,625,555		857,781
Total short term notes payable	$5,030,329		$1,514,321

Interest costs in the year ended December 31, 2007 and 2006 amounted to $658,956 and $271,744 respectively. The weighted average interest rate for all short term borrowings amounts to 14.8% for 2007 and 18.8% for 2006.

NOTE 14 — LONG-TERM DEBT

Long-term debt at December 31, 2007 and 2006 consisted of the following:

Description	2007	2006
Related party
Note payable to an officer of the Company, bearing interest at 8% per annum, unsecured and matures on March 31, 2009	$262,500	$

Note payable bearing interest at 8%, held by an officer of the Company and convertible into common stock of the Company, unsecured and matures on March 31, 2009	75,000
Note payable to a director of the Company, bearing interest at 10%, unsecured and matures on February 28, 2009	500,000
Note payable to a director of the Company, bearing interest at 10%, unsecured and matures on February 28, 2009	350,000
Total long term debt related parties	1,187,500
Less: current maturities	364,583
Long-term portion	$822,917	$
Other
Notes payable to a bank, bearing interest at 9.25% per annum, has senior debt priority, secured by all business assets, guaranteed by a director of the Company and matures July 9, 2009	$2,000,000	$
Note payable to a bank, bearing interest at 9.25% per annum, has senior debt priority, secured by all business assets and matures on April 1, 2010, Company is in default on certain financial covenants.	1,437,350
Note payable bearing interest at 10%, unsecured and matures on February 28, 2009	500,000
Notes payable bearing interest at 8% per annum, unsecured and mature on March 31, 2009	262,500
Note payable bearing interest at 8% convertible into common stock of the Company, unsecured and matures on March 31, 2009	375,000
Note payable to a trust, bearing interest at 5% per annum, unsecured, matures in May 2013	997,274
Capitalized equipment lease	5,378
Note payable bearing interest at 30% per annum (interest due when Baywood achieved positive shareholders equity), unsecured due January 2009	90,000
Carrying value of Long-term notes payable	5,667,502
Less: Debt Discount	22,042
Total long-term debt other	5,645,460
Less: current maturities	4,051,933
Long term portion	1,593,527
Total long-term debt	$2,416,444		$––

On September 19, 2006, the Company completed the 2006 Bridge Financing.  Each Unit consisted of (i) $50,000 principal amount of Senior Convertible Notes and (ii) Bridge Warrants to purchase 21,429 shares of the Company’s common stock at a price per share of $0.70, which represents 30% of the principal amount divided by the exercise price.  The Senior Convertible Notes matured on the earlier of (a) 12 months after initial issuance, (b) upon the consummation by the Company of a merger, business combination, sale of all or substantially all of its assets or other change of control or (c) following the closing of a Qualified Placement.  The principal amount and accrued interest on the Senior Convertible Notes were convertible, at the option of each investor, into the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.

Investors in the 2006 Bridge Financing have customary "piggyback" registration rights, as well as, in certain cases, the right to demand that the Company file a single registration statement, in each case with respect to the shares of its common stock issuable upon exercise of the Bridge Warrants.  Registration rights, if any, with respect to any capital stock issuable upon conversion of the Senior Convertible Notes were to be set forth in the terms of the Qualified Placement.  The Company used the net proceeds of the 2006 Bridge Financing for working capital purposes.  As of March 30, 2007, the investors converted all of the Senior Convertible Notes into six Units in the Company’s 2007 Private Placement, and the Company paid all accrued interest in cash in the aggregate amount of $16,832.

The 10% Note (i) bears interest at the rate of 10% per annum, payable monthly in arrears, commencing April 30, 2007, (ii) is payable as to $500,000 of principal on February 28, 2009 and as to the balance, if not paid by the Company by February 28, 2009, will become a demand note from and after such date, (iii) is subject to prepayment by the Company without premium or penalty, but with accrued interest, after March 1, 2008, or at any time upon the closing of any offering of equity securities of the Company after the 2007 Private Placement for aggregate gross proceeds of at least $4,000,000, (iv) is subject to mandatory prepayment at the option of the holder upon the occurrence of a sale of the business or other change of control, as defined in the 10% Note, (v) is entitled to the same registration rights for the 10% Note Warrants and the common stock issuable upon exercise thereof as are being granted to investors in the 2007 Private Placement and (vi) is subordinated to the prior payment of the indebtedness incurred in the Bank Financing, except that scheduled principal and interest payments may be made so long as the Bank Financing is not in default.

The 12% 2007 Bridge Note (i) bears interest at the rate of 12% per annum, payable at maturity, (ii) is payable 90 days after the date of issuance, (iii) is subject to a late charge of 5% of any amount not paid within 15 days of the due date; (iv) is entitled to the same registration rights for the 12% Bridge Note Warrants and the common Stock issuable upon exercise thereof as are being granted to investors in the 2007 Private Placement and (v) is subordinated to the prior payment of the indebtedness incurred in the Bank Financing, except that scheduled principal and interest payments may be made so long as the Bank Financing is not in default.  Payment of principal and interest on the 12% 2007 Bridge Note has been unconditionally guaranteed by O. Lee Tawes, III, an affiliate of the placement agent and a member of the Company’s Board. The 12% 2007 Bridge Note was paid in full on July 12, 2007 using the proceeds of the Vineyard Bank financing.

The Bank Financing was provided by Vineyard Bank, and consisted of a $1,500,000 term loan and a $500,000 revolving line of credit loan to the Company.   The term loan, which was closed as of March 30, 2007, has a 3-year maturity with a 10-year amortization, at an interest rate of 9% per annum.  The revolving line of credit loan has a 2-year maturity at an interest rate equal to the prime rate plus 1%, fully floating, payable interest only until maturity, and requires one consecutive 30-day period each year when no revolving line of credit debt is outstanding.  Both loans are secured by a first priority security interest in all business assets of the Company. Both loans contain financial covenants, including cash flow coverage and leverage ratios.

On July 12, 2007, the Company repaid the 12% 2007 Bridge Note from the proceeds of a Refinancing from Vineyard Bank, consisting of a $2,000,000 term loan having a 2-year maturity, at an interest rate equal to the prime rate plus 2%.  The Refinancing is secured by the same collateral and contains substantially the same terms and conditions as the Bank Financing.  Repayment of the Refinancing has been guaranteed by O. Lee Tawes, III. As part of the bank financing the Company agreed to maintain certain financial ratios at the time of signing these agreements the Company was not in compliance with the covenants contained in the agreement. As of December 31, 2007 the Company continues to be in default of these covenants. The bank has not demanded payment of the loans, as such all Vineyard Bank loans are reflected as currently due.

The purchasers of the 10% Notes were O. Lee Tawes, III, and his designee.  Mr. Tawes, Mr. David Tsiang, a member of the Company’s Board and the Managing Director of Investment Banking of the placement agent, Northeast Securities and other affiliates or employees of the placement agent also purchased an aggregate of $1,060,000 of Units in the 2007 Private Placement.  Other affiliates or employees of the placement agent also purchased an aggregate of four Units in the 2006 Bridge Financing.

The convertible debt outstanding at December 31, 2007 of $450,000 would be convertible into a maximum of 450,000 shares of the Company’s common stock at December 31, 2007, on the basis of the lowest fixed conversion price.

The following is a schedule of principal maturities for the next five years and the total amount thereafter on this note as of December 31, 2007:

Year Ending December 31,	Principal Maturities
2008	$ 4,416,516
2009	1,619,697
2010	108,022
2011	113,549
2012	119,076
2013 and after	456,100
Total	$ 6,832,960

NOTE 15 — BUSINESS COMBINATION

On April 5, 2007, effective March 30, 2007, the Company acquired, through its newly-formed wholly-owned acquisition subsidiary, substantially all of the assets, and assumed certain liabilities, of Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime® Vitamins, a California corporation, for a purchase price of approximately $11,100,000. As provided in the Asset Purchase Agreement, dated March 30, 2007, among the Company, the acquisition subsidiary, Nutritional Specialties and Thomas Pinkowski, Charles Ung and M. Amirul Karim, the stockholders of Nutritional Specialties, the purchase price was payable as $7,600,000 in cash, $1,100,000 in the Company’s common stock (valued at $1.00 per share, or 1,100,000 shares), an aggregate of $1,300,000 in promissory notes of the Company, consisting of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, convertible into shares of the Company’s common stock at $0.05 per share, assumption of indebtedness of approximately $1,100,000, and five-year warrants to purchase an aggregate of 35,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

In connection with the acquisition, the Company raised an aggregate of $10,215,000, including (i) $5,215,000 in an offering of units, with each unit consisting of 5,000 preferred shares, convertible into 62,500 shares of common stock at $0.80 per share, and five-year warrants to purchase 12,500 shares of common stock at an exercise price of $0.40 per share, (ii) the issuance of 10% notes in an aggregate principal amount of $1,000,000, (iii) the issuance of a 12% 2007 bridge note in the principal amount of $2,000,000, and (iv) bank financing in an aggregate principal amount of $2,000,000.  As part of the initial offering, all of the company’s senior convertible notes were converted into an aggregate of six units.  The purchasers of the 10% notes were issued warrants to purchase 500,000 shares of our common stock, at an exercise price of $0.40 per share, and the purchaser of the 12% bridge note was issued warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $1.00 per share.  Following the initial offering and until the termination of the 2007 private placement effective as of July 16, 2007, the Company sold an additional 3.7 units for an aggregate purchase price of $185,000.  The preferred shares and investor warrants comprising such units and the additional warrants, and the shares of the Company’s common stock underlying these preferred shares, investor warrants and additional warrants, are included in this offering.  The sale of the units, 10% notes and 12% bridge note was conducted through Northeast Securities, as the exclusive placement agent.

Following is a pro forma unaudited condensed balance sheet of the Company and Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime Vitamin® as of December 31, 2006 and pro forma condensed statements of income for the fiscal year of the Company ended December 31, 2006.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

12/31/2006

(UNAUDITED)

	Baywood	Nutritional	Pro Forma		Pro Forma
ASSETS	International, Inc.	Specialties, Inc.	Adjustments		Combined
Cash and equivalents	$22,200	$103,838	$1,122,392		$1,248,430
Accounts receivable	45,789	891,940	––		937,729
Inventories	76,644	1,016,588	––		1,093,232
Prepaid expenses and other current assets	64,727	60,675	––		125,402
Total current assets	209,360	2,073,041	1,122,392		3,404,793
Excess of purchase price over fair value of tangible assets	––	––	10,168,899	(2)	10,168,899
Other non-current assets	243,500	100,000	(242,000	)(3)	101,500
Property and equipment	27,584	19,267	––		46,851
Debt acquisition costs	––	––	893,052	(4)	893,052
				(5)
Total non-current assets	271,084	119,267	10,819,951		11,210,302
Total assets	$480,444	$2,192,308	$11,942,343		$14,615,095
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$706,401	$368,300	$––		$1,074,701
Interest payable	298,217	––	––		298,217
Accrued liabilities	715,786	533,487	––		1,249,273
Bank line of credit	––	307,257	––		307,257
Notes payable	1,514,321	93,004	(300,000	)(6)	1,307,325
Notes payable- Lifetime Acquisition	––	––	2,487,500	(4)	2,487,500
Total current liabilities	3,234,725	1,302,048	2,187,500		6,724,273
Notes payable	––	997,274	3,312,500	(4)	4,309,774
Less Discount	––	––	(867,890	)(5)	(867,890)
Net	––	997,274	2,444,610		3,441,884
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value, 10,000,000 shares authorized
Class A, 35,000 shares issued and outstanding	35,000	––	––		35,000
Class F, 11,710 shares issued and outstanding; stated value of $936,800	11,710	––	––		11,710
Class G, 200,000 shares issued and outstanding	200,000	––	––		200,000
Class H, 350,000 shares issued and outstanding	350,000	––	––		350,000
Class I, 521,500 shares issued and outstanding, $0.001 par value	––	––	521	(6)	521
Common stock, $0.001 par value, 50,000,000 shares authorized, 32,768,235 shares issued and outstanding	42,667	––	22,000	(1)	64,667
Common stock	––	40,000	(40,000)		––
Additional paid-in capital	10,705,990	107,000	7,073,698	(5)	17,886,688

Accumulated other comprehensive loss	(36,000)	––	––		(36,000)
Accumulated deficit	(14,063,648)		––		(14,063,648)
Retained Earnings	––	945,986	(945,986)		––
Treasury stock	––	(1,200,000)	1,200,000		––
Total stockholders' equity (deficit)	(2,754,281)	(107,014)	7,310,233		4,448,938
Total liabilities and stockholders' equity	$480,444	$2,192,308	$11,942,343		$14,615,095

_______________________________

(1) The Company issued 1,100,000 shares of its common stock to sellers as part of the purchase price that is valued at the trading price on March 30, 2007, or $1.00 per share.

(2) The total purchase price is as follows:

Cash	7,631,989
Notes payable- sellers	1,300,000
Common stock	1,100,000
Value of warrants	19,600
Transaction cost	117,310
10,168,899
Net Assets acquired, net of cash	119,807
Total	10,288,706

The notes payable consist of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, and a five-year warrant to purchase 35,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The 8% convertible notes are convertible into shares of common stock at a conversion price of $1.00 per share, subject to various adjustments.

(3) During 2006, the Company paid various professional fees in connection with the acquisition of Nutritional Specialties, Inc. These expenses were deferred at December 31, 2006 and allocated as a cost of the investment in Nutritional Specialties, the raising of debt and the raising of equity.

(4) In connection with the acquisition, the Company raised $4,500,000 from (i) the issuance of 10% notes in the aggregate principal amount of $1,000,000,   (ii) the issuance of a 12% 2007 bridge note in the principal amount of $2,000,000, and (iii) bank financing in the aggregate principal amount of $1,500,000.

(5) The Company issued warrants to (i) the sellers to acquire 35,000 shares of its common stock at $1.00 per share, (ii) the purchasers of the 10% notes to purchase 500,000 shares of common stock at an exercise price of $0.40 per share, (iii) and the purchaser of the 12% 2007 bridge notes to purchase 200,000 shares of common stock at an exercise price of $1.00 per share. In addition, the Company issued warrants to Northeast Securities, Inc. to purchase 924,187 shares of common stock at an exercise price of $0.80 per share. Northeast Securities, Inc. was the exclusive placement agent and was issued the warrants for their services in connection with the placement of the equity and certain of the notes. Using the Black-Scholes option pricing model, the value of these warrants is determined to be an average $0.028 per warrant. The value assigned to the warrants relating to the debt is recorded as a discount of the debt and an addition to additional paid in capital. The value of the warrants issued to Northeast Securities, Inc. is included in debt acquisition cost and additional paid in capital as a cost of raising the financing.  See also (6) below relating to warrants issued to purchasers of the Series I 8% cumulative convertible preferred stock.

(6) In connection with the acquisition, the Company issued 104.3 units consisting of 5,000 shares per unit of Series I 8% cumulative convertible preferred stock, convertible into 62,500 shares of common stock at $0.80 per share, and a five year warrant to purchase 12,500 shares at an exercise price of $0.40 per share to a group of accredited investors. As part of the offering, $300,000 of the Company’s outstanding indebtedness was converted into shares of the Series I preferred stock.

(7) Additional paid in capital includes the amounts received in excess of the par value of the common and preferred shares issued and the value of the warrants issued to certain note holders, the placement agent and the investors in the preferred stock. It is also being reduced for the costs incurred in connection with raising the equity.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

	Baywood	Nutritional	Pro Forma		Pro Forma
	International, Inc.	Specialties, Inc.	Adjustments		Combined
NET SALES	$1,077,929	$11,981,956	$––		$13,059,885
COST OF SALES	560,862	6,843,355	––		7,404,217
Gross profit	517,067	5,138,601	––		5,655,668
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Marketing expenses	239,025	2,440,647	––		2,679,672
General and administrative expenses	625,820	1,359,455	––		1,985,275
Amortization	––		––	(1)	––
Depreciation	5,260	14,484	––		19,744
Total selling, general and administrative expenses	870,105	3,814,586	––		4,684,691
Operating income (loss)	(353,038)	1,324,015	––		970,977
OTHER INCOME (EXPENSE):
Interest income	272	––	––		272
Miscellaneous expense	––	––	––		––
Other Income	––	26,795	––		26,795
Interest expense	(271,744)	(42,225)	––	(2)	(313,969)
Total other expense	(271,472)	(15,430)	––		(286,902)
INCOME (LOSS) BEFORE INCOME TAXES	(624,510)	1,308,585	––		684,075
INCOME TAX PROVISION	––	––	––		––
NET INCOME (LOSS)	$(624,510)	$1,308,585	$––		$684,075
BASIC & DILUTED NET LOSS PER SHARE	$(0.36)	N/A	$––	(3)	$0.12
WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	2,100,096	N/A	––		2,155,096

(1) The excess of the purchase price over the fair value of the assets acquired is allocated between those intangible assets that have estimated useful lives and goodwill. For the purpose of these pro forma financial statements the entire amount is being allocated to goodwill. Goodwill is not amortized but is tested for impairment in value annually.

(2) The Company incurred various costs relating to the issuance of the notes payable that are described as debt acquisition costs on the balance sheet. These costs will be amortized as additional interest costs over the terms of the related notes which range between 2007 and 2010. Amortization is a non-cash charge to earnings and as such does not affect the Company’s cash flow.

(3) An additional 55,000 shares have been added to the weighted average shares outstanding, representing shares issued to the sellers in connection with the acquisition.

Note: The Company intends to eliminate certain general and administrative expenses related to reductions in rent and payroll as facilities are consolidated and duplicate positions are eliminated.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007

	Baywood	Nutritional	Pro Forma	Pro Forma
	International, Inc.	Specialties, Inc.	Adjustments	Combined
NET SALES	$982,381	$11,781,290	$––	$12,763,671
COST OF SALES	472,545	6,476,763	––	6,949,308
Gross profit	509,836	5,304,527	––	5,814,363
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Marketing expenses	532,358	1,093,686	––	1,626,044
Shipping	61,520	1,054,553		1,116,073
General and administrative expenses	2,335,030	1,361,402	––	3,696,432
Total selling, general and administrative expenses	2,928,908	3,509,641	––	6,438,549
Operating income (loss)	(2,419,072)	1,794,886	––	(624,186)
OTHER INCOME (EXPENSE):
Interest income	3,807	––	––	3,807
Other Income	187,001	38,290	––	225,291
Interest expense	(619,023)	(39,934)	––	(658,957)
INCOME (LOSS) BEFORE INCOME TAXES	(2,847,287)	1,793,242	––	(1,054,045)
INCOME TAX PROVISION	––	––	––	––
NET INCOME (LOSS)	$(2,847,287)	$1,793,242	$––	$(1,054,045)
BASIC & DILUTED NET LOSS PER SHARE	$(0.66)	N/A	$––	$0.25
WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	4,283,338	N/A	––	4,283,338

BAYWOOD INTERNATIONAL, INC.

Consolidated Balance Sheets

Unaudited

	September	December 31,
	2008	2007
	(Unaudited)
CURRENT ASSETS
Cash & cash equivalents	$375,903	$692,049
Accounts Receivable, net of allowance for uncollectible $2,166 in 2007; $140,586 in 2008	1,334,327	760,304
Inventory, net	1,413,272	1,368,412
Prepaids	85,626	69,952
Total Current Assets	3,209,128	2,890,717
PROPERTY & EQUIPMENT
Computer & Equipment, net	141,128	65,382
OTHER ASSETS
Goodwill & Other intangible assets	13,901,827	9,471,922
Deferred Financing Costs, net	538,426	346,916
Other	250	34,671
Total Other Assets	14,440,503	9,853,509
Total Assets	$17,790,759	$12,809,608
CURRENT LIABILITIES
Accounts Payable	$1,686,608	$1,081,790
Accrued liabilities related party	185,809	488,923
Accrued Liabilities	1,046,899	819,447
Interest Payable	118,656	119,259
Dividends payable	112,471	108,943
Short-term notes - related party	1,568,691	404,774
Short-term notes - other	564,911	581,481
Notes Payable - current portion	5,799,986	4,044,074
Total Current Liabilities	11,084,031	7,648,691
OTHER LIABILITIES
Long-term debt - related party	1,900,000	822,917
Long-term debt - other	822,920	1,593,527
Total Other Liabilities	2,722,920	2,416,444
Total Liabilities	13,806,951	10,065,135
STOCKHOLDERS' EQUITY
Preferred Stock, $.001 par value, convertible 10,000,000 shares authorized-
Class A - 35,000 shares outstanding	35	35
Class H - 23,558 shares outstanding	24	24
Class I - shares outstanding 540,000 in 2007; 535,000 in 2008	535	540
Common Stock, $.001 par value, 500,000,000 shares authorized, September 30, 2008 8,324,056; December 31, 2007 6,579,647 shares outstanding	8,324	6,580
Additional Paid-in Capital	22,291,120	18,910,811
Accumulated Other Comprehensive Loss	(37,350)	(37,350)
Accumulated deficit	(18,278,880)	(16,136,167)
Total Stockholders' Equity	3,983,808	2,744,473
Total Liabilities and Stockholders' Equity	$17,790,759	$12,809,608

See accompanying notes to the financial statements.

BAYWOOD INTERNATIONAL, INC.

Consolidated Statements of Operations

Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
SALES:
NET SALES	$3,361,704	$3,214,465	$10,041,515	$6,627,148

COST OF SALES:
COST OF SALES	1,973,870	1,709,265	5,604,794	3,487,264

GROSS PROFIT	1,387,834	1,505,200	4,436,721	3,139,884

OPERATING EXPENSES:
SHIPPING & HANDLING	328,356	240,513	981,340	540,794
MARKETING EXPENSES	540,545	549,719	1,611,603	1,065,903
GENERAL & ADMINISTRATIVE	818,976	569,819	1,958,057	1,154,097
OPTION & STOCK COMPENSATION EXPENSE	300,637	10,000	420,006	318,000
DEPRECIATION & AMORTIZATION	28,968	1,403	85,374	2,987

TOTAL OPERATING EXPENSES	2,017,482	1,371,454	5,056,380	3,081,781

OPERATING INCOME (LOSS)	(629,648)	133,746	(619,659)	58,103

OTHER INCOME (EXPENSE):
INTEREST INCOME	213	––	1,020	3,745
MISCELLANEOUS INCOME (EXPENSE), Net	––	(8,553)	30,069	174,613
INTEREST EXPENSE	(207,892)	(199,624)	(554,942)	(546,164)
AMORTIZATION OF DEBT DISCOUNT & DEBT ACQUISITION COST	(307,418)	(138,213)	(573,298)	(901,137)
IMPAIRMENT CHARGE - JOINT VENTURE	––		(103,289)

TOTAL OTHER INCOME (EXPENSE)	(515,097)	(346,390)	(1,200,440)	(1,268,943)

INCOME (LOSS) BEFORE TAXES	(1,144,745)	(212,644)	(1,820,099)	(1,210,840)

PROVISION FOR INCOME TAXES

NET INCOME (LOSS)	$(1,144,745)	$(212,644)	$(1,820,099)	$(1,210,840)

PREFERRED DIVIDENDS DECLARED	107,471	108,471	322,613	250,046

INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(1,252,216)	$(321,115)	$(2,142,712)	$(1,460,886)

BASIC AND DILUTED NET (LOSS) PER COMMON SHARE	$(0.18)	(0.05)	(0.32)	$(0.35)

BASIC AND DILUTED WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	6,792,324	6,579,806	6,698,025	4,148,502

See accompanying notes to the financial statements.

BAYWOOD INTERNATIONAL, INC.

Consolidated Statement of Cash Flows

Unaudited

	For the Nine months ended September 30,
	2008	2007
Operating Activities:
Net (Loss)	$(1,820,099)	$(1,210,840)
Adjustments to reconcile net (loss) to cash used in operating activities
Depreciation & Amortization	658,672	965,238
Stock compensation expense	420,006	318,000
Impairment charge - Joint Venture	103,289
Changes in assets & Liabilities:
(Increase) decrease in-
Accounts receivable	(375,885)	(32,213)
Inventory	416,738	(111,304)
Prepaid expenses	121,226	30,495
Accounts payable & accrued Liabilities	(490,682)	(50,218)
Net cash (used) in Operating activities	(966,735)	(90,842)
Investing Activities:
Purchase of equipment	(55,656)	(3,867)
Purchase of net assets of Nutritional Specialties, Inc., net of cash acquired	––	(7,267,006)
Purchase of net assets of Skae Beverage International LLC., net of cash acquired	(755,941)	––
Investment in Joint Venture	(68,868)	––
Net cash (used) by investing activities	(880,465)	(7,270,873)
Financing Activities:
Proceeds from notes payable	2,834,000	6,572,419
Proceeds from sale of stock		5,022,306
Fees paid in connection with acquiring debt	(236,691)
Fees paid in connection with raising capital		(756,824)
Payment of dividends	(338,832)	(130,957)
Proceeds for line of credit, net	(16,569)	207,128
Principal payments on notes payable	(710,854)	(2,510,747)
Net cash provided by financing activities	1,531,054	8,403,325
Change in cash & equivalents during the period	(316,146)	1,041,610
Cash & cash equivalents beginning of period	692,049	22,200
Cash & cash equivalents end of period	$375,903	$1,063,810
Supplemental disclosures:
Cash paid during the year for:
Interest	$517,091	$383,183
NONCASH INVESTING AND FINANCING ACTIVITIES:
Net assets acquired from Nutritional Specialties, Inc. net of cash		136,593
Net Liabilities acquired from Skae Beverage International LLC	280,167
Accrued preferred stock dividends	322,613	117,144
Common stock issued in connection with acquisition	1,300,000	1,100,000
Debt conversion to common stock		585,969
Conversion of preferred to common stock	62,500	538,152
Value of warrants issued in connection with debt	1,524,958	867,890
Common stock issued in lieu of dividends	1,864	9,647
Debt issued in connection with acquisition	2,100,000	1,300,000
Exchange of accounts payable for common stock		65,000
Exchange of common stock issued for services	135,000
Value of warrants issued in connection with raising capital and debt		1,088,693
Decrease in market value of investment available-for-sale		29,850
Increase in long-term accounts payable		120,000

See accompanying notes to the financial statements

BAYWOOD INTERNATIONAL, INC.

FOOTNOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

NOTE 1 — BASIS OF PRESENTATION

The accompanying condensed consolidated balance sheet as of December 31, 2007, which has been derived from audited consolidated financial statements, and the unaudited interim condensed consolidated financial statements of Baywood International, Inc. (“Baywood” or the “Company”) as of and for the three and nine month periods ended September 30, 2008 and 2007 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the rules and regulations of the Securities and Exchange Commission.  They do not include all information and notes required by U.S. generally accepted accounting principles for complete financial statements.

The condensed consolidated financial statements for the quarter ended September 30, 2007 have been restated to reflect compensation expense for stock options that vested during that period.  Stock options are further discussed in Note 9. These amounts were included in the December 31, 2007 audited consolidated financial statement, but not in the condensed consolidated financial statements included in the Company’s Form 10-Q for the period ended September 30, 2007.

These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the accompanying notes contained in Baywood’s Annual Report on Form 10-K for the year ended December 31, 2007.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented have been included.  The results of operations for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the full year.

NOTE 2 — GOING CONCERN

The Company’s condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the condensed consolidated financial statements accompanying this Quarterly Report on Form 10-Q, the Company had negative net working capital of approximately $7,875,000 at September 30, 2008. The Company has not yet created positive cash flows from operating activities and its ability to generate profitable operations on a sustainable basis is uncertain.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  As discussed herein, the Company completed a business acquisition through a newly formed subsidiary on April 5, 2007 (effective March 30, 2007) and the Company completed a second business acquisition through a newly formed subsidiary on September 9, 2008.  The Company intends to integrate its newly acquired subsidiaries over the next several months and generate positive cash flow from profitable operations.    However, there is no assurance that profits from operations will generate sufficient cash flow to increase the Company’s net working capital.  The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company has identified the policies below as critical to its business operations and the understanding of its results of operations. The impact and any associated risks related to these policies on the Company’s business operations are discussed throughout this section.

Estimates –

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The fair value of each option and warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the nine months ended September 30, 2008 and the year ended December 31, 2007:

	September 30, 2008	December 31, 2007
Dividend yield	$0.73-$1.02	$0.80
Volatility	238-244%	250-261%
Risk free interest rate	2.91-3.62%	4.7-4.8%
Expected term	5 to 10 years	3 to 10 years
Liquidity discount	0%	58.5%

Inventory –

Inventories consist primarily of finished product, but at times will include certain raw materials, packaging and labeling materials and are recorded at the lower of cost or market on an average cost basis. The Company does not process raw materials but rather has third-party suppliers formulate, encapsulate and package finished goods.

	September 30, 2008	December 31, 2007
Raw material	$264,094	$181,293
Finished Goods	1,149,178	1,187,119
	$1,413,272	$1,368,412

Long life assets and intangibles

Furniture, fixtures, computers and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five years.  Leasehold improvements are recorded at cost and amortized over five to seven years.

Goodwill and other intangible assets resulted from the March 30, 2007 acquisition of certain net assets from Nutritional Specialties, Inc. and the September 9, 2008 acquisition of Skae Beverage International LLC.  The Nutritional Specialties intangible assets consist of Brand Value and Customer list valued at $626,000, these Brand value and Customer list are being amortized over a 5-10 year period. Amortization expense for the nine month period ended September 30, 2008 was $71,145.

In the fourth quarter the Company reviews its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Investment –

The Company holds an investment in Layfield Energy, Inc., (LEI) a joint venture that was initiated in December 2007 to create and distribute specialty beverages nationwide.  The Company committed to invest a maximum of $150,000 into LEI.

The Company has not exercised managerial control of the investment and therefore has treated the investment, its 43% ownership of the LEI, as a non-consolidated joint venture, using the equity method of accounting. From December 2007 (inception) to September 30, 2008, the investment revenues were $202,887 and the loss has been $470,063.  LEI is currently being funded by the majority shareholder.  As a result of the above operations, the Company has taken an impairment charge of $103,289 as of June 14, 2008.  This represents the Company’s full investment in the joint venture.  The Company is not required to and does not intend to fund future losses of the joint venture.

NOTE 4 — GEOGRAPHIC AREA DATA BY PRODUCT LINE

The Company generates its revenues from numerous customers, primarily in the United States.  The Company’s product lines include mainly nutritional dietary supplements and ready to drink beverages.  The Company operates in only one reportable segment and holds all of its assets in the United States.  The following table outlines the breakdown of sales to unaffiliated customers domestically and internationally for the nine months ended September 30:

Net Sales	2008	2007
Nutritional and Dietary Supplements:
United States	$8,167,162	$4,948,898
Canada	871,920	714,398
Other International	1,002,433	963,852
Total	$10,041,515	$6,627,148

NOTE 5 — CREDIT RISK AND OTHER CONCENTRATIONS

As of September 30, 2008, approximately 15% and 8% of accounts receivable were due from two customers.  Sales to these customers totaled approximately $585,310, and $259,023, respectively, for the nine month period ended September 30, 2008.

As of September 30, 2007, approximately 14% and 11% of accounts receivable were due from two customers.  Sales to these customers totaled approximately $185,000 and $388,000, respectively for the nine months ended.

At September 30, 2008, approximately 30% and 22% of accounts payable were due to two vendors.  Purchases from these vendors totaled approximately $1,695,440 and $1,239,345, respectively, for the nine month period ended September 30, 2008.

At September 30, 2007, approximately 29%, 21% and 10% of accounts payable were due to three vendors.  For the nine months ended September 30, 2007 purchases from these three vendors totaled approximately $1,922,000, $1,072,000 and $125,000, respectively.

A slowdown or loss of these customers or suppliers could materially adversely affect the results of operations and the Company’s ability to generate significant cash flow.

NOTE 6 — SHORT-TERM NOTES PAYABLE

Short-term notes payable at September 30, 2008 and December 31, 2007 consisted of the following:

Description	2008	2007
Related party
Current portion of notes payable to officer and a director of the Company	$1,543,750	$364,583
Note payable to officers bearing interest at 12% per annum, unsecured and past due	24,941	40,191
Total short-term related party notes payable	$1,568,691	$404,774

Other
Current portion of notes payable	$5,799,986	$4,044,074
Bank credit line due in monthly installments of principal and interest based on outstanding balance at a rate of 1% over prime per annum (6% at September 30, 2008) until maturity, is secured by all business assets, maximum borrowing capacity of $500,000.	496,242	$483,259
Bank credit line due on demand and is guaranteed by certain officers of the Company, maximum borrowing capacity of $3,000	2,330	98,222

Net carrying amount of short-term notes payable other	$6,298,558	$4,625,555

Interest costs in the three months ended September 30, 2008 and 2007 were $515,310 and $337,837 and for the nine months ended September 30, 2008 and 2007 amounted to $1,128,240 and $1,447,301, respectively. The weighted average interest rate for all short-term borrowings amounts to 12.7% for 2008 and 17.8% for 2007.

NOTE 7 — LONG-TERM DEBT

Long-term debt at September 30, 2008 and December 31, 2007 consisted of the following:

Description	2008	2007
Related party
Note payable to an officer of the Company, bearing interest at 8% per annum, unsecured and matures on March 31, 2009	$131,250	$262,500
Subordinated notes payable to a director, unsecured bearing interest at 12% per annum through the April 2008 Bridge Financing (See detail of terms below)	125,000
Note payable bearing interest at 8%, held by an officer of the Company and convertible into common stock of the Company, unsecured and matures on March 31, 2009	37,500	75,000
Note payable to a director of the Company, bearing interest at 10%, unsecured and matures on February 28, 2009	500,000	500,000
Note payable to a director of the Company, bearing interest at 10%, unsecured and matures on January 2, 2009	350,000	350,000
Note payable to a director of the Company, bearing interest at 12%, unsecured and matures on July 14, 2009	200,000
Note payable to an officer of the Company, bearing interest at 8% per annum, unsecured and matures on various dates to September 2013	1,000,000
Note payable to an officer of the Company, bearing interest at 8% per annum, unsecured and matures September 2013	100,000
Notes payable to the family trusts of an officer of the Company, bearing interest at 8% per annum, unsecured and matures on various dates to September 2013	1,000,000
Total long-term debt related parties	3,443,750	1,187,500
Less: current maturities	1,543,750	364,583
Long-term portion	$1,900,000	$822,917
Other
Note payable to a bank, bear interest at 7% per annum, has senior debt priority, secured by all business assets, guaranteed by a director of the Company and matures July 9, 2009	$1,966,667	$2,000,000
Notes payable bearing interest at 12% per annum, are unsecured and mature September 2003 through January 2009	130,325	137,475
Subordinated notes payable unsecured bearing interest at 12% per annum as part of the 2008 Bridge Financing	2,340,000
Note payable unsecured notes bear interest at 20% per annum and due February 2009.	150,000
Note payable to a bank, bearing interest at 7% per annum, has senior debt priority, secured by all business assets and matures on April 1, 2010, Company is in default on certain financial covenants.	1,363,952	1,437,350
Note payable bearing interest at 10%, unsecured and matures on February 28, 2009	500,000	500,000
Notes payable bearing interest at 8% per annum, unsecured and mature on March 31, 2009	131,250	262,500
Note payable bearing interest at 8% convertible into common stock of the Company, unsecured and matures on March 31, 2009	187,500	375,000
Note payable to a trust, bearing interest at 5% per annum, unsecured, matures in May 2013	924,411	997,274
Capitalized equipment lease	3,017	5,378
Note payable bearing interest at 30% per annum (interest due when Baywood achieved positive stockholders’ equity), unsecured due January 2009	90,000	90,000
Carrying value of Long-term notes payable	7,787,122	5,804,977
Less: Debt Discount	1,164,216	167,376
Total long-term debt other	6,622,906	5,637,601
Less: current maturities	5,799,986	4,044,074
Total long-term debt - other, net of current maturities	$822,920	$1,593,527

On April 4, 2008, the Company commenced a private placement of Units, referred to as the April 2008 Bridge Financing.  Each Unit consisted of (i) $50,000 principal amount of 12% Subordinated Notes and (ii) Warrants to purchase 31,250 shares of the Company’s common stock at a price per share of $0.80 which expire April 4, 2013. The 12% Subordinated Notes mature on the earlier of (i) 12 months after initial issuance, (ii) upon the consummation by the Company of a debt or equity financing in which the Company receives at least $3,000,000 in gross proceeds, referred to as a Qualified Placement, or other change of control. The principal amount and accrued interest on the Subordinated Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.  The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement.  The Company paid Northeast Securities, Inc., the placement agent for the sales of Units in the 2008 Bridge Financing, a fee of 7% of the gross proceeds, and is accounted for as Debt Discount noted in the above table, received by the Company.  16.6 Units have been sold to qualified investors for gross proceeds of $830,000.

On September 5, 2008, the Company commenced a private placement of Units, referred to as the September 2008 Bridge Financing.  Each Unit consisted of (i) $100,000 principal amount of 12% Subordinated Notes and (ii) Warrants to purchase 117,647 shares of the Company’s common stock at a price per share of $0.85 which expire September 5, 2013.  The 12% Subordinated Notes mature on the earlier of (i) September 4, 2009, and (ii) the consummation by the Company of a debt or equity financing or series of debt or equity financings in which the Company receives at least $4,000,000 in gross proceeds, referred to as a Qualified Placement. The principal amount and accrued interest on the Subordinated Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.  The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement.  The Company paid Northeast Securities, Inc., the placement agent for the sales of Units in the September 2008 Bridge Financing, a fee of 9% of the gross proceeds ,and is accounted for as Debt Discount noted in the above table, received by the Company and warrants to purchase 153,884 shares of the Company’s common stock at a price per share of $0.85 which expire September 5, 2013.  16.35 Units were sold to qualified investors for gross proceeds of $1,635,000.

The term loan agreement and the line of credit facility agreement with Vineyard Bank, N.A. which, together, comprise the Bank Financing, as well as the Refinancing documents, contain financial covenants which the Company will be required to maintain as well as certain restrictive covenants on its business, both of which will limit the Company’s ability to operate its business, including restrictions on its ability to:

•

incur additional debt or issue guarantees;

•

create liens;

•

make loans or investments;

•

sell certain assets;

•

acquire other businesses;

•

declare or pay dividends or make other distributions to stockholders, except for scheduled dividend payments on its Convertible Preferred Stock so long as the Company is not in default; and

•

consolidate, merge or transfer its assets outside of the ordinary course of business.

The Bank Financing and the Refinancing are also secured by a first priority security interest in substantially all of the Company’s assets and the assets of Nutritional Specialties, the Company’s wholly owned subsidiary.  As a result of this security interest, as well as the financial and restrictive covenants described above, the Company’s ability to respond to changes in business and economic conditions and to obtain additional financing, if needed, may be significantly restricted, and the Company may be prevented from engaging in transactions that might otherwise be beneficial to the Company.

In addition, a significant decrease in the Company’s operating results could adversely affect its ability to maintain required financial covenants under the Bank Financing and Refinancing agreements.  If financial covenants are not maintained, the Company’s creditors will have the option to require immediate repayment of all outstanding debt under such agreements.  In such event, the Company may be required to renegotiate certain terms of these agreements, obtain waivers from the creditors or obtain new debt agreements with other creditors, which may contain less favorable terms.  If the Company is unable to renegotiate acceptable terms, obtain necessary waivers or obtain new debt agreements, this could have a material adverse effect on its business, prospects, financial condition and/or results of operations.

The Company is in technical default on certain financial covenants with Vineyard Bank as of September 30, 2008, where there is $3,826,861 outstanding all of which is now reflected as currently due.  A member of the Company’s board of directors has guaranteed $2,000,000 of this debt. In the coming months, management believes it can remedy these technical defaults through renegotiation, waivers, pay down of indebtedness and/or issuance of equity capital.  However, there can be no assurances that the Company will be able to complete any of these processes.  Vineyard Bank has not demanded payment under these obligations.  If such demands are made and the Company is unable to repay any of the foregoing indebtedness or renegotiate or refinance on acceptable terms, or obtain necessary waivers, this could have a material adverse effect on its business, prospects, financial condition and/or results of operations.

NOTE 8 — STOCKHOLDERS’ EQUITY

During the nine months ended September 30, 2008, a shareholder converted 5,000 Series I Preferred Shares into 62,500 common shares. In addition, the Company issued 135,000 common shares in payment of services rendered. Such shares were recorded at fair value on the grant date of $1.00 per share. On September 9, 2008, the Company completed the acquisition of certain assets of Skae Beverage International, LLC, and as part of that acquisition the Company granted to Skae Beverage International, LLC, 1,444,444 common shares at an agreed value of $1,300,000.

NOTE 9 — STOCK OPTIONS AND WARRANTS

Options –

The Company granted 1,502,000 stock options to directors and employees during the nine months ended September 30, 2008.  Compensation cost recognized during the nine months ended September 30, 2008 related to stock based awards was $400,381. The Company granted stock options to employees during the nine months ended September 30, 2007.  Compensation cost recognized during the nine months ended September 30, 2008 related to stock based awards was $318,000. Options are usually issued at an exercise price equal to or above the fair value at the date of grant. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

The summary of activity for the Company's stock options is presented below:

	2008	Weighted Average Exercise Price
Options outstanding at beginning of year	916,000	$1.13
Granted for the period	1,502,000	0.86
Exercised for the period	––	––
Terminated/Expired	(17,250)	(1.34)
Options outstanding at September 30, 2008	2,400,750	$1.11
Options exercisable at September 30, 2008	710,750	$1.44
Options available for grant at September 30, 2008	3,084,000

Exercise price per share of options outstanding	$0.46-$3.80

Weighted average remaining contractual lives	8.3 years

Sum of fair value of options granted during the quarter	$811,000

The common stock options expire as follows:

2008	––
2009	126,250
2010	2,500
2011	4,500
2012 – 2018	2,267,500
2,400,750

Unrecognized compensation costs related to non-vested share-based compensation for the above options amounted to $802,000 as of September 30, 2008.

On July 1, 2008, under the terms of the Company’s 2008 Stock Option and Incentive Plan, the Company issued to certain employees 280,000 options to purchase common stock at $1.02 per share which vest ratably over a five year period and expire June 30, 2018. On September 9, 2008, under the terms of the 2008 Stock Option and Incentive Plan and consistent with the employment contract of Eric Skae, the Company issued to him 250,000 options to purchase common stock at $0.90 per share which 50,000 shares vest immediately and the remainder ratably over a four year period.  The Options will expire as to each vested portion if not exercised within five (5) years after the date of vesting.  On September 28, 2008, under the terms of the 2008 Stock Option and Incentive Plan, the Company issued to Neil Reithinger 300,000 options to purchase common stock at $0.80 per share which vest immediately and expire September 28, 2018 and 300,000 options to purchase common stock at $0.80 per share which vest upon the Company completing a $5,000,000 equity financing.  Such equity financing shall include the total of any one financing or the aggregate of one or more financings such that the total equals or exceeds $5,000,000. On September 28 2008, under the terms of the 2008 Stock Option and Incentive Plan, the Company issued to certain employees 309,500 options to purchase common stock at $0.80 per share which vest ratably over a five year period and expire September 28, 2018.

Warrants

During the nine months ended September 30, 2008, the Company issued 178,125 warrants to a related party at exercise prices ranging from $0.79 to $0.80 per share.  The warrants were issued for changes in the terms of existing notes payable and the April 2008 Bridge Financing. On July 14, 2008, the Company issued to a related party 312,500 warrants at an exercise price of $0.80 per share as part of additional financing provided by the related party. On September 5, 2008, the Company issued to a related party 150,000 warrants at an exercise price of $0.85 per share for the granting of a put option on the September 2008 Bridge Financing. On September 5, 2008, the Company issued to a related party 25,884 warrants at an exercise price of $0.85 per share as part of placement fees paid to Northeast Securities September 2008 Bridge Financing. The relative fair value of the warrants is approximately $330,000 and was recognized as additional debt discount and will be amortized using the effective interest method over approximately one year period.

In February 2008, the Company issued 75,000 warrants at exercise prices ranging from $0.75 to $0.79 per share, the warrants were issued for changes in the terms of existing notes payable. In conjunction with the April 2008 Bridge Financing the Company issued 440,625 warrants at an exercise price of $0.80 per share. In conjunction with the September 2008 Bridge Financing the Company issued 1,923,530 warrants at an exercise price of $0.85 per share. On September 5, 2008, the Company issued 128,000 warrants at an exercise price of $0.85 per share as part of placement fee paid to Northeast Securities September 2008 Bridge Financing. The relative fair value of the warrants is approximately $1,083,000 and was recognized as additional debt discount and will be amortized using the effective interest method over approximately one year.

The following table reflects a summary of common stock warrants outstanding and warrant activity during the nine months ended September 30, 2008:

		Weighted Average Exercise Price	Weighted Average Term (Years)
Warrants outstanding at December 31, 2007	3,905,207	$0.65	3.6
Granted during the period	3,233,664	0.83	4.6
Exercised during period	––
Expired during the period	(31,000)	0.99
Warrants outstanding at September 30, 2008	7,107,871	$0.73	3.2

The common stock warrants expire as follows:

Year	Amount
2008	$209,635
2009	$6,000
2010	$250,000
2011	$153,572
2012	$3,280,000
2013	$3,208,664
$7,107,871

The exercise price of the warrants and the number of shares subject thereto shall be subject to adjustment in the event of stock splits, stock dividends, reverse stock splits and similar events. Further, in the event that the Company should issue shares of its common stock at an effective price per share less than the then effective exercise price of the warrants, the exercise price and the number of shares subject to such warrants shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of common stock and such lower effective price on a non-fully-diluted basis, subject to similar exceptions to those described for such adjustments above with respect to the Series I Convertible Preferred Stock.  The warrants contain standard reorganization provisions.

NOTE 10 — RELATED PARTY TRANSACTIONS

From time to time, certain officers and directors loan the Company money as well as defer payment of salaries in order to assist the Company in its cash flow needs.

The table below sets forth the amounts of notes payable and accrued salaries of the Company’s officers and directors as of September 30, 2008:

	Notes Payable		Accrued
Officer/Director	Amount	Accrued Interest	Salaries & Bonus Amount	Accrued Dividend Amount
Neil Reithinger President & CEO	$181	––	$109,900		––
Thomas Pinkowski Vice-President	$168,750	3,414		$
Karl H. Rullich Vice-President	$24,760	$5,562	$137,875		$78,481
Eric Skae Vice President	$2,100,000	$9,205
O. Lee Tawes, III Director	$1,175,000	$74,404	––		––
	$3,468,691	$92,585	$247,775		$78,481

In February 2008, as part of the restructuring of two loans with O. Lee Tawes, III, the Company granted Mr. Tawes a warrant to purchase 50,000 shares of the Company’ common stock at an exercise price of $0.79 per share and a warrant to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.80 per share, both warrants expiring in February 2013.

In April 2008, Mr. Tawes participated in a private placement of Units, referred to as the April 2008 Bridge Financing, by acquiring 2.5 Units. Each Unit consisted of (i) $50,000 principal amount of 12% Subordinated Notes and (ii) Warrants to purchase 31,250 shares of the Company’s common stock at a price per share of $0.80, with an expiration date of April 4, 2013.

In July 2008, Mr. Tawes provided additional financing to the Company in the amount of $200,000 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 312,500 shares of the Company’s common stock at a price per share of $0.80, which will expire July 14, 2013.

In August 2008, the Company entered into a lease agreement with the brother of the Company’s President & CEO, Neil Reithinger. The Board of Directors, except for Mr. Reithinger, reviewed several proposals for alternate facilities and determined that Mr. Reithinger’s brother’s facility was superior and the terms of the lease were better than could be obtained from an independent third party. The lease is a five year lease with a two year option out, with monthly lease payments of $4,500.

On October 23, 2008, Eric Skae provided financing to the Company in the amount of $200,000 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 150,000 shares of the Company’s common stock at a price per share of $0.85, which will expire July 14, 2013.

On November 4, 2008, Scott Ricketts, participated in a private placement, for $100,000.

The Company’s policy with regard to transactions with affiliated persons or entities is that such transactions will be on terms no less favorable than could be obtained from non-affiliates.  The foregoing transactions are on terms no less favorable than those that could be obtained from non-affiliates.  Any such related party transaction must be reviewed by the Company’s independent Director.

NOTE 11 — SUBSEQUENT EVENTS

As disclosed above, on October 23, 2008, Eric Skae provided financing to the Company in the amount of $200,000 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 150,000 shares of the Company’s common stock at a price per share of $0.85, which will expire July 14, 2013.

As disclosed above on November 4, 2008, Scott Ricketts, participated in a private placement for $100,000.

NOTE 12 — CONTINGENCIES

The Company may from time to time be a party to lawsuits incidental to its business.  On December 27, 2007, Farmatek IC VE DIS TIC, LTD, STI, a former distributor of Nutritional Specialties, Inc., filed a claim in the Superior Court of California, County of Orange, against the Company’s wholly-owned subsidiary, Nutritional Specialties, Inc.  Farmatek alleges breach of contract and a violation of California Business and Professional Code. Farmatek is seeking $7,300,000 plus punitive damages and costs.  The Company believes this case is without merit and plans to defend it vigorously.  The Company believes this suit will not have a material adverse effect on its results of operations, cash flows or financial condition.

To the Company’s knowledge, as of September 30, 2008, there was no other threatened or pending litigation against the Company or its officers or directors in their capacity as such.

NOTE 13 — ACQUISITION

On September 9, 2008, the Company, through a subsidiary, acquired certain assets and liabilities from Skae Beverage International LLC. These assets included current assets, fixed assets and intangible assets such as Trademarks, Brand Name, customer list and Goodwill. In exchange for the foregoing, the Company agreed to pay an aggregate purchase price of $3,800,000 and assume certain liabilities of $1,041,064. The $3,800,000 purchase price is comprised of a series of 8% Subordinated Promissory Notes in the aggregate principal amount of $1,000,000, as well as a payment to Skae Beverage International LLC of $400,000 in cash, $1,100,000 in 8% Subordinated Promissory Notes and 1,444,444 shares of the Company’s Common stock valued at $1,300,000.

The following table sets forth the preliminary allocation of the acquisition cost, including acquisition-related expenses, to the assets acquired and liabilities assumed, based on their estimated fair values:

Current assets	$726,580
Equipment	34,320
Goodwill & Other Intangible assets	4,501,049
Total assets acquired	5,261,949

Current liabilities	1,041,064
Total liabilities assumed	1,041,064
Net assets acquired	$4,220,885

The Company is awaiting the final valuation report on its intangible assets.

The following table provides proforma results of operations for the three and nine months ended September 30, 2008 and 2007 as if Skae acquisition had been acquired as of the beginning of each period presented.  The proforma results assume that goodwill is the only intangible asset. However, proforma results do not include any anticipated cost savings or other effects of the planned integration.  Accordingly, such amounts are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the dates indicated or that may result in the future.

BAYWOOD INTERNATIONAL INC. AND SUBSIDIARIES

PROFORMA SUMMARY OPERATING STATEMENT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net revenues	$3,810,178	$3,650,155	$11,682,632	$7,764,735

Net loss	$(1,438,870)	$(187,643)	$(2,516,927)	$(1,302,194)

Diluted net loss per share	$(0.19)	$(0.04)	$(0.41)	$(0.28)

NOTE 14 — LOSS PER SHARE

Convertible preferred stock, notes payable and outstanding options and warrants were not considered in the calculation for diluted earnings per share for the periods ended September 30, 2008 and 2007 because the effect of their inclusion would be anti-dilutive.

Preferred stock convertible to 6,748,145 shares of common stock, warrants and options to purchase 9,508,621 shares of common stock were outstanding at September 30, 2008. Preferred stock convertible to 6,810,645 shares of common stock and warrants and options to purchase 4,571,207 shares of common stock were outstanding at September 30, 2007. These securities were excluded from the computation of diluted earnings per share because the effect of their inclusion would be anti-dilutive.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The following is a discussion of our financial condition and results of operations. To the extent that our analysis contains statements that are not of a historical nature, these statements are forward-looking statements, which involve risks and uncertainties. The following should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus.

Overview

We have two lines of products.  Our main category of products is nutraceuticals.  We develop, market and distribute a full line of vitamins and nutritional products primarily under the LifeTime® brand.  The products include single ingredient items as well as multi-ingredient formulas.  We sell our LifeTime brand to natural health food retailers including independent and chain health food stores, natural grocery stores and other direct-to-consumer retailers.

Effective September 9, 2008, we entered into an Asset Purchase Agreement with Skae Beverage International, LLC, a Delaware limited liability company, and Eric Skae, an individual.  Pursuant to the Asset Purchase Agreement, we purchased substantially all of the rights and assets of Skae Beverage’s business including, but not limited to, its equipment, inventory, accounts receivable, cash and cash equivalents, intellectual property, records, goodwill, licenses, assumed contracts and the name “New Leaf” and any variant thereof.

Skae Beverage is a branding and marketing company focusing on the ready-to-drink beverage market.  Skae Beverage’s premiere brand is New Leaf Tea.  New Leaf comes in 9 organically-sweetened varieties and 2 diet varieties.  The brand is established in the Northeast and Florida and has begun distribution in the Southeast, Midwest, Southwest and Rocky Mountains.  Skae Beverage sells its New Leaf Tea through independent distributors that are identified and supported by Skae Beverage’s internal sales staff.  Skae targets eye-level shelf space in supermarkets, convenience stores, health food stores and other small retail outlets.  Skae also targets, via its distributors, restaurants and other immediate consumption outlets.

We incorporated as Baywood Financial, Inc. in Nevada on June 13, 1986.  In March 1992, we changed our name to Baywood International, Inc.  Our principal executive offices are located at 9380 E. Bahia Dr., Suite A201, Scottsdale, Arizona 85260.  Our fiscal year end is December 31.

Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations.  The impact and any associated risks related to these policies on our business operations are discussed throughout this section.

Estimates –

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The fair value of each option and warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the nine months ended September 30, 2008 and the year ended December 31, 2007:

	September 30, 2008	December 31, 2007
Dividend yield	$0.73-$1.02	$0.80
Volatility	238-244%	250-261%
Risk free interest rate	2.91-3.62%	4.7-4.8%
Expected term	5 to 10 years	3 to 10 years
Liquidity discount	0%	58.5%

Inventory –

Inventories consist primarily of finished product, but at times will include certain raw materials, packaging and labeling materials and are recorded at the lower of cost or market on an average cost basis. We do not process raw materials but rather have third-party suppliers formulate, encapsulate and package finished goods.

	September 30, 2008	December 31, 2007
Raw material	$264,094	$181,293
Finished Goods	1,149,178	1,187,119
	$1,413,272	$1,368,412

Long life assets and intangibles –

Furniture, fixtures, computers and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five years.  Leasehold improvements are recorded at cost and amortized over five to seven years.

Goodwill and other intangible assets resulted from the March 30, 2007 acquisition of certain net assets from Nutritional Specialties, Inc. and the September 9, 2008 acquisition of Skae Beverage International, LLC.  The Nutritional Specialties intangible assets consist of Brand Value and Customer list valued at $626,000. The Brand Value and Customer list are being amortized over a 5-10 year period. Amortization expense for the nine month period ended September 30, 2008 was $71,145.

In the fourth quarter we review our long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Investment –

We hold an investment in Layfield Energy, Inc., referred to as LEI, a joint venture that was initiated in December 2007 to create and distribute specialty beverages nationwide.  We have committed to invest a maximum of $150,000 into LEI.

We have not exercised managerial control of the investment and therefore we have treated the investment, a 43% ownership of LEI, as a non-consolidated joint venture, using the equity method of accounting.  From December 2007 (inception) to September 30, 2008, the investment revenues were $202,887 and the loss has been $470,063.  LEI is currently being funded by our majority shareholder.  As a result of the above operations, we have taken an impairment charge of $103,289 as of June 14, 2008.  This represents our full investment in the joint venture.  We are not required to, and do not intend to, fund future losses of the joint venture.

Recent Accounting Pronouncements

In June 2006, FASB issued FIN No. 48, “Accounting for Uncertainty Taxes.”  The interpretation applies to all tax positions related to income taxes subject to FASB Statement No. 109, “Accounting for Income Taxes,”  FIN No. 48 clarifies the accounting for uncertainty in income taxes by prescribing a minimum recognition threshold in determining if a tax position should be reflected in the financial statements.  Only tax positions that meet the “more likely than not” recognition threshold may be recognized.  The interpretation also provides guidance on classification, interest and penalties, accounting in interim periods, disclosure, and transition requirements for uncertain tax positions.  FIN No. 48 was effective for our fiscal year ended December 31, 2007.   We do not believe that there are material tax positions that would result in a material impact based on the definition required by FIN No. 48.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 applies to fair value measurements already required or permitted by existing standards.  SFAS No. 157 will be effective for our fiscal year ending December 31, 2008.  We are currently evaluating the requirements of SFAS No. 157 and have not yet determined the impact on our financial condition and results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans – an amendment of FASB Statement No. 87, 88, 106 and 132R.”  This pronouncement requires an employer to make certain recognitions, measurements, and disclosures regarding defined benefit postretirement plans.  We do not have any defined benefit postretirement plans and SFAS No. 158 will not have any impact on our financial condition and results of operations.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements in Current Year Financial Statements” (“SAB 108”).  SAB 108 provides guidance on consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  SAB 108 is effective for fiscal years ending after November 15, 2006.  The adoption of SAB 108 did not have an impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  SFAS 159 was effective for us on January 1, 2008.  We are currently evaluating the impact of adopting SFAS 159 on our financial position, cash flows and results of operations.

Results of Operations

COMPARISON OF RESULTS FOR THE YEARS ENDED DECEMBER 31, 2007 AND DECEMBER 31, 2006

The following table sets forth our statement of results of operation data as a percentage of net sales for the periods indicated.

	December 31, 2007	December 31, 2006
Net sales	100.0	100.0
Cost of sales	54.1	44.6
Gross profit	45.9	55.4
Selling, General and Administrative expenses:	––
Shipping & Handling	9.3	5.1
Marketing	16.2	24.5
General and administrative	23.0	58.0
Depreciation and amortization	0.8	0.5
Other (income) and expense – net	14.5	25.2
Loss before income taxes	(17.9)	(57.9)
Income tax provision	––	––
Net (loss)	(17.9)	(57.9)

Net sales for the year ended December 31, 2007 were $9,528,870 compared to net sales of $1,077,929 for the year ended December 31, 2006, an increase of 784%.  The increase in net sales for the twelve-month period is primarily due to the acquisition of Nutritional Specialties.  Subsequent to the acquisition of Nutritional Specialties and during the year ended December 31, 2007, we continued to sell the products under our Baywood brand to existing customers, but also added certain items from the Baywood line under the LifeTime® label.  Furthermore, management focused its efforts on adding any new products to the LifeTime® brand due to its higher potential for growth based on its greater penetration and brand recognition.  As a result, management expects the LifeTime® brand to remain its primary focal point for new product introductions, marketing initiatives and sales incentives in our health food channels.

Our gross profit margin for the year ended December 31, 2007 was 45.9% compared to 55.4% for the same period last year.  The overall decrease of 9.5% in gross profit margin is primarily due to the higher mix of sales during the period ended December 31, 2007 of products from Nutritional Specialties which has a greater number of products with varying ranges of gross profit margin.  While many of Nutritional Specialties’ products have gross margins that exceed our overall gross margin, the aggregate total of the lower margin products offsets those of higher margin products.  Furthermore, 23% of our sales were to international markets, and products sold internationally typically have lower gross margins which offsets the overall impact of sales from any higher margin products on a total basis.  Historically, gross margins may be affected positively or negatively due to the impact of sales volumes in the United States, Canadian or other international markets.  In general, in any particular quarter, we may experience fluctuations in gross profit due to our utilization of sales discounts that we implement from time to time to introduce new products to our retail customers and distributors in the United States and Canada to gain initial and further distribution.  Any fluctuations in gross margins that may occur in the United States are not, in management’s belief, indicative of our products viability or appeal in the marketplace.  Instead, these discounts and promotions may be necessary from time to time as we continue to penetrate the marketplace and to enable our products to become more widely distributed and well recognized.

Selling, general and administrative expenses for the year ended December 31, 2007 were $4,696,059 compared to $950,234 for the year ended December 31, 2006, an increase of $3,745,825, or 394%, for the year.  This increase in operating expense for the twelve-month period is primarily due to the consolidation of expenses from Nutritional Specialties as well as the additional costs associated with the acquisition of approximately $1,600,000.  Certain of these costs were non-cash totaling approximately $1,100,000.  Of the total non-cash and additional cost associated with the acquisition, approximately $1,200,000 will be non-recurring in future periods.  As sales grow in the future, we intend to budget our expenditures for certain marketing and selling expenses accordingly.  We may promote our products through print in trade and consumer publications, public relations appearances, radio, television, product demonstrations and other advertising mediums as sales increase.

Interest expense for the year ended December 31, 2007 was $1,361,076 compared to $271,744 for the year ended December 31, 2006.  Our interest expense was incurred from interest on notes payable to officers, directors, banks and third parties, as well as from our outstanding bank line of credit.

There is no income tax benefit recorded because any potential benefit of the operating loss carryforwards has been equally offset by an increase in the valuation allowance on the deferred income tax asset.

Net loss for the year ended December 31, 2007 was $1,703,329, or $0.48 per share, compared to a net loss of $624,510, or $0.36 per share, for the year ended December 31, 2006.

COMPARISON OF RESULTS FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND SEPTEMBER 30, 2007

Net sales for the three months ended September 30, 2008 were $3,361,704 compared to $3,214,465 for the same period last year, an increase of $147,239, or 4.6%.  The increase in net sales from the prior quarter is primarily due to the introduction of new products in our LifeTime® brand and the acquisition of the New Leaf ® brand.  Net sales for the nine months ended September 30, 2008 were $10,041,515 compared to $6,627,148 for the same period last year, an increase of $3,414,367, or 51.5%.  The increase in net sales for the nine month period is primarily due to the acquisition of Nutritional Specialties, which occurred in March 2007.  Subsequent to the acquisition of Nutritional Specialties and during the period ended September 30, 2008, we continued to sell the products under our Baywood brand to existing customers, but also added certain items from the Baywood line under the LifeTime® label. Furthermore, management focused its efforts on growth by adding new products to the LifeTime® brand that management believes has a higher potential for growth based on its greater penetration and brand recognition.  Effective September 9, 2008, we acquired certain net assets of Skae Beverage International, LLC as it relates to the New Leaf ® brand.  As a result, management expects the LifeTime® and New Leaf ® brands to be our primary focal point for new product introductions, marketing initiatives and sales incentives in our health food channels.

Our gross profit margin for the three and nine month period ended September 30, 2008 was 41.3% and 44.2%, respectively, compared to 46.8% and 47.4% for the same periods last year.  The overall decrease of approximately 3 percentage points in gross profit margin in the nine month period is primarily due to higher raw material costs and the mix of sales during those periods of products from Nutritional Specialties which have a greater number of products with varying ranges of gross profit margin.  While many of Nutritional Specialties’ products have gross margins that exceed our overall gross margin, the aggregate total of the lower margin products generally offsets those of higher margin products.  Furthermore, 19% of our sales were in Canadian and international markets, and products sold internationally typically have lower gross margins as we sell to distributors, which offsets the overall impact of sales from any higher margin products on a total basis.  Historically, our gross margins may be effected positively or negatively due to the impact of sales volumes in the United States, Canada or other international markets.  We experience fluctuations in gross profit due to our utilization of sales discounts that we implement from time to time to introduce new products to our retail customers and distributors in the United States and Canada to gain initial and further distribution.  Any fluctuations in gross margins that may occur in the United States are not, in management’s belief, indicative of our products viability or appeal in the marketplace.  Instead, these discounts and promotions may be necessary from time to time as we continue to penetrate the marketplace and to enable our products to become more widely distributed and well recognized.

Operating expenses for the three and nine month period ended September 30, 2008 were $2,017,482 and $5,056,380, respectively, compared to $1,371,454 and $3,081,781 for the same periods last year, an increase of $646,028 and $1,974,599, or 47.1% and 64.1%

for the three and  nine month periods, respectively.  This increase in operating expense for the nine month period is primarily due to a full nine months of expenses from Nutritional Specialties in 2008 while 2007 reflects operating expense since acquisition effective March 31, 2007, as well as certain additional, non-cash costs associated with option expenses and amortization of intangibles totaling approximately $330,000 and $505,000 for the three and nine month periods, respectively.  Higher non-cash costs offset the decrease in costs caused by the consolidation of Nutritional Specialties.  As sales grow in the future, we intend to budget our expenditures for certain marketing and selling expenses accordingly.  We may promote our products through print in trade and consumer publications, public relations appearances, radio, television, product demonstrations and other advertising mediums as sales increase.

In June 2008, we determined that our investment in Layfield Energy, Inc. was impaired and we recorded $103,289 impairment of our total investment of $103,439 and notified Layfield Energy, Inc. that no further investment would be made.

Debt financing cost for the three and nine month periods ended September 30, 2008 was $515,310 and $1,128,240, respectively, compared to $337,837 and $1,447,301 for the same periods last year.  In the three month period ended September 30, 2008, interest expense increased with additional debt issued principally through the April and September 2008 Bridge financing. Our interest expense was incurred from interest on notes payable to officers, directors, banks and third parties, as well as from our outstanding bank line of credit.

There is no income tax benefit recorded because any potential benefit of the tax net operating loss carryforwards has been equally offset by an increase in the valuation allowance on the deferred income tax asset.

Liquidity and Capital Resources

As of December 31, 2007, we had $2,890,717 in current assets of which $1,452,353, or 50.2%, was cash and receivables.  Total current liabilities for the same period totaled $7,648,691 of which $2,241,130 or 29.3% represented trade and operating payables.  This represents a ratio of current assets to current liabilities of 1:2.65 at December 31, 2007. As of September 30, 2008, we had $3,209,128 in current assets of which $1,710,230, or 53.3%, was cash and receivables. On average our receivables are collected in under 30 days. Total current liabilities for the same period totaled $11,084,031 of which $2,919,316, or 26.3%, represented trade and operating payables.  This represents a ratio of current assets to current liabilities of 1 to 3.5 at September 30, 2008.

At December 31, 2007, we had a net working capital deficiency of approximately $4,757,974.  Our need for cash in 2007 was primarily funded through loans and sales of equity.  At September 30, 2008, we had a net working capital deficiency of approximately $7,875,000.  Our need for cash during the nine months ended September 30, 2008 was primarily funded through the issuance of debt totaling approximately $2.8 million.

We are in technical default on certain financial covenants with Vineyard Bank as of September 30, 2008 where there is $3,826,861 outstanding all of which is now reflected as currently due.  $2,000,000 of this debt is guaranteed by a member of our board of directors.  In the coming months, management believes it can remedy these technical defaults through renegotiation, waivers, pay down of indebtedness and/or issuance of equity capital.  Vineyard Bank has not demanded payment under these obligations.  If such demands are made and we are unable to repay any of the foregoing indebtedness or renegotiate or refinance on acceptable terms, or obtain necessary waivers, this could have a material adverse effect on our business, prospects, financial condition and/or results of operations.

We have traditionally funded working capital needs through product sales, management of working capital components of our business, and by cash received from private offerings of our common stock, preferred stock, warrants to purchase shares of our common stock and convertible notes.

On June 11, 2008, we completed a private placement of Units, referred to as the April 2008 Bridge Financing.  Each Unit consisted of (i) $50,000 principal amount of 12% Subordinated Notes and (ii) warrants to purchase 31,250 shares of our common stock.  16.6 Units were sold to qualified investors for gross proceeds of $830,000 and net proceeds of $765,620 after deduction of offering costs.

On September 5, 2008, we completed a private placement of Units, referred to as the September 2008 Bridge Financing.  Each Unit consisted of (i) $100,000 principal amount of 12% Subordinated Notes and (ii) warrants to purchase 117,647 shares of our common stock.  16.35 Units were sold to qualified investors for gross proceeds of $1,635,000 and net proceeds of $1,462,690, after deduction of offering costs.

During 2006, we extended payment terms with certain vendors and borrowed funds from certain officers and directors.  In addition, certain officers elected to defer the payment of their salaries or convert their salaries to equity to conserve cash.  These deferred salaries have been accrued at September 30, 2008.  We intend to pay these loans and deferred salaries in the future when we are able to generate an increased level of cash flows.  Certain of these loans were converted to common stock during the year ended December 31, 2007.  While we could attempt to raise additional debt or equity financing to pay such deferred salaries, we have elected to focus our efforts on growing the business with the expectation that future cash flows from operations will generate enough cash to repay these debts.  Furthermore, these officers are actively involved in our day-to-day operations and understand that if we are not able to generate sufficient cash to pay these deferred salaries, they may never get paid.

OFF-BALANCE SHEET ARRANGEMENTS

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective October 20, 2008, pursuant to the approval of our Board of Directors, we dismissed our principal independent accountant, Malone & Bailey, PC.

Except as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which stated that “[t]he accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern” and that “the Company has suffered recurring losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern,” the report of Malone & Bailey, PC on our financial statements for the fiscal year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.  Malone & Bailey, PC did not perform the audit on our financial statements for the fiscal year ended December 31, 2006.

In connection with the audit of the our financial statements for the fiscal year ended December 31, 2007, and in the subsequent interim periods through October 20, 2008, there were no disagreements with Malone & Bailey, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Malone & Bailey, PC, would have caused Malone & Bailey, PC to make reference to the subject matter of the disagreement in connection with its report.

Effective October 20, 2008, we engaged Mayer Hoffman McCann P.C. to act as our principal independent accountant.  Our Board of Directors has approved the decision to engage Mayer Hoffman McCann P.C.

During the fiscal years ended December 31, 2007 and 2006 and during all subsequent interim periods through October 20, 2008, we did not consult Mayer Hoffman McCann P.C. regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to us that Mayer Hoffman McCann P.C. concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) with our former accountants, Malone & Bailey, PC.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers currently serving are as follows:

Name	Age	Position(s) or Office(s) Held
Neil Reithinger	38	Chairman of the Board, President, Chief Executive Officer and Acting Chief Financial Officer
Eric Skae	44	Vice President and Director
Karl H. Rullich	75	Vice President and Secretary
Thomas Pinkowski	55	Vice President
O. Lee Tawes, III	60	Director
David Tsiang	45	Director
Neil Russell R. Scott Ricketts	60 59	Director Director

Each director is elected for a period of one year at our annual meeting of stockholders and serves until the next such meeting and until his or her successor is duly elected and qualified.  Our directors do not presently receive any compensation for their services as directors.  The Board may also appoint additional directors up to the maximum number permitted under our By-laws.  A director so chosen or appointed will hold office until the next annual meeting of stockholders.

Each of our executive officers is elected by and serves at the discretion of our Board and holds office until his or her successor is elected or until his or her earlier resignation or removal in accordance with our Articles of Incorporation, as amended, and By-laws.

The following is a summary of the business experience of our directors and officers:

NEIL REITHINGER has been our Chairman of the Board, President and Chief Executive Officer since April 3, 1998 and previously served as Interim President from December 10, 1997.  He was elected as a director on February 18, 1997.  He was appointed Acting Chief Financial Officer, Secretary and Treasurer on October 28, 1996.  Mr. Reithinger had been Controller since January 1994.  Prior to joining us and from July 1992 to December 1993, Mr. Reithinger worked for Bank of America.  He received a Bachelor’s degree in accounting from the University of Arizona in 1992 and received his certification as Certified Public Accountant in 1996.

ERIC SKAE was appointed a director on September 28, 2008.  Mr. Skae founded Skae Beverage International, LLC as Midnight Sun Brands, LLC in October 2002.  Eric Skae has spent the past fifteen years in the beverage business where he worked from 1999 to 2002 as President and General Manager of Fresh Solutions, Inc., a Division of Saratoga Beverage Group.  While there he was responsible for a $25 million distribution business as well as advising the Chief Executive Officer on the company’s sale to North Castle Partners.  He also was responsible for rolling out the Naked Juice brand.  From 1997 to 1999, Mr. Skae was Director of Sales at Fresh Samantha Inc. where he managed 7 distribution centers, was responsible for 70% of company’s sales and assisted the company grow from $5 million in total sales to $45 million in 2 ½ years.  Prior to that, from 1996 to 1997, he was Vice-President of National Accounts at Hansen Beverage Company where he secured and managed National Accounts such as Seven Eleven, Walgreens, Circle K, Publix, Giant Foods, Mobil, Chevron, Texaco and Quik Trip.  He also managed all Canadian business.  From 1993 to 1996, Mr. Skae was a Regional Manager at Arizona Beverages where he managed the Mid-Atlantic region from $2 million to $10 million in sales in 2 years.  Mr. Skae graduated from Northwood University with a Bachelors in Business Administration.

KARL H. RULLICH serves as our Vice President of International Sales and Secretary.  He was first appointed Vice President on April 3, 1998 and has served as our Director of International Sales since May 1996.  Mr. Rullich served as a director on our Board from November 1991 until September 2008.  Prior to April 19, 1995, he served as our President, Chief Executive Officer and Treasurer.  He worked as a Marketing Director, General Manager and Vice President for Pfizer Hospital Products Group in their international business and operations for over 25 years.  Mr. Rullich holds a degree in economics from the Business College in Essen, Germany.  He emigrated from Germany to the United States in 1956 and became a naturalized citizen in 1961.

THOMAS PINKOWSKI became our Vice President and President of Nutritional Specialties effective June 14, 2007.  He became a stockholder of Nutritional Specialties in 2004 and joined Nutritional Specialties as President later that year, assuming sales, marketing and operational responsibilities.  From 1991 to 2004, Mr. Pinkowski owned and operated one, and subsequently two, retail natural food stores, called Nutrition Pros, with the idea of educating the public and offering a high end, informed retail environment.  From 1991 to 1998, he owned and operated Contact Resources, Inc., a sales brokerage company which contracted with manufacturers to formulate products, review company image, improve labeling, give sales representation in the Western United States and Hawaii and improve overall company distribution and placement.  Serving as President, Mr. Pinkowski lectured on various health topics, opened and managed key accounts, trained and hired employees and became an authority with respect to the retail vitamin market.  From 1976 to 1988, Mr. Pinkowski was employed by Richlife Vitamins in Anaheim, California, initially as a sales representative, subsequently with responsibility for six New England states, and then a larger territory in California, then as Western Regional Manager, supervising 17 salespeople, and finally as Regional and then National Sales Manager.  Mr. Pinkowski began his career in the health food industry in 1975 with his own natural food store and restaurant in Florida.

O. LEE TAWES, III has been a director since March 1, 2001.  He is Executive Vice President and Head of Investment Banking and a director, at Northeast Securities, Inc. From 2000 to 2001 he was Managing Director of Research for C.E. Unterberg, Towbin, an investment and merchant banking firm specializing in high growth technology companies.  Mr. Tawes spent 20 years at Oppenheimer & Co. Inc. and CIBC World Markets, where he was Director of Equity Research from 1991 to 1999.  He was also Chairman of the Stock Selection Committee at CIBC, a member of the firm’s Executive Committee and Commitment Committee.  From 1972 to 1990, Mr. Tawes was an analyst covering the food and diversified industries at Goldman Sachs & Co. from 1972 to 1979, and Oppenheimer from 1979 to 1990.  As food analyst, he was named to the Institutional Investor All American Research Team five times from 1979 through 1989.  Mr. Tawes is a graduate of Princeton University and received his Masters in Business Administration from Darden School at the University of Virginia.

DAVID TSIANG has been a director since June 14, 2007.  He is the Managing Director of Investment Banking at Northeast Securities, Inc.  Prior to joining Northeast Securities, Inc., in December 2001, he served as Vice President of corporate planning at the investment bank C.E. Unterberg, Towbin from November 1999 to October 2001, and Vice President/Senior Analyst with the financial services firm Ernst & Company from March 1991 to March 1998.  Prior to working at Ernst & Company, Mr. Tsiang served in various capacities in commercial banking with the Barclays Bank of NY, The CIT Group and Howard Savings Bank (First Union Bank).  Mr. Tsiang is a graduate of Ramapo College of New Jersey and is NASD Series 7 and 63 qualified.

NEIL RUSSELL has been a director since June 14, 2007.  He is President of Site 85 Productions, a company formed in 2000 that is engaged in the creation and acquisition of intellectual property rights for exploitation across a broad spectrum of entertainment media, including motion pictures, television, video games and publishing.  Mr. Russell is a former motion picture and television distribution executive with Paramount Pictures, Columbia and MGM/UA, where he handled pictures like “The Godfather,” “Chinatown,” “Death Wish,” “Three Days of the Condor” and the James Bond films.  He formed his first company, Horizon Entertainment, in 1983, which, after merging with Orbis Communications, was acquired in 1985 by Carolco Pictures, Inc., producers of such films as “Rambo” pictures and “Terminator 2.”  He was also founder and President of Carolco Television Productions (CTP) which produced high-profile television motion pictures for domestic and international exploitation.  In 1991, CTP was acquired by Multimedia Entertainment, producers of Phil Donahue and Sally Jesse Raphael, and renamed Multimedia Motion Pictures with Mr. Russell remaining as President.  When Multimedia was acquired by Gannett, Inc. in 1993, Mr. Russell purchased the assets of MMP and began aggressively acquiring intellectual property rights under his own banner.  Since then, producing partnerships or licensing arrangements of rights owned or controlled by Mr. Russell have been made with Jerry Bruckheimer Films, Activision, Simon & Schuster, Tribune Entertainment, Scott Free Productions, MGM Television, Heyday Films, FP Productions, Touchstone Television, Hyde Park Entertainment, F/X Networks and others.  Mr. Russell is currently engaged, through Site 85, with several major studios in the development of television series, motion pictures, video games and an action comic book series, all based on rights owned by him.  He also authored the book, “Can I Still Kiss You?: Answering Your Children’s Questions about Cancer,” which grew out of his own two successful battles with the disease.  A graduate of Parsons College, Mr. Russell is a member of the Naval War College Foundation and a former board member of the Institute for Foreign Policy Analysis.

R. SCOTT RICKETTS has been a director since September 28, 2008.  Mr. Ricketts is the President and owner of RC Industries, Inc. whose primary holding is Mid's Pasta Sauces, located in Navarre, Ohio. Mid's is a high-end food manufacturing company specializing in premium Italian pasta sauces. Mid's products can be found in 2300 stores in 15 states. Mr. Ricketts began his career at the Amster Kirtz Company, an Ohio-based distributor of candy, beverage and food products, where he rose to the position of sales manager. In 1979, Mr. Ricketts left Amster Kirtz to purchase Ewing Sales, a small, Northeast Ohio food brokerage company. Over the next eighteen years, he built Ewing into a $100 million (sales) company handling lines from, among others, Procter & Gamble, Hunt-Wesson, Newman's Own, Fisher Nut and Cadbury. In 1997, he sold Ewing to a Detroit-based brokerage firm and purchased Mid's. Mr. Ricketts is the recipient of many regional and national food industry awards and has been a tireless fundraiser for charitable organizations throughout Ohio. He is also a former board member of the Canton Chapter of the American Heart Association and has sat on the Professional Football Hall of Fame Committee. He attended Kent State University and currently serves on the University's Athletic Board.

EXECUTIVE COMPENSATION

Summary Compensation

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2007 and 2006 to (1) Mr. Neil Reithinger, our President, Principal Executive Officer and Principal Financial Officer, (2) Mr. Karl H. Rullich, our Vice President, and (3) Mr. Thomas F. Pinkowski, our Vice President.  No other executive officer’s compensation exceeded $100,000 during the fiscal years ended December 31, 2007 and 2006.  The executive officers named in the summary compensation table below are referred to herein as “named executive officers.”

Summary Compensation Table for the Fiscal Years Ended December 31, 2007 and 2006

Name and Principal Position	Year	Base Salary $(1)	Bonus $	Stock Awards $(1)	Total $
(a)	(b)	(c)	(d)	(e)	(f)
Neil Reithinger,
Principal Executive Officer	2007	107,479		280,000	387,749
and Principal Financial Officer	2006	32,000			32,000

Karl H. Rullich,	2007	36,545			36,545
Vice President	2006	20,000			20,000

Thomas F. Pinkowski (2)
Vice President	2007	154,885	100,000	28,000	282,885

Notes to Summary Compensation Table:

(1)   Excludes deferred salaries described below.

(2)   Mr. Pinkowski joined the Company as of March 30, 2007.

Narrative to Summary Compensation Table

Deferred Salaries

In 2006, Mr. Reithinger and Mr. Rullich elected to defer the payment of a portion of their salaries or convert their salaries to equity to conserve cash. These deferred salaries have been accrued. As of December 31, 2007, the accrued compensation owed to Mr. Reithinger and Mr. Rullich is $109,900 and $137,875, respectively. We intend to pay these loans and deferred salaries in the future as our cash flows permit. While we could attempt to raise additional debt or equity financing to pay such deferred salaries, we have elected to focus our efforts on growing the business with the expectation that future cash flows from operations will generate enough cash to repay these debts. Furthermore, these named executive officers are actively involved in our day-to-day operations and understand that, if we are not able to generate sufficient cash to pay these deferred salaries, they may never get paid.

Employment Agreements with Each Named Executive Officer

Thomas F. Pinkowski

Effective as of March 30, 2007, we entered into an employment agreement with Mr. Pinkowski, pursuant to which Mr. Pinkowski serves as our Vice President and as President of Nutritional Specialties for a five-year term, at an annual compensation of $200,000, subject to an annual increase of 5% upon meeting performance standards reasonably established by the Board, or otherwise based on performance as reasonably determined by the Board, together with (i) an annual bonus of 4% of our annual net operating income based on achievement of performance standards reasonably established by the Board, or otherwise based on performance as reasonably determined by the Board, with a minimum bonus for 2007 of $100,000, (ii) a matching 401(k) Plan contribution of up to $10,000 per year, (iii) a car allowance of $900 per month, (iv) a stock option grant to purchase 250,000 shares of common stock at an exercise price of $1.00 per share, vesting in equal annual installments over five years and exercisable for a 5-year period after each vesting date, as to the installment then vesting, subject to reduction of such period upon death, disability or termination of employment, (v) an award of 100,000 shares of restricted common stock, which shall become unrestricted in five equal annual installments commencing at the end of the first year of employment, and (vi) payment or reimbursement for business use of an internet-access high-speed line, cell phone and other business related expenses.  The employment agreement contains restrictions on competition for one year after termination of employment, or three years after the closing of the acquisition of Nutritional Specialties, whichever is the longer period.  We have the right to and currently maintain a policy of insurance on Mr. Pinkowski’s life, in the amount of $5,000,000, with proceeds payable to us.

Neil Reithinger

Effective as of July 11, 2007, we entered into an employment agreement with Mr. Reithinger pursuant to which Mr. Reithinger serves as our President and Chief Executive Officer for a five-year term, at an annual compensation of $150,000 (retroactive to April 1, 2007), subject to an annual increase of 5% upon meeting performance standards reasonably established by the Board, or otherwise based on performance as reasonably determined by the Board, together with (i) an annual bonus to be determined by the Board on an annual basis or otherwise based on performance as reasonably determined by the Board (ii) a matching 401(k) Plan contribution of up to 6% of his salary per year and (iii) a stock option to purchase 500,000 shares of common stock at an exercise price of $1.00 per share, exercisable for a ten-year term.

We do not currently have any other oral or written employment contracts, severance or change-in-control agreements with any of our named executive officers.

Compensation Pursuant to Stock Options

We grant stock options from time to time to our officers, key employees and directors. Effective March 30, 2007, we granted to Mr. Pinkowski an option to purchase 250,000 shares of common stock at an exercise price of $1.80 per share vesting in equal annual installments over five years and exercisable for a five year period after each vesting date. Effective July 11, 2007, we granted Mr. Reithinger an option to purchase 500,000 shares of common stock at an exercise price of $1.00 per share, exercisable for a ten-year term.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of options outstanding on December 31, 2007, the last day of our most recently completed fiscal year, to each of the named executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End Table for the Fiscal Year Ended December 31, 2007

	Option awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
(a)	(b)	(c)	(d)	(e)	(f)
Neil Reithinger	5,000			$2.60	February 27, 2008
	100,000	25,000		$3.00	May 13, 2009
	500,000			$1.00	July 11, 2017

Karl H. Rullich	0	0	0

Thomas F. Pinkowski	50,000	200,000		$1.80	March 30, 2012

Narrative to Outstanding Equity Awards Table

Retirement Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Director Compensation

The following table presents a summary of the compensation paid to the members of our Board of Directors during the fiscal year ended December 31, 2007.  Except as listed below, no other compensation was paid to our directors.

Director Compensation Table for the Fiscal Year Ended December 31, 2007

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Neil Russell		10,000 (2)					10,000

(1)

Directors who are also named executive officers included in the Summary Compensation Table have been omitted from this table pursuant to Regulation S-K, Item 402(r)(2)(i).

(2)

This stock option has been valued in accordance with SFAS 123(R).

Narrative to Director Compensation Table

One director on our Board received a stock option for 12,500 shares which vests over a 5 year period. Other directors do not receive any compensation for serving on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common stock as of December 22, 2008, by each person known by us to (i) beneficially own more than 5% of our common stock and by each of our (ii) directors, (iii) named executive officers at the end of our most recently completed fiscal year as defined in Regulation S-K, Item 402(m)(2) and (iv) all directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares beneficially owned, except to the extent that authority is shared by spouses under applicable law.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent Of Class (2)
Common	Neil Reithinger (3)	1,086,757	11.5%

Common	Karl H. Rullich (4)	953,600	11.2%

Common	O. Lee Tawes, III (5)	3,867,774	37.2%

Common	Thomas Pinkowski (6)	1,467,500	16.5%

Common	David Tsiang (7)	308,650	3.5%

Common	Neil Russell (8)	112,500	1.3%

Common	Skae Beverage International, LLC (9)	2,126,453	23.0%

Common	R. Scott Ricketts (10)	173,679	2.0%

Common	Eric Skae (11)	3,674,999	34.1%

Common	GCE Property Holdings, Inc. (12) 1290 Avenue of the Americas New York, NY 10104	2,352,941	21.6%

Common	Lorraine DiPaolo (13) c/o Northeast Securities, Inc. 100 Wall Street, 8th Floor New York, NY 10005	959,482	10.4%

All executive officers and directors as a group (8 persons)		11,645,459	80.6%

   * less than 1%

(1)  Unless otherwise indicated, the mailing address for each party listed is c/o Baywood International, Inc., 9380

E. Bahia Dr., Suite A201, Scottsdale, AZ  85260.

(2) Based on 8,549,056 common shares issued and outstanding on December 22, 2008.

(3) Mr. Reithinger is our Chairman of the Board, President and Chief Executive Officer. Mr. Reithinger beneficially owns 161,757 shares of common stock, an option to purchase 125,000 common shares at an exercise price of $3.00 per share, an option to purchase 500,000 common shares at an exercise price of $1.00 per share and  an option to purchase 300,000 common shares at an exercise price of $0.80 per share.

(4)  Mr. Rullich is our Vice President and Secretary. He also served as a director on our Board until September 28, 2008. Mr. Rullich beneficially owns 953,600 shares of common stock.

(5)  Mr. Tawes is a member of our board of directors. Mr. Tawes beneficially owns 2,024,426 shares of common stock, an option to purchase 10,000 common shares at an exercise price of $1.60 per share, a warrant to purchase 48,377 common shares at an exercise price of $0.40 per share, a warrant to purchase 24,189 common shares at an exercise price of $0.80 per share, a warrant to purchase 12,094 common shares at an exercise price of $1.60 per share, a warrant to purchase 8,063 common shares at an exercise price of $2.40 per share, a warrant to purchase 125,000 common shares at an exercise price of $0.40 per share, a warrant to purchase 250,000 common shares at an exercise price of $0.40 per share, a warrant to purchase 100,000 common shares at an exercise price of $0.80 per share, a warrant to purchase 50,000 common shares at an exercise price of $0.80 per share, a warrant to purchase 50,000 common shares at an exercise price of $0.79 per share, a warrant to purchase 150,000 common shares at an exercise price of $0.85 per share, a warrant to purchase 78,125 common shares at an exercise price of $0.80 per share, a warrant to purchase 312,500 common shares at an exercise price of $0.80 per share, and 50,000 shares of Series I Convertible Preferred Stock that are convertible into 625,000 shares of common stock at a conversion price of $0.80 per share.

(6)  Mr. Pinkowski is a Vice President of our Company and the President of Nutritional Specialties, Inc., our wholly-owned subsidiary. Mr. Pinkowski beneficially owns 1,100,000 shares of common stock, a warrant to purchase 17,500 common shares at an exercise price of $1.00 per share, 100,000 shares issuable upon conversion of a $100,000 convertible note at a conversion price of $1.00 and an option to purchase 250,000 common shares at an exercise price of $1.80 per share.

(7)  Mr. Tsiang is a member of our board of directors. Mr. Tsiang beneficially owns 62,766 shares of common stock, warrants to purchase 21,250 common shares at an exercise price of $0.40 per share, warrants to purchase 155,000 common shares at an exercise price of $0.80 per share, warrants to purchase 25,884 common shares at an exercise price of $0.85 per share and 3,500 shares of Series I Convertible Preferred Stock that are convertible into 43,750 shares of common stock, at a conversion price of $0.80 per share.

(8)  Mr. Russell is a member of our board of directors. Mr. Russell beneficially owns warrants to purchase 6,250 common shares at an exercise price of $0.40 per share, 2,500 shares of Series I Convertible Preferred Stock that are convertible into 31,250 shares of common stock at a conversion price of $0.80 per share, an option to purchase 12,500 common shares at an exercise price of $1.00 per share and an option to purchase 62,500 common shares at an exercise price of $0.79 per share.

(9)  Skae Beverage International, LLC beneficially owns 1,444,444 shares of common stock and 682,009 shares of common stock issuable upon the conversion of a promissory note with a principal amount of $1,000,000 plus approximately $23,013.70 of accrued interest as of December 22, 2008, at a conversion price of $1.50 per share. Mr. Eric Skae is the sole control person of Skae Beverage International, LLC and, as such, has full voting and dispositive control over the shares held by Skae Beverage International, LLC.

(10)  Mr. Ricketts is a member of our board of directors.  Mr. Ricketts beneficially owns a warrant to purchase 28,736 common shares at an exercise price of $0.87 per share, 10,000 shares of Series J Preferred Stock, that are convertible into 114,943 shares of common stock at a conversion price of $0.87 per share, and an option to purchase 30,000 common shares at an exercise price of $0.74 per share.

(11)  Mr. Skae is a Vice President of our Company and the President of Baywood New Leaf Acquisition, Inc., our wholly-owned subsidiary. Mr. Skae beneficially owns an option to purchase 50,000 common shares with an exercise price of $0.90 per share, which expires on September 9, 2013, a warrant to purchase 150,000 common shares at an exercise price of $0.85 per share and a warrant to purchase 145,000 common shares at an exercise price of $0.85 per share.  Through Skae Beverage International, Inc., Mr. Skae beneficially owns 1,444,444 shares of common stock and 682,009 shares of common stock issuable upon the conversion of a promissory note with a principal amount of $1,000,000 plus approximately $23,013.70 of accrued interest as of December 22, 2008, at a conversion price of $1.50 per share. In addition, through various individuals related to Mr. Skae, Mr. Skae beneficially owns a total of 1,203,546 shares of common stock issuable upon the conversion of promissory notes with a total principal amount of $1,000,000 plus approximately $23,013.70 of accrued interest as of December 22, 2008.  The Note plus accrued interest may only be converted to common stock upon an event of default. Assuming conversion on December 22, 2008, these promissory notes are convertible at $0.85 per share.

(12) Includes (a) 1,176,471 shares of common stock issuable upon the conversion of a 12% Subordinated Note with an conversion price of $0.85 per share and a maturity date of the earlier of (i) September 4, 2009 or (ii) no more than 15 business days following the closing of a debt or equity financing or series of debt or equity financings in which we receive at least $4,000,000 of gross proceeds and (b) 1,176,470 shares of common stock issuable upon the exercise of warrants with an exercise price of $0.85 per share and an expiration date of September 5, 2013. Kenneth L. Henderson, as President of GCE Property Holdings, Inc., has voting and dispositive control over the securities.

(13) Includes 261,218 shares of common stock, 23,750 shares of common stock issuable upon exercise of a warrant with an exercise price of $1.00 per share and expiration date of March 30, 2012, 76,719 shares of common stock issuable upon exercise of a warrant with an exercise price of $0.80 per share and expiration date of March 30, 2012, 117,648 shares of common stock issuable upon the conversion of a 12% Subordinated Note with an exercise price of $0.85 per share and a maturity date of the earlier of (i) September 4, 2009 and (ii) no more than 15 business days following the closing of a debt or equity financing in which we receive at least $4,000,000 of gross proceeds, and 117,647 shares of common stock issuable upon exercise of a warrant with an exercise price of $0.85 per share and expiration date of September 5, 2013. In addition, through her spouse, Gordon DiPaolo, Ms. DiPaolo beneficially owns 50,000 shares of Series I Convertible Preferred Stock that are convertible into 250,000 shares of common stock at a conversion price of $0.87 per share, 50,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $0.40 per share and expiration date of March 30, 2012 and 62,500 shares issuable upon exercise of a warrant with an exercise price of $0.80 per share and expiration date of April 4, 2013

As of December 31, 2008, there are no arrangements known to management which may result in a change in control of our Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

From time to time, certain officers and directors loan us money as well as defer payment of salaries in order to assist us in our cash flow needs.

The table below sets forth the amounts of notes payable and accrued salaries of our officers and directors as of December 31, 2008:

	Notes Payable		Accrued	Accrued
Officer/Director	Amount	Accrued Interest	Salaries & Bonus Amount	Dividend Amount
Neil Reithinger President and Chief Executive Officer	$181	––	$109,900	––
Thomas Pinkowski Vice-President	$168,750	3,414		$
Karl H. Rullich Vice-President	$24,760	$5,562	$137,875	$78,481
Eric Skae Vice President	$2,100,000	$9,205
O. Lee Tawes, III Director	$1,175,000	$74,404	––	––
	$3,468,691	$92,585	$247,775	$78,481

In February 2008, as part of the restructuring of two loans with O. Lee Tawes, III, our director, we granted Mr. Tawes a warrant to purchase 50,000 shares of our common stock at an exercise price of $0.79 per share and a warrant to purchase 50,000 shares of our common stock at an exercise price of $0.80 per share, both warrants expiring in February 2013.

In April 2008, Mr. Tawes participated in a private placement of Units, referred to as the April 2008 Bridge Financing, by acquiring 2.5 Units. Each Unit consisted of (i) $50,000 principal amount of 12% Subordinated Notes and (ii) Warrants to purchase 31,250 shares of the Company’s common stock at a price per share of $0.80, with an expiration date of April 4, 2013.

In July 2008, Mr. Tawes provided us with additional financing in the amount of $200,000 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 312,500 shares of our common stock at a price per share of $0.80, which will expire July 14, 2013.

In August 2008, we entered into a lease agreement with the brother of our President and Chief Executive Officer, Neil Reithinger. The Board of Directors, except for Mr. Reithinger, reviewed several proposals for alternate facilities and determined that Mr. Reithinger’s brother’s facility was superior and the terms of the lease were better than could be obtained from an independent third party. The lease is a five year lease with a two year option out, with monthly lease payments of $4,500.

On October 23, 2008, Eric Skae, our Vice President and director, provided financing to us in the amount of $200,000 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 295,000 shares of our common stock at a price per share of $0.85, which will expire July 14, 2013.

On November 4, 2008, Scott Ricketts, our director, participated in a private placement, for $100,000.  In exchange, Mr. Ricketts received a warrant to purchase 28,736 common shares at an exercise price of $0.87 per share, which will expire on November 4, 2013 and on December 22, 2008, we issued Mr. Ricketts 10,000 shares of Series J Preferred Stock, convertible at $0.87 per share into 114,943 shares of our common stock.

Our policy with regard to transactions with affiliated persons or entities is that such transactions will be on terms no less favorable than could be obtained from non-affiliates.  The foregoing transactions are on terms no less favorable than those that could be obtained from non-affiliates.  Any such related party transaction must be reviewed by our independent directors.

DIRECTOR INDEPENDENCE

As of the date of this prospectus, Neil Reithinger, Eric Skae, O. Lee Tawes, III, David Tsiang, R. Scott Ricketts and Neil Russell serve as our directors.  Currently, R. Scott Ricketts and Neil Russell are considered “independent” directors, as defined under the standards of independence set forth in Marketplace Rule 4200(a)(15) of the NASDAQ Stock Market. We are currently traded on the Over-the-Counter Bulletin Board or OTCBB, which does not require that a majority of our Board be independent.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our By-laws, and our Articles of Incorporation. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the issuance and distribution of the securities registered under this prospectus are denoted below. Please note that all amounts are estimates other than the Commission’s registration fee.

Amount to be paid
SEC Registration Fee	$93.74
Accounting fees and expenses	$15,000
Legal fees and expenses	$15,000
Miscellaneous (including EDGAR filing fees)	$2,000.26

Total	$32,094

We will pay all expenses of the offering listed above from cash on hand.  No portion of these expenses will be borne by the selling stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation, and our By-laws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our Articles of Incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our By-laws provide that we have the power to indemnify any of our directors or officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with legal proceedings if the director or officer in question: (a) acted in good faith and in a manner that he or she reasonably believed to be in the best interests of our Company; (b) in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; (c) and successfully defended himself or herself in the proceeding, unless and only to the extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

We also have the power to indemnify any director or officer who is unsuccessful in defending himself or herself, provided that a determination that indemnification is proper in the circumstances is made by one of the following: (a) a majority vote of a quorum consisting of directors who are not parties to such proceeding; (b) independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available; (c) the affirmative vote of a majority of our shares entitled to vote represented at a duly held meeting at which a quorum is present; (d)  the written consent of holders of a majority of our outstanding shares entitled to vote excluding the shares owned by the person to be indemnified; or (e) the court in which the proceeding is or was pending, on application made by us, the person to be indemnified, or the attorney or other person rendering services in connection with the defense.

RECENT SALES OF UNREGISTERED SECURITIES

On September 19, 2006, we completed a private placement of Units, referred to as the 2006 Bridge Financing, pursuant to which we sold Units for an aggregate purchase price of $300,000.  Each Unit consisted of (i) $50,000 principal amount of Senior Convertible Notes and (ii) a Bridge Warrant to purchase 21,429 shares of our common stock at a price per share of $0.70.

In June 2006, we issued promissory notes to one lender in the aggregate amount of $175,000 due April 5, 2006 and December 28, 2006, respectively.  In connection therewith, we issued to the lender Ancillary Warrants to purchase 1,000 shares of our common stock at an exercise price of $0.40 per share and Ancillary Warrants to purchase 6,000 shares of our common stock at an exercise price of $0.80 per share, all exercisable for a three-year term.

Effective March 30, 2007, in connection with our acquisition of Nutritional Specialties, Inc. for a purchase price of approximately $11,100,000, we agreed to pay $7,600,000 in cash, 1,100,000 shares of our common stock valued at $1.00 per share, an aggregate of $1,300,000 in promissory notes, consisting of 8% Convertible Notes in the aggregate amount of $700,000, and 8% Convertible Notes in the aggregate amount of $600,000, assumption of indebtedness of approximately $1,100,000, and five-year warrants to purchase an aggregate of 35,000 shares of our common stock at an exercise price of $1.00 per share.  In connection with this acquisition, we raised an aggregate of $10,215,000, including (i) $5,215,000 in the March 2007 Private Placement, pursuant to which we sold an aggregate of 104.3 Units, each consisting of an aggregate of 521,500 Series I Preferred shares and warrants to purchase an aggregate of 1,303,750 shares of common stock, (ii) the issuance of 10% Notes in an aggregate principal amount of $1,000,000, (iii) the issuance of a 12% bridge note in the principal amount of $2,000,000, which has been repaid, and (iv) a bank financing in an aggregate principal amount of $2,000,000.  The purchasers of the 10% Notes were issued   10% Note Warrants to purchase an aggregate of 500,000 shares of our common stock, and the purchaser of the 12% Bridge Note was issued the 12% Bridge Note Warrants to purchase 200,000 shares of our common stock.  Up until the termination of the March 2007 Private Placement on July 16, 2007, we sold an additional 3.7 Units for an aggregate purchase price of $185,000.

As compensation for placement agent services provided in connection with the March 2007 Private Placement, effective March 30, 2007, we issued to Northeast Securities, Inc., warrants to purchase 930,938 shares of our common stock.  Effective July 3, 2007, we issued additional placement agent warrants to purchase 14,063 shares of our common stock.

Effective March 30, 2007, we granted to Thomas Pinkowski, our Vice President and President of our wholly-owned subsidiary, Nutritional Specialties, Inc., an option to purchase 250,000 shares of common stock at an exercise price of $1.80 per share vesting in equal annual installments over five years and exercisable for a five year period after each vesting date.

Effective May 15, 2007, our Class F Preferred Stock was exchanged for 1,171,000 shares of our common stock, our Series G Preferred Stock was converted into 250,000 shares of our common stock and 16,322 shares of our Series H Preferred Stock were converted into 816,105 shares of our common stock.

Effective July 11, 2007, we granted Neil Reithinger, our Chief Executive Officer, and option to purchase 500,000 shares of common stock at an exercise price of $1.00 per share, exercisable for a ten-year term.

Effective July 28, 2007, we granted Neil B. Russell, a director, an option to purchase 12,500 shares of common stock at an exercise price of $1.00 per share, exercisable for a ten-year term.

On February 1, 2008, we borrowed $150,000 from Ira Gaines, evidenced by a promissory note due February 1, 2009, with interest at 20% per year. In exchange, we issued warrants to Mr. Gaines to purchase 25,000 shares of common stock at an exercise price of $0.80 per share which expire February 1, 2011.

On February 4, 2008, we granted O. Lee Tawes, a director, warrants to purchase 50,000 shares of our common stock at an exercise price of $0.80, exercisable for a five-year term, as consideration for the extension of a payment date on a note payable by us.

On February 19, 2008, we granted O. Lee Tawes warrants to purchase 50,000 shares of our common stock at an exercise price of $0.79, exercisable for a five-year term, as consideration for the extension of a payment date on a note payable by us.

On February 19, 2008, we granted John Talty warrants to purchase 50,000 shares of our common stock at an exercise price of $0.79, exercisable for a five-year term, as consideration for the extension of a payment date on a note payable by us.

On April 4, 2008, we commenced a private placement of Units, referred to as the April 2008 Bridge Financing. Each Unit consisted of (i) $50,000 principal amount of 12% Subordinated Notes and (ii) Warrants to purchase 31,250 shares of our common stock at an exercise price of $0.80 per share which expire April 4, 2013.  The 12% Subordinated Notes mature on the earlier of (i) 12 months after initial issuance, (ii) upon the consummation by us of a debt or equity financing in which we receive at least $3,000,000 in gross proceeds, referred to as a Qualified Placement, or other change of control. The principal amount and accrued interest on the 12% Subordinated Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.  We paid Northeast Securities, Inc., the placement agent for the sales of Units in the April 2008 Bridge Financing, a fee of 7% of the gross proceeds received by us.  We sold a total of 16.6 Units for gross proceeds of $830,000

On July 14, 2008, O. Lee Tawes provided us with additional financing in the form of a promissory note in the amount of $200,000 consisting of (i) a 12% Subordinated Note and (ii) warrants to purchase 312,500 shares of our common stock at a price per share of $0.80 which will expire July 14, 2013.

On September 5, 2008, we completed a private placement of Units, referred to as the September 2008 Bridge Financing.  Each Unit consisted of $100,000 principal amount of 12% Subordinated Notes and five-year warrants to purchase 117,647 shares of our common stock at an exercise price of $0.85 per share.  The 12% Subordinated Notes mature on the earlier of (i) September 4, 2009 and (ii) upon the consummation by us of a debt or equity financing or series of debt or equity financings in which we receive at least $4,000,000 in gross proceeds. The holders of the 12% Subordinated Notes may, at their sole option, convert all or any part of the principal amount outstanding under the Note into shares of our common stock at a conversion price of $0.85 per share. The Units were sold to accredited investors in exchange for $100,000 per Unit. We sold a total of 16.35 Units for gross proceeds of $1,635,000.  As compensation for its services as placement agent, we paid Northeast Securities, Inc. $150,798 in cash and issued warrants to purchase 153,884 shares of our common stock with the same terms as those issued in the September 2008 Bridge Financing.

Effective September 9, 2008, in connection with our acquisition of Skae Beverage International, LLC, we agreed to pay the purchase price of $3,800,000 in a series of 8% Subordinated Promissory Notes in the aggregate principal amount of $1,000,000 to various creditors of Skae Beverage International, including Mr. Eric Skae, referred to as the “Skae Family and Friends Notes,” as well as a payment to Skae Beverage International, LLC, of $2,800,000 payable in a combination of cash and securities comprised of:

•

$400,000 in cash;

•

An 8% Convertible Subordinated Promissory Note with a principal amount of $1,000,000, referred to as the “$1,000,000 Note;”

•

An 8% Convertible Subordinated Promissory Note with a principal amount of $100,000, referred to as the “$100,000 Note;” and

•

1,444,444 shares of our restricted common stock valued at $1,300,000.

The Skae Family and Friends Notes accrue interest at a rate of 8% per year and upon an event of default, the holder may convert all or any portion of the Skae Family and Friends Note into shares of our restricted common stock at an initial conversion price of the greater of (i) 60% of the average of the last reported closing price of a share of our common stock for the 20 business days immediately preceding such day of determination, and (ii) $0.85, subject to adjustment.  The $1,000,000 Note is convertible into shares of our restricted common stock at any time after the date granted, while the $100,000 Note is convertible into shares of our restricted common stock at any time from and after September 8, 2009.   Both the $1,000,000 and $100,000 Notes are convertible at $1.50 per share.

On October 23, 2008, Eric Skae, our Vice President and director, provided financing to us in the amount of $200,000 in exchange for (i) a 12% Subordinated Note and (ii) warrants to purchase 150,000 shares of our common stock exercisable at $0.85 per share with an expiration date of July 14, 2013.  On December 19, 2008, in exchange for the same original investment, we granted Mr. Skae an additional warrant in to purchase 145,000 shares of our common stock with the same terms as the warrant issued on October 23, 2008.

On November 4, 2008, we granted R. Scott Ricketts, a director, a warrant to purchase 28,736 shares of our restricted common stock at an exercise price of $0.87 per share, exercisable for a five-year term.  On December 22, 2008, we issued Mr. Ricketts 10,000 shares of Series J Preferred Stock which are convertible into a total of 114,943 shares of our common stock at a conversion price of $0.87.  The warrant and the Series J Preferred shares were granted in exchange for $100,000.

With respect to the issuances of our securities described above, we relied on either the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering or the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D.  No advertising or general solicitation was employed in offering the securities.  The securities were issued to accredited investors, or through a purchaser representative who had such knowledge and experience in financial and business matters as to be capable of evaluating the risks of the investment, and received information regarding our Company and the acquisition transaction.  The securities were offered for investment purposes only and not for the purpose of resale or distribution and the transfer thereof was appropriately restricted by affixing a restrictive legend on all stock certificates stating that the shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption there from.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this Registration Statement:

3.1

Articles of Incorporation, as amended (included as Exhibit 3.1 to the Form 10-KSB filed March 6, 1997, and incorporated herein by reference).

3.2

By-Laws, dated February 14, 1988 (included as Exhibit 3 to the Form S-1 filed January 27, 1987, and incorporated herein by reference).

3.3

Amendment to Articles of Incorporation, dated December 6, 2007 and effective on December 18, 2007 (included as Exhibit 3.1 to the Form 8-K filed December 26, 2007, and incorporated herein by reference).

4.1

Specimen Common Stock Certificate, dated July 9, 1993 (included as Exhibit 1 to the Form 8-A filed July 2, 1993, and incorporated herein by reference).

4.2

Certificates of Designation for Class A, Class B and Class C Preferred Shares (included as Exhibit 4.3 to the Form 10-QSB filed August 11, 1997, and incorporated herein by reference).

4.3

Certificate of Designation for Class D Redeemable Convertible Preferred Stock (included as Exhibit 4.4 to the Form 10-QSB dated May 17, 1999, and incorporated herein by reference).

4.4

Certificate of Designation of Preferences and Rights of Series G Preferred Stock, dated September 20, 2005 (included as Exhibit 4.1 to the Form 8-K filed September 23, 2005, and incorporated herein by reference).

4.5

Certificate of Designation of Preferences and Rights of Series H Preferred Stock, dated December 21, 2005 (included as Exhibit 4.1 to the Form 8-K filed January 3, 2006, and incorporated herein by reference).

4.6

Certificate of Designation of Series I 8% Cumulative Convertible Preferred Stock, dated March 30, 2007 (included as Exhibit 4.X to the Form 8-K filed April 11, 2007, and incorporated herein by reference).

4.7

Form of Subscription Agreement between the Company and the investors in the 2006 Bridge Financing (included as Exhibit 4.9 to the Form SB-2 filed July 23, 2007, and incorporated herein by reference).

4.8

Form of Subscription Agreement between the Company and each prospective purchaser who is a signatory thereto subscribing for Units in the 2007 Private Placement (included as Exhibit 4.10 to the Form SB-2 filed July 23, 2007, and incorporated herein by reference).

4.9

Form of Common Stock Purchase Warrant between the Company and investors in the 2006 Bridge Financing, dated September 19, 2006 (included as Exhibit 4.2 to the Form 8-K filed September 25, 2006, and incorporated herein by reference).

4.10

Form of Common Stock Purchase Warrant between the Company and investors in the 2007 Private Placement, dated March 30, 2007 (included as Exhibit 4.iii to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.11

Common Stock Purchase Warrants between the Company and O. Lee Tawes and John Talty, dated March 30, 2007 (included as Exhibit 4.v to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.12

Common Stock Purchase Warrant between the Company and JSH Partners, dated March 30, 2007 (included as Exhibit 4.vii to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.13

Common Stock Purchase Warrants between the Company and Thomas Pinkowski, Charles Ung and M. Amirul Karim, dated March 30, 2007 (included as Exhibit 4.ix to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.14

Form of Common Stock Purchase Warrant between the Company and Northeast Securities, Inc., dated March 30, 2007 (included as Exhibit 4.23 to the Form SB-2/A filed on October 12, 2007, and incorporated herein by reference).

4.15

Common Stock Purchase Warrant between the Company and Ira. J. Gaines, dated September 28, 2006 (included as Exhibit 4.25 to the Form SB-2/A filed on October 12, 2007, and incorporated herein by reference).

4.16

Letter Agreement by and between the Company and Northeast Securities, Inc., dated September 7, 2006 (included as Exhibit 4.26 to the Form SB-2/A filed on October 12, 2007, and incorporated herein by reference).

4.17

Letter Agreement by and between the Company and Northeast Securities, Inc., dated March 12, 2007 (included as Exhibit 4.27 to the Form SB-2/A filed on October 12, 2007, and incorporated herein by reference).

4.18

Letter Agreement by and between the Company and Northeast Securities, Inc., dated August 21, 2006 (included as Exhibit 4.28 to the Form SB-2/A filed on October 12, 2007, and incorporated herein by reference).

4.19

Common Stock Purchase Warrant between the Company and Ira J. Gaines, dated April 5, 2005 (included as Exhibit 4.30 to the Form SB-2/A filed October 12, 2007, and incorporated herein by reference).

4.20

Form of Subscription Agreement between the Company and the purchasers of shares of Series H Preferred Stock of Baywood International, Inc. (included as Exhibit 4.31 to the Form SB-2/A filed October 12, 2007, and incorporated herein by reference).

4.21

Form of Subscription Agreement between the Company and the purchasers of shares of common stock of Baywood International, Inc. (included as Exhibit 4.32 to the Form SB-2/A filed October 12, 2007, and incorporated herein by reference).

4.22

Common Stock Purchase Warrant between the Company and O. Lee Tawes, III, dated May 18, 2004 (included as Exhibit 4.36 to the Form SB-2/A filed October 12, 2007, and incorporated herein by reference).

4.23

Common Stock Purchase Warrant between the Company and O. Lee Tawes, III, dated February 4, 2005 (included as Exhibit 4.37 to the Form SB-2/A filed October 12, 2007, and incorporated herein by reference).

4.24

Baywood International, Inc. 2008 Stock Option and Incentive Plan, dated May 14, 2008 (included as Exhibit 4.1 to the Registration Statement on Form S-8 filed September 27, 2008, and incorporated herein by reference).

4.25

Form of Common Stock Purchase Warrant, dated September 5, 2008 (included as Exhibit 10.2 to the Form 8-K filed September 11, 2008, and incorporated herein by reference).

4.26

Common Stock Purchase Warrant between the Company and O. Lee Tawes, III, dated February 4, 2008 (filed herewith).

4.27

Common Stock Purchase Warrant between the Company and O. Lee Tawes, III, dated February 19, 2008 (filed herewith).

4.28

Form of Subscription Agreement (filed herewith).

4.29

Form of Warrant (filed herewith).

4.30

Common Stock Purchase Warrant between the Company and O. Lee Tawes, dated July 14, 2008 (filed herewith).

4.31

Common Stock Purchase Warrant between the Company and Eric Skae, dated October 23, 2008 (filed herewith).

4.32

Certificate of Designation of Series J 6% Redeemable Convertible Preferred Stock, dated December 22, 2008 (included as Exhibit 4.1 to the Form 8-K filed December 23, 2008, and incorporated herein by reference).

5.1*

Legal Opinion of Amy M. Trombly, Esq.

10.1

Promissory Note between the Company and Ira J. Gaines, dated September 28, 2006 (included as Exhibit 4.24 to the Form SB-2/A filed on October 12, 2007, and incorporated herein by reference).

10.2

10% Senior Convertible Note Agreement between the Company and a certain number of accredited investors, dated September 19, 2006 (included as Exhibit 4.1 to the Form 8-K filed on September 25, 2006, and incorporated herein by reference).

10.3

Form of Registration Rights Agreement between the Company and a certain number of accredited investors, dated September 19, 2006 (included as Exhibit 4.3 to the Form 8-K filed September 25, 2006, and incorporated herein by reference).

10.4

Asset Purchase Agreement by and among the Company, Baywood Acquisition, Inc, Nutritional Specialties, Inc., d/b/a  LifeTime(R)  or  LifeTime(R) Vitamins, and certain individuals named therein, dated March 30, 2007 (included as Exhibit 2 to the Form 8-K filed April 11, 2007, and incorporated herein by reference).

10.5

10% Note Agreement between the Company and Baywood Acquisition, Inc. on one side and O. Lee Tawes, III, on the other side, dated March 30, 2007 (included as Exhibit 4.iv to the Form 8-K filed April 11, 2007, and incorporated herein by reference).

10.6

10% Note Agreement between the Company and Baywood Acquisition, Inc. on one side and John Talty on the other side, dated March 30, 2007 (included as Exhibit 4.iv to the Form 8-K filed April 11, 2007, and incorporated herein by reference).

10.7

12% 2007 Bridge Loan Agreement between the Company and JSH Partners and Guaranty executed by O. Lee Tawes, dated March 30, 2007 (included as Exhibit 4.vi to the Form 8-K filed April 11, 2007, and incorporated herein by reference).

10.8

12% Note between the Company, Baywood Acquisition, Inc. and JSH Partners, dated March 30, 2007 (included as Exhibit 4.vi to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

10.9

8% Convertible Subordinated Promissory Notes of the Company and Baywood Acquisition, Inc. issued to Thomas Pinkowski, Charles Ung and M. Amirul Karim, dated March 30, 2007 (included as Exhibit 4.viii to the Form 8-K filed April 11, 2007, and incorporated herein by reference).

10.10

8% Subordinated Promissory Notes of the Company and Baywood Acquisition, Inc. issued to Thomas Pinkowski, Charles Ung and M. Amirul Karim, dated March 30, 2007 (included as Exhibit 4.ix to the Form 8-K filed April 11, 2007, and incorporated herein by reference).

10.11

Business Loan Agreement between the Company and Baywood Acquisition, Inc., as Borrowers, and Vineyard Bank N.A., dated March 30, 2007 (included as Exhibit 4.xi to the Form 8-K filed April 11, 2007, and incorporated herein by reference).

10.12

Promissory Note issued by the Company and Baywood Acquisition, Inc. to Vineyard Bank N.A., dated March 30, 2007 (included as Exhibit 4.xii to the Form 8-K filed April 11, 2007, and incorporated herein by reference).

10.13

Promissory Note issued by the Company and Baywood Acquisition, Inc. to Vineyard Bank N.A., dated March 30, 2007 (included as Exhibit 4.xiii to the Form 8-K filed April 11, 2007, and incorporated herein by reference).

10.14

Employment Agreement between the Company and Thomas Pinkowski, dated March 30, 2007 (included as Exhibit 10.4 to the Registration Statement on Form SB-2/A filed on July 23, 2007, and incorporated herein by reference).

10.15

Manufacturing Agreement between the Company and NHK Laboratories, Inc., dated March 30, 2007 (included as Exhibit 10.5 to the Registration Statement on Form SB-2/A filed on July 23, 2007, and incorporated herein by reference).

10.16

Manufacturing Agreement between the Company and Ultimate Formulations, Inc. d/b/a Best Formulations, dated March 30, 2007 (included as Exhibit 10.6 to the Registration Statement on Form SB-2/A filed on July 23, 2007, and incorporated herein by reference).

10.17

Registration Rights Agreement among Baywood International, Inc., O. Lee Tawes, John Talty, JSH Partners and Northeast Securities, Inc., as Attorney-in-Fact for the investors set forth therein, dated March 30, 2007 (included as Exhibit 10.7 to the Registration Statement on Form SB-2/A filed on July 23, 2007, and incorporated herein by reference).

10.18

Voting Agreement between Baywood International, Inc. and the individuals listed as stockholders therein, dated March 30, 2007 (included as Exhibit 10.8 to the Registration Statement on Form SB-2/A filed on July 23, 2007, and incorporated herein by reference).

10.19

Employment Agreement between Baywood the Company and Neil Reithinger, dated July 11, 2007 (included as Exhibit 10.1 to the Form 8-K filed on July 16, 2007, and incorporated herein by reference).

10.20

Business Loan Agreement between the Company and Nutritional Specialties, Inc., as borrowers, and Vineyard Bank, N.A., dated July 9, 2007 (included as Exhibit 10.11 to the Form SB-2/A filed October 12, 2007, and incorporated herein by reference).

10.21

Promissory Note between the Company and Nutritional Specialties, Inc., dated July 9, 2007, and issued to Vineyard Bank, N.A. (included as Exhibit 4.35 to the Form SB-2/A filed October 12, 2007, and incorporated herein by reference).

10.22

Operating Agreement between the Members and Layfield Energy, LLC, dated December 19, 2007 (included as Exhibit 10.1 to the Form 8-K filed January 4, 2008, and incorporated herein by reference).

10.23

Real Estate Lease between Baywood International Inc. and Glenn Reithinger, dated October 1, 2008 (included as Exhibit 10.23 to the Form 10-Q filed August 19, 2008, and incorporated herein by reference).

10.24

Form of 12% Subordinated Note, dated September 5, 2008 (included as Exhibit 10.1 to the Form 8-K filed September 11, 2008, and incorporated herein by reference).

10.25

Form of Side Letter Agreement between the Company and the investors signatory thereto, dated September 5, 2008 (included as Exhibit 10.3 to the Form 8-K filed September 11, 2008, and incorporated herein by reference).

10.26

Form of Guaranty made by O. Lee Tawes, III, dated September 5, 2008 (included as Exhibit 10.4 to the Form 8-K filed September 11, 2008, and incorporated herein by reference).

10.27

Form of Put between O. Lee Tawes, III, and the investors signatory thereto, dated September 5, 2008 (included as Exhibit 10.5 to the Form 8-K filed September 11, 2008, and incorporated herein by reference).

10.28

Asset Purchase Agreement by and among the Company, Baywood New Leaf Acquisition, Inc., Skae Beverage International, LLC, and Eric Skae, dated September 9, 2008 (included as Exhibit 10.1 to the Form 8-K filed September 15, 2008, and incorporated herein by reference).

10.29

Intellectual Property Assignment by and among the Company and Baywood New Leaf Acquisition, Inc. on the one hand, and Skae Beverage International, LLC, and Eric Skae on the other hand, dated September 9, 2008 (included as Exhibit 10.2 to the Form 8-K filed September 15, 2008, and incorporated herein by reference).

10.30

Bill of Sale and Assignment from Skae Beverage International, LLC, to the Company, Baywood New Leaf Acquisition, Inc. and Eric Skae, dated September 9, 2008 (included as Exhibit 10.3 to the Form 8-K filed September 15, 2008, and incorporated herein by reference).

10.31

Assumption Agreement by and among the Company, Baywood New Leaf Acquisition, Inc., Skae Beverage International, LLC, and Eric Skae, dated September 9, 2008 (included as Exhibit 10.4 to the Form 8-K filed September 15, 2008, and incorporated herein by reference).

10.32

Form of Release and Cancellation, dated September 9, 2008 (included as Exhibit 10.5 to the Form 8-K filed September 15, 2008, and incorporated herein by reference).

10.33

Release and Cancellation by Eric Skae in favor of the Released Parties, dated September 9, 2008 (included as Exhibit 10.6 to the Form 8-K filed September 15, 2008, and incorporated herein by reference).

10.34

Form of 8% Subordinated Promissory Note, issued by the Company to the creditors signatory thereto, dated September 9, 2008 (included as Exhibit 10.7 to the Form 8-K filed September 15, 2008, and incorporated herein by reference).

10.35

8% Convertible Subordinated Promissory Note for $1,000,000, issued by the Company to Skae Beverage International, LLC, dated September 9, 2008 (included as Exhibit 10.8 to the Form 8-K filed September 15, 2008, and incorporated herein by reference).

10.36

8% Convertible Subordinated Promissory Note for $100,000, issued by the Company to Skae Beverage International, LLC, dated September 9, 2008 (included as Exhibit 10.9 to the Form 8-K filed September 15, 2008, and incorporated herein by reference).

10.37

Employment Agreement between the Company and Eric Skae, dated September 9, 2008 (included as Exhibit 10.10 to the Form 8-K filed September 15, 2008, and incorporated herein by reference).

10.38

Form of 12% Subordinated Promissory Note (filed herewith).

10.39

12% Subordinated Note issued by the Company to O. Lee Tawes, III, dated July 14, 2008 (filed herewith).

10.40

12% Subordinated Note issued by the Company to Eric Skae, dated October 23, 2008 (filed herewith).

21.1

Subsidiaries of the Registrant (filed herewith).

23.1

Consent of Malone & Bailey, PC (filed herewith).

23.2*

Consent of Amy M. Trombly (incorporated in Exhibit 5.1).

* To be filed by amendment.

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of this registration as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a) (1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in this prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however; that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 31, 2008.

BAYWOOD INTERNATIONAL, INC.

By:	/s/ Neil Reithinger
Neil Reithinger
Chairman of the Board, Chief Executive Officer, Acting Chief Financial Officer,
and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Neil Reithinger	/s/ Eric Skae
Neil Reithinger	Eric Skae
Chief Executive Officer,	Vice President and Director
Chairman of the Board of Directors, Acting Chief Financial Officer, and
Principal Accounting Officer

Date: December 31, 2008	Date: December 31, 2008

/s/ O. Lee Tawes, III	/s/ David Tsiang
O. Lee Tawes, III	David Tsiang
Director	Director
Date: December 31, 2008	Date: December 31, 2008

/s/ Neil Russell	/s/ Scott Ricketts
Neil Russell	Scott Ricketts
Director	Director
Date: December 31, 2008	Date: December 31, 2008